   As filed with the Securities and Exchange Commission on December 19, 2000
                                                  Registration No. 333-49234
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                         CITIZENS FIRST BANCORP, INC.

                          CITIZENS FIRST SAVINGS BANK
                                  401(k) Plan
            (Exact name of registrant as specified in its charter)

           DELAWARE                               6036                             Being applied for
(State or Other Jurisdiction of      (Primary Standard Industrial          (IRS Employer Identification No.)
Incorporation or Organization)        Classification Code Number)

                               525 Water Street
                          Port Huron, Michigan  48060
                                (810) 987-8300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             Larry J. Moeller, Sr.
          President, Chief Executive Office and Chairman of the Board
                          Citizens First Savings Bank
                               525 Water Street
                          Port Huron, Michigan 48060
                                (810) 987-8300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                       Lawrence M. F. Spaccasi, Esquire
                             John R. Hall, Esquire
                         Muldoon Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /   /
                                                         ----

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ---

    ===========================================================================================================================
                                                  Calculation of Registration Fee
    ---------------------------------------------------------------------------------------------------------------------------
                                                                Proposed Maximum       Proposed Maximum        Amount of
            Title of each Class of            Amount to          Offering Price       Aggregate Offering      Registration
         Securities to be Registered        be Registered           Per Unit              Price (2)                Fee
    ---------------------------------------------------------------------------------------------------------------------------
                 Common Stock                 9,526,761
                $.01 par value                Shares(1)              $10.00               $95,267,610           $25,151(3)
    ---------------------------------------------------------------------------------------------------------------------------
                Participation                    (4)                ________              $ 1,648,607               (5)
                Interests
    ===========================================================================================================================

(1) Includes shares of common stock to be issued to Citizens First Foundation, a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) A registration fee of $21,871 was previously paid upon the initial filing of the Form S-1 on November 3, 2000. An additional fee of $3,280 was paid upon the filing of the Pre-Effective Amendment No.1 to the Form S-1.
(4) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(5) The securities of Citizens First Bancorp, Inc. to be purchased by Citizens First Savings Bank 401(k) Plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                  INTERESTS IN

                         THE CITIZENS FIRST SAVINGS BANK
                                   401(K) PLAN
                                       AND
                          OFFERING OF 164,860 SHARES OF
                          CITIZENS FIRST BANCORP, INC.
                          COMMON STOCK ($.01 PAR VALUE)

     This prospectus supplement relates to the offer and sale to participants in the Citizens First Savings Bank 401(k) Plan of participation interests and shares of common stock of Citizens First Bancorp, Inc.

     The Board of Directors of Citizens First has adopted a plan that will convert the structure of Citizens First from a mutual savings bank to a stock savings bank. As part of the conversion, Citizens First Bancorp has been established to acquire all of the stock of Citizens First and simultaneously offer Citizens First Bancorp common stock to the public under certain purchase priorities in the plan of conversion. 401(k) Plan participants are now permitted to direct the trustee of the 401(k) Plan to use their current account balances to subscribe for and purchase shares of Citizens First Bancorp common stock through the Citizens First Bancorp Stock Fund. Based upon the value of the 401(k) Plan assets at September 30, 2000, the trustee of the 401(k) Plan could purchase up to 164,860 shares of Citizens First Bancorp common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in Citizens First Bancorp common stock.

     The prospectus dated ____________, 20__ of Citizens First Bancorp, which we have attached to this prospectus supplement, includes detailed information regarding the conversion of Citizens First, Citizens First Bancorp common stock and the financial condition, results of operations and business of Citizens First. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     Please refer to "Risk Factors" beginning on page ____ of the attached prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

     These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by Citizens First Bancorp of interests or shares of common stock under the 401(k) Plan to employees of Citizens First. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Citizens First Bancorp, Citizens First and the 401(k) Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Citizens First or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

          The date of this prospectus supplement is ________, 2001.

                               TABLE OF CONTENTS

THE OFFERING .................................................................................... 1
   Securities Offered ........................................................................... 1
   Value of Participation Interests ............................................................. 1
   Election to Purchase Citizens First Bancorp Common Stock in the Conversion of Citizens First.. 1
   Maximum and Minimum Purchases ................................................................ 1
   Purchase Priorities .......................................................................... 1
   Purchase Price of Citizens First Bancorp Common Stock ........................................ 2
   Method of Directing Transfer ................................................................. 2
   Time for Directing Transfer .................................................................. 2
   Irrevocability of Transfer Direction in Connection with the Conversion ....................... 2
   Nature of a Participant's Interest in Citizens First Bancorp Common Stock .................... 2
   Voting Rights of Citizens First Bancorp Common Stock ......................................... 2
   Tender Rights of Citizens First Bancorp Common Stock ......................................... 2

DESCRIPTION OF THE 401(k) Plan .................................................................. 3
   Introduction ................................................................................. 3
   Eligibility and Participation ................................................................ 3
   Contributions Under the 401(k) Plan .......................................................... 3
   Limitations on Contributions ................................................................. 3
   Investment of Contributions .................................................................. 4
   Benefits Under the 401(k) Plan ............................................................... 5
   Withdrawals and Distributions From the 401(k) Plan ........................................... 5
   Administration of the 401(k) Plan ............................................................ 6
   Reports to 401(k) Plan Participants .......................................................... 6
   Plan Administrator ........................................................................... 6
   Amendment and Termination .................................................................... 6
   Merger, Consolidation or Transfer ............................................................ 6
   Federal Income Tax Consequences .............................................................. 7
   Restrictions on Resale ....................................................................... 8
   SEC Reporting and Short-Swing Profit Liability ............................................... 8

LEGAL OPINION ................................................................................... 9

CHANGE OF INVESTMENT ALLOCATION FORM


                                  THE OFFERING

Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 164,860 shares of Citizens First Bancorp common stock for the Citizens First Bancorp Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Citizens First. Your investment in the Citizens First Bancorp Stock Fund in connection with the conversion of Citizens First is also governed by the purchase priorities contained in the plan of conversion of Citizens First.

     This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the conversion of Citizens First and the financial condition, results of operations and business of Citizens First. The address of the principal executive office of Citizens First is 525 Water Street, Port Huron, Michigan 48060. The telephone number of Citizens First is (810) 966-8710.

Value of Participation Interests

     As of September 30, 2000, the market value of the assets of the 401(k) Plan equaled approximately $1,648,607 The plan administrator has informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of September 30, 2000. The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Election to Purchase Citizens First Bancorp Common Stock in the Conversion of Citizens First

     In connection with the conversion of Citizens First, the 401(k) Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the 401(k) Plan to the Citizens First Bancorp Stock Fund. The trustee of the 401(k) Plan will subscribe for Citizens First Bancorp common stock offered for sale in connection with the conversion of Citizens First, in accordance with each participant's direction.

Minimum and Maximum Purchases

     The minimum purchase of Citizens First Bancorp common stock in the subscription offering is $250. The maximum purchase is $250,000.

Purchase Priorities

     All plan participants are eligible to direct a transfer of funds to the Citizens First Bancorp Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of Citizens First. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the conversion of Citizens First. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on July 31, 1999. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on December 31, 2000. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of Citizens First Bancorp common stock in the subscription offering and you may use funds in the 401(k) plan account to pay for the shares of Citizens First Bancorp common stock which you are eligible to purchase.

     If Citizens First Bancorp receives subscriptions for more shares than are to be sold in the offering, shares will be allocated to subscribers in the order of the priorities established in Citizens First's plan of conversion under a formula outlined within the plan of conversion. In that case, as a result of the allocation, the trustee for the 401(k) Plan may not be able to purchase all of the common stock you requested in the conversion. The trustee would purchase in the conversion as many shares as it is able and would pro-rate those shares to each participant's account based on the purchase priorities contained in the plan of conversion of Citizens First and outlined above. The trustee would then purchase shares of common stock in the open market after the conversion to complete your initial purchase request.

Purchase Price of Citizens First Bancorp Common Stock


     If the trustee is able to purchase shares of Citizens First Bancorp common stock on your behalf in the conversion, the trustee will pay $10.00 per share. This is the same price that all other persons who purchase shares of Citizens First Bancorp common stock in the conversion will pay. If the trustee must purchase shares on your behalf in the open market in order to complete your initial purchase request, those purchases will be made at prevailing market prices, which may be higher or lower than $10.00 per share. If the market price is higher than $10.00 per share, fewer shares of Citizens First Bancorp common stock will be allocated to your 401(k) Plan account. Similarly, if the market price is less than $10.00 per share, more shares may be allocated to your 401(k) Plan account.

Method of Directing Transfer


     The last two pages of this prospectus supplement are a form for you to direct a transfer to the Citizens First Bancorp Stock Fund. If you wish to transfer all, or part, of your funds in multiples of at least 1%, of your beneficial interest in the assets of the 401(k) Plan to the Citizens First Bancorp Stock Fund, you should complete the Change of Investment Allocation Form. If you do not wish to make an election at this time, you do not need to take any action.

Time for Directing Transfer


     The deadline for submitting a Change in Investment Allocation Form to Citizens First is ______, 2001. You should return the Change of Investment Allocation Form to ____ in the Human Resources Department of Citizens First by 4:00 p.m. on _______, 2001.

Irrevocability of Transfer Direction in Connection with the Conversion


     You may not change your direction to transfer amounts credited to your account in the 401(k) Plan to the Citizens First Bancorp Stock Fund in connection with the conversion.

Nature of a Participant's Interest in Citizens First Bancorp Common Stock


     The trustee will hold Citizens First Bancorp common stock in the name of the 401(k) Plan. The trustee will allocate the shares of Citizens First Bancorp common stock acquired at your direction to your account under the 401(k) Plan. Your interest in the fund will be reported on your account statement in units and valued daily. In addition, your account will also be credited with a portion of any cash held in the Citizens First Bancorp Stock Fund. Therefore, earnings on your account will not be affected by the investment designations of other participants in the 401(k) Plan.

Voting Rights of Citizens First Bancorp Common Stock


     The 401(k) Plan provides that you may direct the trustee as to how the trustee should vote any shares of Citizens First Bancorp common stock held by the Citizens First Bancorp Stock Fund Trust and credited to your account. If the trustee does not receive your voting instructions, Citizens First can direct the trustee to vote your shares in the same manner as the shares of common stock for which instructions were given. All voting instructions will be kept confidential.

Tender Rights of Citizens First Bancorp Common Stock


     If there is a tender offer for Citizens First Bancorp common stock, the 401(k) Plan provides that you may direct the trustee as to whether the trustee should tender any shares of Citizens First Bancorp common stock held by the Citizens First Bancorp Stock Fund Trust and credited to your account. If the trustee does not receive tender instructions from a participant, the trustee will tender a percentage of your shares equal to the percentage of shares of Citizens First Bancorp common stock held in the Citizens First Bancorp Stock Fund for which favorable tender instructions were received. The remaining shares of Citizens First Bancorp common stock held in the Citizens First Bancorp Stock Fund will not be tendered. All tender instructions will be kept confidential.

                         DESCRIPTION OF THE 401(k) Plan

Introduction

     Effective January 1, 2000, Citizens First Savings Bank adopted the Citizens First Savings Bank 401(k) Plan. Citizens First intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 ("ERISA"). Citizens First may change the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Citizens First may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Because the 401(k) Plan is governed by ERISA, you have various rights and protections under federal law as a plan participant.

     Reference to Full Text of Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the 401(k) Plan. Citizens First qualifies this overview in its entirety by reference to the full text of the 401(k) Plan. You may obtain copies of the full 401(k) Plan document by sending a request to _______ at Citizens First. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the plan.

Eligibility and Participation

     If you have completed one (1) year of service with Citizens First and attained age 18 you are eligible to participate in the 401(k) Plan as of the first day of the month coinciding with, or following, the date you meet these requirements.

     As of ______, 2000, _____ of the _____ eligible employees of Citizens First elected to participate in the 401(k) Plan.

Contributions Under the 401(k) Plan

     401(k) Plan Participant Contributions. The 401(k) Plan permits each participant to defer receipt of amounts ranging from 1% to 15% of the annual base compensation that Citizens First would otherwise pay. Participants may modify the amount contributed to the plan on a quarterly basis and may cease deferrals at anytime, provided the Plan is informed in writing at least (30) days before the beginning of the Plan year.

     Citizens First Contributions. Citizens First currently makes matching contributions to the 401(k) Plan equal to 50% of a participant's contributions, up to a maximum of 4% of a participant's annual base compensation.

Limitations on Contributions

     Limitation on Employee Salary Deferral. Although the terms of the 401(k) Plan permit you to defer as much as 15% of your annual compensation, the IRS limits your contributions to the 401(k) Plan, along with any similar plans, to a combined total of $10,500 for the year 2000. Contributions of more than $10,500 are known as excess deferrals. If you make excess deferrals, you must pay federal income tax on the excess amount in the year that you make the excess deferral. You must also pay federal income tax on your excess deferrals in the year that you receive them as distributions from the 401(k) Plan, unless you receive the deferrals, and any additional income earned, before the April 15th following the close of the tax year. If you receive income on excess deferrals before that date, however, you must pay income tax in the year that you receive it.

     Limitations on Annual Additions and Benefits. The Internal Revenue Code requires the 401(k) Plan to limit the total amount of contributions and forfeitures (annual additions) allocated to your account during any year to the lesser of 25% of your compensation for that year, or $30,000. The 401(k) Plan will also limit annual additions to the extent necessary to prevent these IRS limitations for all of the qualified defined contribution plans maintained by Citizens First from being exceeded.

     Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees, in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. A highly compensated employee includes any employee who (1) was a 5% owner of Citizens First Bancorp at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $80,000 and, if Citizens First Bancorp so elects, was in the top 20% of employees by compensation for the preceding year. The dollar amounts in the foregoing sentence are for 2000, but may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

     Top-Heavy Plan Requirements. The 401(k) Plan is subject to certain top-heavy plan requirements. A plan is top-heavy plan if, on the last day of the previous calendar year, the aggregate balance of the accounts of participants considered key employees is more than 60% of the balance of all participants in the plan. Key employees, as defined by the Internal Revenue Service for the 2000 calendar year, include any employee who, at any time during the calendar year, or any of the past 4 calendar years, is:

     (1) an officer of Citizens First whose annual compensation is more than $60,000, who is in an administrative or policy-making capacity,

     (2) one of the 10 employees whose annual compensation in more than $30,000 and who owns, directly or indirectly, the largest interests in Citizens First Bancorp,

     (3) a person who owns, directly or indirectly, more than 5% of the stock of Citizens First Bancorp, or who possesses more than 5% of the total combined voting power of all stock of Citizens First Bancorp; or

     (4) a person who owns directly or indirectly, combined voting power of more than 1% of the total stock of Citizens First Bancorp, and whose annual compensation in more than $150,000.

     If the 401(K) Plan is a top-heavy plan, as defined above, Citizens First may be required to make certain minimum contributions to the 401(k) Plan on behalf of those individuals who are not considered key employees. If the 401(k) Plan is top-heavy, certain additional restrictions would apply with respect to the combination of contributions to the 401(k) Plan and projected annual benefits under any defined benefit plan maintained by Citizens First.

Investment of Contributions

     All amounts credited to participants' accounts under the 401(k) Plan are held in trust. A trustee appointed by the Board of Directors of Citizens First administers the trust.

     Before the Conversion, the 401(k) Plan offered the following investment choices with an annual percentage return for the past three (3) years as noted below.

          Investment Fund               2000         1999        1998
                                       ------       ------      ------

                                         %            %            %

                                         %            %            %
                                         %            %            %


     The 401(k) Plan now provides the Citizens First Bancorp Stock Fund as an additional choice to these investment alternatives. The Citizens First Bancorp Stock Fund invests primarily in the common stock of Citizens First

Bancorp. Participants in the 401(k) Plan may direct the trustee to invest all or a portion of their 401(k) Plan account balances in the Citizens First Bancorp Stock Fund.

     The Citizens First Bancorp Stock Fund consists primarily of investments in the common stock of Citizens First Bancorp made on the effective date of the conversion of Citizens First. After the conversion, the trustee of the 401(k) Plan will, to the extent practicable, use all amounts held by it in the Citizens First Bancorp Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase additional shares of common stock of Citizens First Bancorp.


     As of the date of this prospectus supplement, none of the shares of Citizens First Bancorp common stock have been issued or are outstanding and there is no established market for the Citizens First Bancorp common stock. Accordingly, there is no record of the historical performance of the Citizens First Bancorp Stock Fund. Performance of the Citizens First Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of Citizens First Bancorp and Citizens First and market conditions for Citizens First Bancorp common stock generally.

     Investments in the Citizens First Bancorp Stock Fund involve special risks common to investments in the common stock of Citizens First Bancorp. For a discussion of the material risk factors, see "Risk Factors" beginning on page ___ of the attached prospectus.

Benefits Under the 401(k) Plan

     Vesting. A participant is always 100% vested in his or her salary reduction contributions. Employer matching contributions vest upon the completion of 3 years of service.

Withdrawals and Distributions From the 401(k) Plan

     Withdrawals Before Termination of Employment. You may receive in-service distributions from the 401(k) Plan under limited circumstances, in the form of hardship distributions and withdrawal of rollover contributions. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances. Restrictions are imposed upon your participation in the 401(k) Plan if you take a hardship withdrawal.


     Distribution Upon Disability or Retirement. Upon retirement, you may elect to receive your benefits in one of the following forms: (1) lump sum payment;
(2) purchase from an insurer of a nontransferable annuity contract; or (3) installment payments over a fixed period of time or in fixed amounts. Your distributable benefit will be equal to the value of your accounts under the 401(k) Plan.

     Distribution Upon Death. If you die before your benefits are paid from the 401(k) Plan, your benefits will be paid to your surviving spouse, or if you are single or your spouse consents, to your named beneficiary, in one or more of the forms available under the 401(k) Plan.

     Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death, and your account balance exceeds $5,000, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances do not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan will not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.

     Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Citizens First . Federal law may also impose an excise tax on withdrawals made from the 401(k) Plan before you attain 59 1/2 years of age regardless of whether the withdrawal occurs during your employment with Citizens First or after termination of employment.

Administration of the 401(k) Plan

     The trustee and the Plan Administrator are the named fiduciaries of the 401(k) Plan for purposes of the Employee Retirement Income Security Act of 1974.

     Trustee. Citizens First acts as trustee of the 401(k) Plan.

     The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the 401(k) Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust in accordance with the directions of individual participants.

Reports to 401(k) Plan Participants

     The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator


     The current plan administrator of the 401(k) Plan is Citizens First. The plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, and preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination


     Citizens First intends to continue the 401(k) Plan indefinitely. Nevertheless, Citizens First may terminate the 401(k) Plan at any time. Citizens First reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Citizens First may amend the plan, however, as it determines to be necessary or desirable, with or without retroactive effect, to comply with ERISA, as amended, or the Internal Revenue Code of 1986, as amended.

Merger, Consolidation or Transfer

     If the 401(k) Plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the 401(k) Plan or the other plan is then terminated, the 401(k) Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences


     The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the plan.

     As a "tax-qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     Citizens First will administer the 401(k) Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Citizens First receives an adverse determination letter regarding its tax-exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another tax-qualified retirement plan, and Citizens First would be denied certain deductions taken with respect to the 401(k) Plan.


     Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Citizens First. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, you have made to this plan and any other profit sharing plans maintained by Citizens First, which is included in the distribution.

     Averaging Rules. The portion of any lump sum distribution that must be included in your federal taxable income, attributable to participation after 1973 in the 401(k) Plan or in any other profit-sharing plan maintained by Citizens First, also known as the "ordinary income portion," will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five 5 years of participation in the 401(k) Plan before the taxable year in which the distribution is made, or receive a lump sum distribution on account of your death, regardless of the period of your participation in this 401(k) Plan or any other profit-sharing plan maintained by Citizens First, you may elect to have the ordinary income portion of the lump sum distribution taxed according to a special five-year averaging rule. The election of the special five-year averaging rules may apply only to one lump sum distribution you or your beneficiary receive, provided you receive the distribution on or after the date you turn 59 1/2 and you elect to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special five-year averaging rule. The special five-year averaging rule is not available for distributions made after December 31, 1999. Under a special grandfather rule, individuals who attained age 50 by 1986 may elect to have their lump sum distribution taxed under the prior law ten-year averaging rule. These individuals also may elect to have the ordinary portion of the lump sum distribution attributable to pre-1974 participation in the plan taxed at a flat 20% income rate, as gain from the sale of a capital asset.

     Citizens First Bancorp Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Citizens First Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Citizens First Bancorp common stock; that is, the excess of the value of Citizens First Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Citizens First Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Citizens First Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Citizens First Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Citizens First Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of Citizens First Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered either short-term, mid-term or long-term capital gain, depending upon the length of the holding period of Citizens First Bancorp common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account generally in accordance with the terms of the other plan or account.

     We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan under the Internal Revenue Code. The above summary is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in, and receiving distributions from, the 401(k) Plan.

Restrictions on Resale


     Any person receiving a distribution of shares of common stock under the 401(k) Plan who is an affiliate of Citizens First Bancorp, as affiliate is defined under Rules 144 and 405 under the Securities Act of 1933 (the Securities
Act), as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act, under Rule 144, or under some other exemption to the registration requirements of the Securities Act. Directors, officers and substantial shareholders of Citizens First Bancorp are generally considered affiliates. Any person who may be an affiliate may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of
Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Citizens First Bancorp common stock acquired under the 401(k) Plan, or other sales of Citizens First Bancorp common stock.

     Persons who are not deemed to be affiliates of Citizens First at the time of resale will be free to resell any shares of Citizens First Bancorp common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An affiliate of Citizens First is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Citizens First. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an affiliate of that corporation. An affiliate of Citizens First will be permitted to make public resales of the common stock only under a "reoffer" prospectus, or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of common stock which any affiliate may publicly resell under Rule 144 in any 3 month period may not exceed the greater of 1% of Citizens First Bancorp common stock then outstanding, or the average weekly trading volume reported on the Nasdaq National Market during the 4 calendar weeks before the sale. Such sales may be made only through brokers without solicitation, and only at a time when Citizens First Bancorp is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as Citizens First Bancorp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within 10 days of becoming a person required to file reports under
Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Citizens First Bancorp's fiscal year.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Citizens First Bancorp of profits realized by any officer, director or any person beneficially owning more than 10% of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any 6 month period.

     The Securities and Exchange Commission has adopted rules that exempt many transactions involving the 401(k) Plan from the Section 16(a) reporting requirements and the "short-swing" profit recovery provisions of Section 16(b). However, certain transactions may be subject to reporting and/or short-swing profit recovery. Plan participants who are subject to the Section 16 requirements should consult with counsel regarding the applicability of Section 16 to specific transactions involving the 401(k) Plan or otherwise.

                                  LEGAL OPINION


     The validity of the issuance of the common stock of Citizens First Bancorp will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon Murphy & Faucette LLP acted as special counsel for Citizens First Savings Bank in connection with its conversion from the mutual to the stock form of organization.

                     CITIZENS FIRST SAVINGS BANK 401(k) PLAN

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.  Participant Data

___________________________________________________________________________________________________
Print your full name above            (Last, first, middle initial)         Social Security Number

___________________________________________________________________________________________________
Street Address                                 City                         State             Zip

2.  Instructions

Citizens First is giving participants a special opportunity to invest their 401(k) Plan account balances in a new investment fund - the Citizens First Bancorp Stock Fund - which is comprised primarily of common stock issued by Citizens First Bancorp in connection with the conversion of Citizens First from the mutual to the stock form of ownership. The percentage of a participant's account transferred at the direction of the participant into the Citizens First Bancorp Stock Fund will be used to purchase shares of common stock during the Subscription and Community Offering. Please review the prospectus and the prospectus supplement before making any decision.

If there is not enough common stock in the conversion to fill all subscriptions, the common stock will be apportioned according to the priority rules of the plan of conversion as described in the attached prospectus under the heading "The Conversion--The Subscription, Direct Community and Syndicated Community Offerings" and the trustee for the Plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market on your behalf, after the conversion, to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

Investing in common stock entails some risks, and we encourage you to discuss this investment decision with your investment advisor. The 401(k) Plan trustee and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of the material risks that should be considered by each participant as to an investment in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to common stock, as discussed in the prospectus and prospectus supplement.

3.  Investment Directions (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your 401(k) Plan accounts to the Citizens First Bancorp Stock Fund, you should complete and file this form with __________ at Citizens First, no later than _______, 2001 at 4:00 p.m. If you need any assistance in completing this form, please contact _______. If you do not complete and return this form to _________ by 4:00 p.m., the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan, if no investment direction had been provided.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the Citizens First Bancorp Stock Fund as follows:

                  Fund                          Percentage to be transferred
                  ----                          ----------------------------

                                                           -----%
                                                           -----%
                                                           -----%
                                                           -----%
                                                           -----%


Note: The total amount transferred may not exceed the total value of your accounts.

4. Investment Directions (Applicable to Future Contributions After ______, 2001 Only)

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Citizens First, including those contributions and/or repayments received by the Citizens First 401(k) Plan during the same reporting period as this form, be invested in the following whole percentages.

                  Fund                            Percentage
                  ----                            ----------

                                                     -----%
                                                     -----%
                                                     -----%

                                                       100%
                                                     =====
5.  Participant Signature and Acknowledgment - Required

By signing this change of investment allocation form, I authorize and direct the Plan Administrator and trustee to carry out my instructions. I acknowledge that I have been provided with a copy of the prospectus and the prospectus supplement relating to the issuance of common stock. I am aware of the risks involved in the investment in common stock, and understand that the trustee and Plan Administrator are not responsible for my choice of investment. By signing this acknowledgment, I understand that I am not waiving any of my rights under the Federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

PARTICIPANT'S SIGNATURE


____________________________________               ____________________
Signature of Participant                                  Date


_____________ is hereby authorized to make the above listed change(s) to this participant's record.


____________________________________               ____________________
Signature of Citizens First                              Date
Authorized Representative

Minimum Stock Purchase is $250
Maximum Stock Purchase is $250,000

                 PLEASE COMPLETE AND RETURN TO ____________ AT
             CITIZENS FIRST BY 4:00 P.M. ON_______________, 2001.

PROSPECTUS                            [LOGO]

                         Citizens First Bancorp, Inc.
          (Proposed Holding Company for Citizens First Savings Bank)
                       7,670,500 Shares of Common Stock

Citizens First Savings Bank is converting from the mutual form to the stock form of organization. As part of the conversion, Citizens First Bancorp, Inc. is offering its shares of common stock to depositors and borrowers of Citizens First and, if necessary to complete the offering, to the general public. After the conversion, Citizens First Bancorp will own Citizens First.

                             Price Per Share: $10
                      Minimum Purchase: 25 shares ($250)
       Expected Trading Market and Symbol: Nasdaq National Market "CTZN"

                                          Minimum         Maximum
                                          -------         -------
Number of shares:                       5,669,500       7,670,500
Gross offering proceeds:              $56,695,000     $76,705,000
Estimated underwriting commissions
  and other offering expenses:        $ 2,246,000     $ 2,518,000
Estimated net proceeds:               $54,449,000     $74,187,000
Estimated net proceeds per share:     $      9.60     $      9.67

With regulatory approval, we may increase the maximum number of shares by up to 15%, to 8,821,075 shares, without any further notice.

Trident Securities, a Division of McDonald Investments Inc., will use its best efforts to assist us in selling at least the minimum number of shares, but does not guarantee that this number will be sold. Trident Securities is not obligated to purchase any shares of common stock in the offering. Trident Securities intends to make a market in the common stock.

The offering to depositors of Citizens First will end at 12:00 Noon, Eastern time, on ________, 2001. An offering to the general public may also be held and may end as early as 12:00 Noon, Eastern time, on _________ __, 2001. If the conversion is not completed by _________ __, 2001, and the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation allow more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. All extensions together may not go beyond ________, 2003. We will hold all funds of subscribers in an interest-bearing savings account at Citizens First until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in Citizens First Bancorp's common stock involves risk. See "Risk Factors" beginning on page _.

Neither the Securities and Exchange Commission, the Michigan Office of Financial and Insurance Services, the Federal Deposit Insurance Corporation nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Anyone who tells you otherwise is committing a crime.

--------------------------------------------------------------------------------

For assistance, please contact our stock information center at (810) ___-____.

                       TRIDENT SECURITIES, A DIVISION OF
                           McDONALD INVESTMENTS INC.

               The date of this prospectus is January __, 2001.

                                   Map Page

Map of the southeastern part of Michigan including the location of Citizens First's corporate office and thirteen banking offices. The map also lists the names and addresses of the corporate office and each banking office. The banking offices are located in Port Huron, Marysville, St. Clair, Marine City, Algonac, Lapeer, Imlay City, Croswell, Sandusky, Harbor Beach and Bad Axe, Michigan.

                Questions and Answers about the Stock Offering

     The following are answers to frequently asked questions. You should read this entire prospectus, including "Risk Factors" beginning on page __ and "The Conversion" beginning on page __, for more information.

Q.   Why is Citizens First converting to stock form?

A. We have decided to convert to a stock company to increase our potential for long-term growth and financial strength in ways not available to us as a mutual company. The conversion will be important to our future growth and performance because it will allow us to compete more effectively in our market.

Q.   How many shares of stock are being offered, and at what price?

A. We are offering for sale up to 7,670,500 shares of common stock at a subscription price of $10.00 per share. We must sell at least 5,669,500 shares. If, as a result of changing stock market or financial conditions, the independent appraiser retained by us to determine the market value of Citizens First concludes that the market value has increased, we may sell up to 8,821,075 shares without notice to you.

Q.   Will I be charged a commission?

A. No. You will not be charged a commission or fee to purchase shares in the conversion.

Q.   How much stock may I buy?

A. The minimum order is 25 shares. Generally, no person or group of persons on a single account may purchase more than $250,000 of common stock (which equals 25,000 shares) in the subscription offering, and no person, either alone or together with associates and persons acting in concert with such person, may purchase more than 1.5% of common stock offered (which equals 115,057 shares).

Q.   Will Citizens First Bancorp pay dividends on the stock?

A. We intend to adopt a policy of paying regular cash dividends, but we have not yet decided on the amount or frequency of payments.

Q.   How do I sell my stock after I purchase it?

A. After shares of the common stock begin trading, you may contact a stockbroker to buy or sell shares. We intend to have our stock quoted on the Nasdaq National Market under the symbol "CTZN." We cannot assure you that there will be an active trading market for our stock. You should consider the possibility that you may be unable to easily sell our stock.

Q. Will my stock be covered by deposit insurance or guaranteed by any government agency?

A. No. Unlike insured deposit accounts at Citizens First, our stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.   When is the deadline for subscribing for stock?

A. We must receive a properly signed and completed order form with the required payment on or before 12:00 noon, Eastern time on ___________, 2001.

Q.   How do I purchase stock?

A. First, you should read this entire prospectus carefully. Then, complete, sign and return the enclosed stock order and certification form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, or by mail in the enclosed business reply envelope. Subscription orders received after the subscription offering expiration date may be held for participation in any community offering.

Q.   Can I change my mind after I place an order to subscribe for stock?

A. No. Once we receive your order, you cannot cancel or change it without our consent. If we intend to sell fewer than 5,669,500 shares or more than 8,821,075 shares, all subscribers will be notified and given the opportunity to change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest.

Q.   How can I pay for the stock?

A. You have two options: (1) you can pay by cash, check or money order, or (2) you can authorize a withdrawal from your deposit account at Citizens First (without any penalty for early withdrawal). Please do not send cash in the mail.

Q.   Will I receive interest on my subscription funds?

A. Yes. You will receive interest on your subscription funds at our passbook rate from the time we receive your funds until completion or termination of the conversion. If you authorize payment by withdrawal from an account at Citizens First, your funds will continue to earn interest at the account rate until completion of the conversion.

Q. Can I subscribe for shares using funds in my individual retirement account at Citizens First?

A. Yes. However, you may have to transfer funds to a new self-directed IRA with Citizens First to subscribe for stock using your IRA funds. Please call our stock information center at (___) __________ to get more information. The transfer of IRA funds takes time, so please make arrangements at least one week before the expiration of the subscription offering.

Q.   Who is eligible to purchase stock in the subscription offering?

A. Certain past and present depositors of Citizens First, along with Citizens First's employee stock ownership plan, are eligible to purchase stock in the subscription offering. Depositors with at least $50 on deposit as of July 31, 1999 will have first priority in the subscription offering.

Q.   What happens if there are not enough shares of stock to fill all orders?

A. If there is an oversubscription, then you may not receive any or all of the shares you want to purchase. We will allocate shares in the order of priority established in our plan of conversion.

Q. Who can help answer any other questions I may have about the stock offering?

A. For answers to other questions, we encourage you to read this prospectus. Questions may also be directed to our stock information center at (___) _________ during weekdays between the hours of 9:00 a.m. and 5:00 p.m, Eastern time. You may also visit our stock information center, which is located at ___ Water Street, Port Huron, Michigan.

                                    Summary

You should read this entire document carefully before you decide to invest. For assistance, please contact our stock information center at (810) ___-____.


                                        The Companies


Citizens First Bancorp, Inc.              Citizens First Formed Citizens First
525 Water Street                          Bancorp to be its holding company. To
Port Huron, Michigan 48060                date, Citizens First Bancorp has only
(810) 987-8300                            conducted organizational activities.
                                          After the conversion, Citizens First
                                          Bancorp will own all of Citizens
                                          First's capital stock and will direct,
                                          plan and coordinate Citizens First's
                                          business activities. In the future,
                                          Citizens First Bancorp might become an
                                          operating company or acquire or
                                          organize other operating subsidiaries,
                                          including other financial institutions
                                          or financial services companies,
                                          although it currently has no specific
                                          plans or agreements to do so.

Citizens First Savings Bank               Citizen First is a community-oriented
525 Water Street                          financial institution dedicated to
Port Huron, Michigan 48060                meeting the financial service needs
(810) 987-8300                            of consumers within its market area.
                                          Citizens First currently operates out
                                          of its main office in Port Huron,
                                          Michigan and its thirteen branch
                                          offices located throughout eastern
                                          Michigan. At August 31, 2000, Citizens
                                          First had total assets of $794.4
                                          million, deposits of $637.0 million
                                          and total equity of $67.0 million.

                                          For a discussion of Citizens First's
                                          business strategy and recent results
                                          of operations, see "Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations."
                                          For a discussion of Citizens First's
                                          business activities, see "Business of
                                          Citizens First Savings Bank."

                                        The Conversion

What is the Conversion? (page __)         The conversion is a change in Citizens
                                          First's legal form of organization. As
                                          a mutual savings bank, Citizens First
                                          currently has no stock or
                                          stockholders. Instead, Citizens First
                                          operates for the mutual benefit of its
                                          depositors, who elect directors and
                                          vote on other important matters.
                                          Through the conversion, Citizens First
                                          will change its corporate form to
                                          become a stock savings bank with all
                                          of its shares owned by Citizens First
                                          Bancorp. Voting rights in Citizens
                                          First Bancorp will belong to its
                                          stockholders.

                                          Citizens First is conducting the
                                          conversion under the terms of its plan
                                          of conversion. The Michigan Office of
                                          Financial and Insurance Services has
                                          approved the plan of conversion with
                                          the condition that it be approved by
                                          Citizens First's members. Citizens
                                          First has called a special meeting for
                                          _____________, 2001 to vote on the
                                          plan of conversion, including
                                          establishment
                                    of the foundation. In addition, the Federal
                                    Deposit Insurance Corporation has informed
                                    Citizens First that, subject to certain
                                    conditions, it does not intend to object to the conversion. If Citizens First fulfills those conditions, the Federal Deposit Insurance Corporation will issue a final non-objection letter.

Reasons for the Conversion          The Board of Directors determined to convert
(page __)                           to a stock company to increase Citizens
                                    First's potential for long-term growth and financial strength in ways not available to it as a mutual company. The conversion will be important to Citizens First's future growth and performance because it will:

                                    .  facilitate balance sheet growth;

                                    .  expand its ability to serve the public;

                                    .  enhance its ability to expand through
                                       adding new products and services and
                                       through the acquisition of other
                                       financial institutions or their assets;

                                    .  enhance its ability to diversify into
                                       other financial services related
                                       activities; and

                                    . enhance its ability to attract and retain qualified management through stock-based compensation plans.

                                    Currently, Citizens First does not have any specific plans or arrangements for diversification or expansion.

Citizens First Foundation           To continue its long-standing commitment to
(page __)                           its local communities, Citizens First
                                    intends to establish a charitable
                                    foundation, Citizens First Foundation, as part of the conversion. This foundation will be in addition to Citizens First's current foundation, Citizens First Savings
                                    Charitable Foundation. The foundation will be funded with Citizens First Bancorp common stock equal to 8% of the shares sold in the conversion. This would range from 453,560 shares, assuming 5,669,500 shares are sold in the conversion, to 613,640 shares, assuming 7,670,500 shares are sold in the conversion, or 705,686 shares if the number of shares sold in the conversion is increased to 8,821,075 shares. Based on the purchase price of $10.00 per share, the foundation would be funded with between $4.5 million and $6.1 million of common stock, or $7.1 million, if the number of shares sold in the conversion is increased to 8,821,075 shares. Citizens First Foundation will make grants and donations to non-profit and community groups and projects located within the communities in which Citizens First operates. If Citizens First Foundation was not established as part of the conversion, the amount of common stock sold would be greater than if the conversion was completed with the foundation. For a further discussion of the financial impact of the foundation, including its dilutive effect on those who purchase shares in the conversion, see "Risk Factors--The contribution to Citizens First Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution."

Benefits of the Conversion          Citizens First Bancorp and Citizens First
to Management (page __)             intend to adopt the following benefit plans
                                    and arrangements:

                                    . Employee Stock Ownership Plan. This plan intends to purchase 8% of the shares issued in the conversion. Citizens First will allocate these shares to employees over a period of years in proportion to their compensation.

                                    .   Stock-Based Incentive Plan. Under this
                                        plan, which will be adopted after the
                                        conversion and submitted to stockholders for their approval, Citizens First Bancorp may award stock options and shares of restricted stock to key employees and directors of Citizens First Bancorp and its affiliates. The number of options available under this plan will be equal to 10% of the number of shares issued in the conversion. The number of shares available for restricted stock awards will equal 4% of the number of shares issued in the conversion. Shares of restricted stock will be awarded at no cost to the recipient.

                                    .   Employment and Change in Control
                                        Agreements. Citizens First Bancorp and
                                        Citizens First intend to enter into
                                        employment agreements with Larry J.
                                        Moeller, Sr., President and Chief
                                        Executive Officer of Citizens First.
                                        Citizens First also intends to enter
                                        into Change in Control Agreements with
                                        four senior executive officers. These
                                        agreements will provide for severance
                                        benefits if the executives are
                                        terminated following a change in control of Citizens First Bancorp or Citizens First.

                                    .   Employee Severance Compensation Plan.
                                        This plan will provide severance
                                        benefits to eligible employees if there
                                        is a change in control of Citizens First
                                        Bancorp or Citizens First.

                                    The following table summarizes the total number and dollar value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available under the stock-based incentive plan, based on the issuance of 8,284,140 shares in the conversion. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their exercise price would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option
                                             only if the market price of the
                                             common stock increases above the
                                             price at which the option is
                                             granted.


                                                                                                                      Percentage
                                                                                                                      of Shares
                                                                                            Number    Estimated         Issued
                                                                                              of        Value           in the
                                                                                            Shares    of Shares       Conversion
                                                                                          ---------- ------------   ---------------
                                             Employee stock ownership plan............     613,640    $6,136,400           8.0%
                                             Restricted stock awards..................     306,820     3,068,200           4.0
                                             Stock options............................     767,050            --          10.0
                                                                                         ---------    ----------          ----
                                                    Total.............................   1,687,510    $9,204,600          22.0%
                                                                                         =========    ==========          ====


                                 The Offering

Persons Who Can Order Stock in the           Citizens First Bancorp is offering
Offering (page __)                           shares of its common stock in a
                                             "subscription offering" in the
                                             following order of priority to:

Note: Subscription rights are not              1.  Persons with $50 or more on
transferable, and persons with                     deposit at Citizens First as
subscription rights may not                        of July 31, 1999.
subscribe for shares for the
benefit of any other person. If                2.  The Citizens First employee
you violate this prohibition, you                  stock ownership plan, which
may lose your rights to purchase                   provides retirement benefits
shares and may face criminal                       to Citizens First's
prosecution and/or other                           employees.
sanctions.
                                               3.  Persons with $50 or more on
                                                   deposit at Citizens First as
                                                   of December 31, 2000.

                                             If the offering is oversubscribed,
                                             shares will be allocated in order
                                             of the priorities described above
                                             under a formula outlined in the
                                             plan of conversion.

                                             Citizens First Bancorp may offer
                                             shares not sold in the subscription
                                             offering to the general public in a
                                             community offering. People and
                                             trusts of people who are residents
                                             of St. Clair, Sanilac, Huron and
                                             Lapeer Counties, Michigan will have
                                             first preference to purchase shares
                                             in a community offering. The
                                             community offering, if held, may
                                             begin at any time during the
                                             subscription offering or
                                             immediately after the end of the
                                             subscription offering.

Deadline for Ordering Stock        The subscription offering will end at 12:00
                                   Noon, Eastern time, on _________ __, 2001.
                                   Citizens First expects that the community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date.
                                   All extensions, in the aggregate, may not go beyond ______________, 2003.

Purchase Price                     The purchase price is $10.00 per share. The
                                   Boards of Directors of Citizens First Bancorp and Citizens First consulted with Trident
                                   Securities in determining this price. You will not pay a commission to buy any shares in the conversion.

Number of Shares to be Sold        Citizens First Bancorp is offering for sale
                                   between 5,669,500 and 7,670,500 shares of its common stock in this offering. With regulatory approval, Citizens First Bancorp may increase the number of shares to be sold to 8,821,075 shares without giving you further notice or the opportunity to change or cancel your order.

How the Offering Range was         The offering range is based on an independent
Determined (page __)               appraisal of Citizens First by Keller &
                                   Company, Inc., an appraisal firm experienced in appraisals of savings institutions. Keller has estimated that as of November 17, 2000, Citizens First's market value ranged between $56.7 million and $76.7 million, with a midpoint of $66.7 million. This results in an offering of between 5,669,500 and 7,670,500 shares of stock at an offering price of $10.00 per share. Keller's appraisal was based in part on Citizens First's financial condition and results of operations and the effect on Citizens First of the additional capital raised by the sale of common stock in this offering. Keller's independent appraisal will be updated before the conversion is completed.

                                   The independent appraisal does not indicate market value. Citizens First Bancorp cannot guarantee that anyone who purchases shares in the conversion will be able to sell their shares at or above the $10.00 purchase price.

Purchase Limitations (page __)     Citizens First's plan of conversion
                                   establishes limitations on the purchase of stock in the offering. These limitations include the following:

                                       . The minimum purchase is 25 shares.

                                       . The maximum purchase in the
                                         subscription offering by any person, or
                                         group of persons through a single
                                         deposit account or similarly titled
                                         deposit accounts, is $250,000 of common
                                         stock, which equals 25,000 shares.

                                       . The maximum purchase by any person in
                                         the community offering is $250,000 of
                                         common stock, which equals 25,000
                                         shares.

                                             .  The maximum purchase in the
                                                subscription offering and
                                                community offering combined by
                                                any person, related persons or
                                                persons acting together is 1.5%
                                                of the common stock offered in
                                                the offering, which equals
                                                115,057 shares.

How to Purchase Common Stock (page __)      If you want to place an order for
                                            shares in the conversion, you must
                                            complete an original stock order
                                            form and send it together with full
                                            payment to Citizens First. You must
                                            sign the certification that is on
                                            the reverse side of the stock order
                                            form. Citizens First must receive
                                            your stock order form before the end
                                            of the subscription offering or the
                                            end of the community offering, as
                                            appropriate. Once Citizens First
                                            receives your order, you cannot
                                            cancel or change it without Citizens
                                            First's consent.

                                            To ensure that Citizens First
                                            properly identifies your
                                            subscription rights, you must list
                                            all of your deposit accounts as of
                                            the eligibility dates on the stock
                                            order form. If you fail to do so,
                                            your subscription may be reduced or
                                            rejected if the offering is
                                            oversubscribed.

                                            Citizens First Bancorp and Citizens
                                            First may, in their sole discretion,
                                            reject orders received in the
                                            community offering either in whole
                                            or in part. If your order is
                                            rejected in part, you cannot cancel
                                            the remainder of your order.


                                            You may pay for shares in the
                                            subscription offering or the
                                            community offering in any of the
                                            following ways:

                                             .  By cash, if paid in person.

                                             .  By check or money order made
                                                payable to Citizens First
                                                Bancorp.

                                             .  By authorizing withdrawal from
                                                an account at Citizens First. To
                                                use funds in an Individual
                                                Retirement Account at Citizens
                                                First, you may have to transfer
                                                funds to a new individual
                                                retirement account with Citizens
                                                First. Please contact the stock
                                                information center at least one
                                                week before the end of the
                                                subscription offering for
                                                assistance.

                                            Citizens First will pay interest on
                                            your subscription funds at the rate
                                            it pays on passbook accounts, which
                                            is currently __%, from the date it
                                            receives your funds until the
                                            conversion is completed or
                                            terminated. All funds authorized for
                                            withdrawal from deposit accounts
                                            with Citizens First will earn
                                            interest at the applicable account
                                            rate until the conversion is
                                            completed. There will be no early
                                            withdrawal penalty for withdrawals
                                            from certificates of deposit used to
                                            pay for stock. If, as a result of a
                                            withdrawal from a certificate of
                                            deposit, the balance falls below the
                                            minimum balance requirement, the
                                            remaining funds will earn interest
                                           at Citizens First's passbook rate.

How Citizens First Bancorp and              Citizens First Bancorp will use 50%
Citizens First Will Use the                 of the net offering proceeds to
Proceeds of this Offering (page             buy all of the common stock of
__)                                         Citizens First. Citizens First
                                            will use the funds it receives
                                            for general business purposes,
                                            including the repayment of
                                            borrowings, originating loans and
                                            purchasing securities.

                                            Citizens First Bancorp also will
                                            loan an amount equal to 8% of the
                                            gross proceeds of the offering to
                                            the employee stock ownership plan to
                                            fund its purchase of common stock in
                                            the subscription offering. If the
                                            employee stock ownership plan's
                                            subscription is not filled in its
                                            entirety, it may purchase shares in
                                            the open market or directly from
                                            Citizens First Bancorp with
                                            applicable regulatory approval.
                                            Citizens First Bancorp will keep the
                                            remainder of the net proceeds for
                                            general business purposes. These
                                            purposes may include, for example,
                                            investment in securities, paying
                                            cash dividends or buying back shares
                                            of common stock.

                                            Citizens First Bancorp and Citizens
                                            First may also use the proceeds of
                                            the offering to expand and diversify
                                            their businesses, although they have
                                            no specific plans to do so at this
                                            time.

Purchases by Directors and Executive        Citizens First's directors and
Officers (page __)                          officers intend to subscribe for
                                            152,500 shares, which equals
                                            1.99% of the shares that would be
                                            sold at the maximum of the
                                            offering range. If fewer shares
                                            are sold in the conversion, then
                                            directors and executive officers
                                            may own a greater percentage of
                                            Citizens First Bancorp. Directors
                                            and executive officers will pay
                                            the same $10.00 per share price
                                            as everyone else who purchases
                                            shares in the conversion.

Market for Citizens First Bancorp           Citizens First Bancorp intends to
Common Stock (page __)                      have its common stock quoted on
                                            the Nasdaq National Market under
                                            the symbol "CTZN." After shares
                                            of the common stock begin
                                            trading, you may contact a stock
                                            broker to buy or sell shares.
                                            Citizens First Bancorp cannot
                                            assure you that there will be an
                                            active trading market for the
                                            common stock. See "Risk Factors -
                                            Citizens First Bancorp's stock
                                            price may decline when trading
                                            commences."

Citizens First Bancorp's Dividend           Citizens First Bancorp intends to
Policy (page __)                            adopt a policy of paying regular
                                            cash dividends, but has not yet
                                            decided on the amount or
                                            frequency of payments.

                                 Risk Factors

     You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing Citizens First Bancorp common stock.

Citizens First expects that its return on equity will initially decline after conversion

     Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. Citizens First Bancorp expects that its return on equity will initially decline after the offering as a result of the time needed to effectively deploy the additional capital raised in this offering and the net proceeds to generate a market rate of return. Over time, Citizens First Bancorp intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly-traded financial institutions. This goal could take a number of years to achieve, and Citizens First Bancorp cannot assure you that this goal will be attained. Consequently, you should not expect a competitive return on equity in the near future. See "Pro Forma Data" for an illustration of the financial effects of this offering.

Citizens First's increased emphasis on commercial and consumer lending may hurt both asset quality and profits

     At August 31, 2000, commercial business, commercial and multi-family real estate, and consumer loans, with the exception of home equity consumer loans, represented 28.2% of Citizens First's total loan portfolio as compared to 13.2% of its loan portfolio at March 31, 1996. Citizens First intends to continue to emphasize these types of lending, which generally provide higher rates of return but also possess a greater risk of loss than loans secured by residential real estate. The greater risk results from generally higher loan balances and dependence on the performance of the property in the case of commercial real estate and multifamily loans which are secured by business assets other than real estate, such as equipment, inventory and accounts receivable in the case of commercial loans. Additionally, consumer loans entail greater risk than residential real estate loans because they are generally secured by rapidly depreciating assets such as automobiles, or to a lesser extent, are unsecured. Automobile loans originated by Citizens First may be made in amounts up to 100 percent of the retail value of the automobile securing the loan and therefore entail a greater risk of loss due to the rapid depreciation of the collateral securing the loan.

     While Citizens First had no charge-offs for the first five months of fiscal 2001, in fiscal 2000, 1999, and 1998 charge-offs for commercial business, commercial and multi-family real estate and consumer loans amounted to $230,000 (or 97.9% of total charge-offs), $167,000 (or 100% of total charge-offs) and $187,000 (or 97.9% of total charge-offs), respectively. Additionally, its level of nonperforming loans has increased from $507,000 (or 0.12% of total loans) at March 31, 1996 to $2.1 million (or 0.36% of total loans) at August 31,
2000.

     Citizens First cannot assure that its level of nonperforming loans or its level of charge-offs of commercial business loans, commercial and multi-family real estate and consumer loans, as well as other types of loans, will not be higher in future periods, which could lead to a significant increase in the provision for loan losses in future periods and reduce net income. Additionally, because Citizens First's emphasis on commercial business and commercial real estate loans began in January of 1995 and its commencement of indirect automobile loans began in March of 1999, Citizens First has had a limited time period to evaluate the loss experience of such loans and the effectiveness of its underwriting practices in these areas. Accordingly, such loans could experience higher levels of nonperformance in future periods. See "Business of Citizens First Savings Bank--Lending Activities" for additional information.

Strong competition could hurt Citizens First's profits

     Citizens First faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for Citizens First to make new loans and at times has forced it to offer higher deposit rates in its market area. Citizens First expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to market entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Recent changes in federal banking law now permit affiliation among banks, securities firms and insurance companies, which also will change the competitive environment in which Citizens First conducts business. Some of the institutions with which Citizens First competes are significantly larger than Citizens First and, therefore, have significantly greater resources. For more information about Citizens First's market area and the competition it faces, see "Business of Citizens First Savings Bank--Market Area" and "Business of Citizens First Savings Bank-- Competition."

A downturn in the local economy could hurt Citizens First's profits

     Nearly all of Citizens First's loans are made to borrowers who live and work in the counties surrounding Port Huron, Michigan. As a result of this concentration, a downturn in the Michigan or Port Huron economy would likely cause significant increases in nonperforming loans and assets, which could hurt Citizens First's profits. For a discussion of Citizens First's market area, see "Business of Citizens First Savings Bank -- Market Area."

Loss of key personnel could hurt Citizens First's future performance

     The successful operation of Citizens First depends significantly upon the efforts of its senior management, including Larry J. Moeller, Sr., President and Chief Executive Officer. Mr. Moeller currently is on a temporary leave of absence for treatment of his recent diagnosis of leukemia. Although Mr. Moeller is expected to resume his duties early in 2001, there is no assurance that he will be able to do so. Citizens First believes that its senior management has sufficient banking background and experience to provide continuity of qualified management. If, however, Mr. Moeller did not continue as President and Chief Executive Officer, there can be no assurance that Citizens First future performance would not be affected. See "Management of Citizens First Savings Bank--Executive Officers."

The contribution to Citizens First Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution

     Purchasers of shares will have their ownership and voting interests in Citizens First Bancorp diluted by 7.4% at the close of the conversion when Citizens First Bancorp issues an additional 8% of shares sold in the conversion and contributes those shares to the foundation. For a further discussion regarding the effect of the contribution to the foundation, see "Pro Forma Data" and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation."

Contribution to Citizens First Foundation may not be tax deductible which could hurt Citizens First Bancorp's profits

     Citizens First Bancorp believes that its contribution to the Citizens First Foundation should be deductible for federal income tax purposes. However, Citizens First Bancorp does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. If the contribution is not deductible, Citizens First Bancorp would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, Citizens First Bancorp may not have sufficient profits to be able to fully use the deduction. The ability to use such deduction will also be affected by the $4.4 million of carryforward deduction remaining from its prior contribution to the Citizens First Savings Charitable Foundation. For a further discussion of the contribution to the charitable foundation, see "The Conversion-- Establishment of the Charitable Foundation--Tax Considerations."

Establishment of Citizens First Foundation will hurt Citizens First Bancorp's profits for the year 2000

     Citizens First Bancorp intends to contribute to Citizens First Foundation shares of its common stock equal to 8% of the shares sold in the conversion. This contribution will hurt net income during the fiscal year in which the foundation is established, which is expected to be 2001, possibly resulting in an operating loss for that year. For a further discussion regarding the effect of the contribution to the foundation, see "The Conversion--Establishment of the Charitable Foundation."

Changing interest rates could hurt Citizens First's profits

     Like most financial institutions, Citizens First's ability to make a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and securities and interest it pays on deposits and borrowings. If interest rates increase, Citizens First anticipates that its net interest income would decline with interest paid on its deposits increasing more quickly than interest earned on its assets. For further discussion of how changes in interest rates could have an impact on Citizens First, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk and Market Risk Analysis."

Implementation of new benefit plans will increase Citizens First's future compensation expense

     Citizens First will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These new expenses will reduce Citizens First's future profits. Citizens First cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Citizens First would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of Citizens First Bancorp's common stock. For further discussion of these plans, see "Management of Citizens First Savings Bank--Benefits."

Issuance of shares for benefit programs may reduce your ownership interest

     If Citizens First Bancorp adopts the stock-based incentive plan, it intends to issue shares to its officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of Citizens First Savings Bank--Benefits."

Various factors could make takeover attempts that you want to occur more difficult to achieve

     Provisions of Citizens First Bancorp's articles of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of Citizens First Bancorp without the consent of Citizens First Bancorp's Board of Directors. You may believe a takeover would be advantageous because, for example, the potential acquiror could be offering a premium over the then prevailing price of Citizens First Bancorp common stock. The factors that may discourage takeover attempts or make them more difficult include:

     . Anti-takeover provisions and statutory provisions. Provisions in Citizens First Bancorp's articles of incorporation and bylaws, the corporate law of the State of Delaware (the state in which Citizen First Bancorp is incorporated), and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions will also make the removal of the current Board of Directors or management of Citizens First Bancorp, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Citizens First Bancorp's common stock; supermajority voting requirements for certain business combinations; certain qualifications to stand for election to and serve on the board of directors and the election of directors to staggered terms of three years. The bylaws of Citizens First Bancorp also contain provisions regarding the timing and content of stockholder proposals and nominations. For further information about these provisions, see "Restrictions on Acquisition of Citizens First Bancorp and Citizens First."

  . Expected voting control by management and employees. The shares of common stock that Citizens First's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Citizens First's and Citizens First Bancorp's benefit plans, could result in management and employees controlling a significant percentage of Citizens First Bancorp's common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. In addition, the total voting power of management and employees is likely to exceed 20% of Citizens First Bancorp's outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of Citizens First Savings Bank--Benefits" and "Shares to Be Purchased by Management with Subscription Rights."

  . Required change in control payments. If a change in control had occurred at August 31, 2000 and all current executive officers and employees of Citizens First were terminated, the aggregate value of the severance benefits required to be paid under employment and change in control agreements with executive officers and the employee severance plan, based on 2000 compensation data, would have been approximately $4.4 million.
     This estimate does not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits.
     These payments may have the effect of increasing the costs of acquiring Citizens First Bancorp, thereby discouraging future attempts to take over Citizens First Bancorp. For information about the proposed employment and severance agreements and severance plan, see "Management of Citizens First Savings Bank--Executive Compensation."

Citizens First Bancorp's stock price may decline when trading commences

  Citizens First Bancorp cannot guarantee that if you purchase shares in the conversion you will be able to sell them at or above the $10.00 purchase price. In several recent cases, common stock issued by converted financial institutions has commenced trading at a price that is below the price at which those shares were sold in the initial offerings of those companies. After the shares of Citizens First Bancorp begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

                       Selected Financial And Other Data

     The selected consolidated financial and other data of Citizens First set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of Citizens First and Notes thereto presented elsewhere in this Prospectus. The data presented at August 31, 2000 and 1999 and for the five months period ended are derived from unaudited financial statements and, in the opinion of management, reflect all adjustments necessary to present fairly the results for these interim periods. These adjustments consisted only of normal recurring adjustments. The results of operations for the five months ended August 31, 2000 are not necessarily indicative of the results of operations that may be expected for the year ending March 31, 2001.


                                                       At
                                                   August 31,                                  At March 31,
                                            ---------------------------------------------------------------------------------------
                                               2000         1999           2000        1999        1998        1997        1996
                                            ----------    ---------     ---------    ---------   ---------   ---------   ---------
                                            (Unaudited)                                       (In thousands)
Selected Consolidated Financial Data:
   Total assets...........................  $  794,428    $ 682,641     $ 741,570    $ 645,756   $ 605,951   $ 552,386   $ 487,641
   Cash and cash equivalents..............      44,654       16,036        45,182       16,264      21,184      28,226      30,335
   Loans, net (1).........................     631,166      636,311       568,503      590,637     548,893     489,108     431,254
   Securities available-for-sale (2):.....      90,780        7,099        99,407        6,549      12,469       6,464       5,531
   Deposits...............................     637,023      547,652       601,008      526,840     503,445     457,540     424,070
   FHLB advances..........................      77,302       64,517        70,502       54,267      41,610      41,800      14,000
   Total equity...........................      66,963       60,876        63,259       57,513      55,138      47,410      43,913
   Real estate owned, net.................         224           75            80           75          75          --          --
      Total nonperforming assets..........       2,324          853         1,326          939       1,436         681         507


                                              For the Five Months
                                                Ended August 31,                       For The Year Ended March 31,
                                            ---------------------------------------------------------------------------------------
                                               2000         1999           2000        1999        1998        1997        1996
                                            ----------    ---------     ---------    ---------   ---------   ---------   ---------
                                            (Unaudited)                                       (In thousands)


Selected Operating Data:
   Total interest income..................  $   23,880    $  20,692     $  51,928    $  49,764   $  46,222   $  40,594   $  36,545
   Total interest expense.................      13,493       10,686        27,063       26,240      25,095      21,926      20,039
                                            ----------    ---------     ---------    ---------   ---------   ---------   ---------
      Net interest income.................      10,387       10,006        24,865       23,524      21,127      18,668      16,506
   Provision for loan losses..............         106           --          (483)       3,800         714         757         816
                                            ----------    ---------     ---------    ---------   ---------   ---------   ---------
      Net interest income after provision
         for loan losses..................      10,281       10,006        25,348       19,724      20,413      17,911      15,690
   Noninterest income:
      Net gain on sale of securities......          16           --            --        6,082         859          --          --
      Other...............................       1,381        1,328          (314)       3,949       2,324       2,199       1,696
   Noninterest expense....................       6,676        6,321        16,248       22,612      14,718      15,607      12,518
                                            ----------    ---------     ---------    ---------   ---------   ---------   ---------
   Income before income taxes.............       5,002        5,013         8,786        7,143       8,878       4,503       4,868
   Income taxes...........................       1,635        1,652         2,880          539       2,669       1,619       1,463
                                            ----------    ---------     ---------    ---------   ---------   ---------   ---------
      Net income..........................  $    3,367    $   3,361     $   5,906    $   6,604   $   6,209   $   2,884   $   3,405
                                            ==========    =========     =========    =========   =========   =========   =========

                                                    (See footnotes on next page)

                                               At or For the Five
                                                 Months Ended
                                                   August 31,             At or For the Year Ended March 31,
                                              -------------------  -------------------------------------------------
                                                 2000       1999      2000      1999      1998      1997      1996
                                              ---------   -------  ---------   -------  --------  --------  --------
                                                                      (Dollars in Thousands)
Selected Operating Ratios and
   Other Data (3):
Performance Ratios:
   Average yield on interest-
      earning assets (4).....................     8.05%      7.78%     7.97%     7.87%     7.79%     7.90%     7.97%
   Average rate paid on interest-bearing
      liabilities............................     4.79       4.37      4.44      4.62      4.75      4.75      4.84
   Average interest rate spread (5)..........     3.26       3.42      3.53      3.25      3.04      3.15      3.13
   Net interest margin (6)...................     3.50       3.76      3.82      3.72      3.56      3.43      3.56
   Ratio of interest-earning assets to
     interest-bearing liabilities............   105.39     108.62    106.90    111.30    112.25    111.08    108.39
   Net interest income after provision
     for loan losses to noninterest
     expense.................................   154.00     158.30    156.01     87.23    138.69    114.76    125.34
   Noninterest expense as a percent of
     average assets..........................     2.11       2.26      2.35      3.46      2.38      2.86      2.70
   Return on average assets..................     1.07       1.20      0.85      1.01      1.01      0.53      0.71
   Return on average equity..................    12.81      14.26      9.35     12.29     12.11      6.32      8.16
   Ratio of average equity to
      average assets.........................     8.32       8.45      9.11      8.23      8.30      8.35      8.74
Regulatory Capital Ratios: (7)
   Leverage capital ratio....................     8.80       8.91      8.50      8.80      8.30      7.40      8.20
   Risk-based capital ratio..................    12.10      14.09     13.10     14.20     13.50     12.20     13.90
Asset Quality Ratios:
   Nonperforming loans and troubled
     debt restructurings as a percent
     of total loans (8)......................     0.33       0.13      0.22      0.14      0.24      0.14      0.12
   Nonperforming assets and troubled
     debt restructurings as a percent
     of total assets (9).....................     0.26       0.12      0.18      0.15      0.24      0.12      0.10
Allowance for loan losses as a percent
     of total loans..........................     1.65       1.71      1.80      1.85      1.35      1.40      1.45
Allowance for loan losses as a percent
     of nonperforming loans and troubled
     debt restructurings (1)(8)..............   506.33   1,427.76    839.57  1,281.78    553.06  1,025.28  1,268.38
   Net loans charged-off to average
     interest-earning loans..................    (0.01)      0.01      0.04      0.03      0.03      0.03      0.01
Full service offices at end of period........       14         14        14        14        13        13        13

---------------------------------
(1) Loans, net, represents gross loans receivable net of the allowance for loan losses, loans in process and deferred loan origination fees. The allowance for loan losses at August 31, 2000 and 1999 and March 31, 2000, 1999, 1998, 1997 and 1996 was $10.6 million, $11.1 million, $10.4 million, $11.2 million, $7.5 million, $7.0 million and $6.4 million, respectively.

(2) Citizens First adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," during fiscal 1994. Concurrently with the adoption of SFAS 133 in March of 2000, all held-to-maturity investments were transferred to available-for-sale classification.
(3) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.
(4) Calculations of yield for 2000 and 1999 are presented on a taxable equivalent basis using the combined Federal and state income tax rate of 34% for 2000 and 1999.
(5) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(6) The net interest margin represents net interest income as a percent of average interest-earning assets.

(7) For definitions and further information relating to Citizens First's regulatory capital requirements, see "Regulation and Supervision--Savings Institution Regulation--Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(8) Nonperforming loans consist of all nonaccrual loans and all other loans 90 days or more past due. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due (unless the loan principal and interest are determined by management to be fully secured and in the process of collection) and to charge off all accrued interest. See "Business of Citizens First Savings Bank--Nonperforming Assets and Delinquencies."
(9) Nonperforming assets consist of nonperforming loans, other repossessed assets and real estate owned.

                                Use of Proceeds

     The following table shows how Citizens First Bancorp intends to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. See "Pro Forma Data" for the assumptions used to arrive at these amounts.

                                                                5,669,500     7,670,500    8,821,075
                                                                Shares at     Shares at    Shares at
                                                                  $10.00        $10.00      $10.00
                                                                Per Share     Per Share    Per Share
                                                            ---------------- -----------  ------------
                                                                          (In thousands)
Offering proceeds...........................................      $  56,595     $ 76,705    $ 88,211
Less:  estimated underwriting commissions and
          other offering expenses...........................          2,246        2,518       2,675
                                                                  ---------     --------    --------
Net offering proceeds.......................................         54,349       74,187      85,536

Less:
   Proceeds used to purchase Citizens First common stock....         27,175       37,094      42,768
   Proceeds used for loan to employee stock ownership plan..          4,898        6,627       7,621
                                                                  ---------     --------    --------
Proceeds remaining for Citizens First Bancorp...............      $  22,277     $ 30,467    $ 35,147
                                                                  =========     ========    ========

     Citizens First Bancorp may use the proceeds it retains from the offering:

     .    for general corporate purposes;

     .    to invest in securities;

     .    to pay dividends to stockholders;

     .    to repurchase shares of its common stock; and

     . to finance the possible acquisition of financial institutions or other businesses related to banking.

     Citizens First may use the proceeds it receives from the offering:

     .    to fund new loans and develop new loan products;

     .    to invest in securities;

     .    to finance the possible expansion of its business activities; and

     .    for general corporate purposes.

     Citizens First Bancorp and Citizens First may need regulatory approvals to engage in some of the activities listed above. See "Regulation and Supervision." Neither Citizens First Bancorp nor Citizens First currently has any specific plans or agreements regarding any expansion activities or acquisitions.

     Except as described above, neither Citizens First Bancorp nor Citizens First has specific plans for the investment of the proceeds of this offering. Although Citizens First's capital currently exceeds regulatory requirements, it is converting to stock form primarily to structure itself in the form of organization used by commercial banks and most other financial services companies and to increase its potential for long-term growth. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."

                   Citizens First Bancorp's Dividend Policy

     Citizens First Bancorp's Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, but has not decided the amount that may be paid or when payments may begin. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account Citizens First Bancorp's financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Citizens First to Citizens First Bancorp discussed below will also be considered. Citizens First Bancorp cannot guarantee that it will pay dividends or that, if paid, that dividends will not be reduced or eliminated in the future.

     Citizens First Bancorp is subject to Delaware law, which generally limits dividends to an amount equal to an excess of the net assets of a company (the amount by which total assets exceed total liabilities) over statutory capital, or if there is no excess, to the company's net profits for the current and/or immediately preceding fiscal year.

     Dividends from Citizens First Bancorp may depend, in part, upon receipt of dividends from Citizens First because Citizens First Bancorp initially will have no source of income other than dividends from Citizens First and earnings from the investment of the net proceeds retained by Citizens First Bancorp from the offering. Regulations limit distributions from Citizens First to Citizens First Bancorp. In addition, Citizens First may not declare or pay a cash dividend on its capital stock if the effect would be to reduce the regulatory capital of Citizens First below the amount required for the liquidation account required to be established by Citizens First's plan of conversion. See "Regulation and Supervision--Michigan Banking Law and Regulation--Dividends" and "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."

     Any payment of dividends by Citizens First to Citizens First Bancorp that would be deemed to be drawn out of Citizens First's bad debt reserves would require the payment of federal income taxes by Citizens First at the then current income tax rate on the amount deemed distributed. See "Federal and State Taxation--Federal Income Taxation" and note 9 of the notes to financial statements included in this prospectus. Citizens First Bancorp does not contemplate any distribution by Citizens First that would result in this type of tax liability.

     Additionally, during the one-year period following the conversion, Citizens First Bancorp will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

                          Market for the Common Stock

     Citizens First Bancorp has not previously issued common stock and there is currently no established market for its common stock. Citizens First Bancorp expects to receive approval to have its common stock quoted on the Nasdaq National Market after the conversion under the symbol "CTZN." To receive that approval, Citizens First Bancorp must satisfy various conditions, including selling the stock and meeting certain listing criteria. There can be no assurance that the common stock will be able to meet the applicable listing criteria to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. No assurance can be given that an investor will be able to resell the common stock at or above the purchase price of the common stock after the conversion. Trident Securities has agreed to make a market for the common stock following the conversion, although it has no obligation to do so, and will assist Citizens First Bancorp in encouraging additional market makers to establish and maintain a market in the common stock.

                                Capitalization

     The following table presents the historical capitalization of Citizens First at August 31, 2000, and the capitalization of Citizens First Bancorp reflecting the conversion (referred to as "pro forma" information). The pro forma capitalization gives effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.


                                                                                         Citizens First Bancorp Pro Forma
                                                                                     Capitalization Based Upon the Sale(1) of
                                                                                 -------------------------------------------------
                                                              Citizens First      5,669,500          7,670,500         8,821,075
                                                              Capitalization      Shares at          Shares at         Shares at
                                                                   as of            $10.00             $10.00            $10.00
                                                              August 31, 2000     Per Share          Per Share         Per Share
                                                              ---------------    -------------   ---------------   ---------------
                                                                                      (In Thousands)
Deposits (2).................................................     $637,023         $  637,023       $  637,023        $  637,023
Advances from Federal Home Loan Bank.........................       77,302             77,302           77,302            77,302
                                                                  --------         ----------       ----------        ----------
Total deposits and borrowed funds............................     $714,325         $  714,325       $  714,325        $  714,325
                                                                  ========         ==========       ==========        ==========

Stockholders' equity:
   Preferred stock:
     1,000,000 shares, $.01 par value per share,
         authorized; none issued or outstanding..............     $     --         $       --       $       --        $       --

   Common stock:
     20,000,000, $.01 par value per share,
         authorized; specified number of shares
         assumed to be issued and outstanding................           --                 61               83                95

Additional paid-in capital...................................           --             54,388           74,104            85,441
Retained earnings (3)........................................       66,786             66,786           66,786            66,786
Net unrealized gain on available-for-sale securities, net....          177                177              177               177
Plus:
   Contribution to Foundation................................           --              4,536            6,136             7,057

Less:
   Foundation contribution expense, net (4)..................           --              2,994            4,050             4,658
   Common stock acquired by employee
      stock ownership plan (5)...............................           --              4,898            6,627             7,621
   Common stock to be acquired by stock-based
      incentive plan (6).....................................           --              2,449            3,314             3,811
                                                                  --------         ----------       ----------        ----------
Total stockholders' equity...................................     $ 66,963         $  115,607       $  133,295        $  143,466
                                                                  ========         ==========       ==========        ==========

__________________

(1) Total shares to be issued will include, in addition to shares sold, shares issued to the foundation. Accordingly, total shares issued, which is the number upon which the number of shares to be acquired by the employee stock ownership plan and the stock-based incentive plan will be based, are 6,123,060; 8,284,140; and 9,526,761 at the minimum, maximum and 15% above the maximum of the range, respectively.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(3) Retained earnings are restricted by applicable regulatory capital requirements. Additionally, Citizens First will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Citizens First's eligible depositors as of July 31, 1999 and December 31, 2000 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."
(4) Represents the expense, net of tax, of the contribution of common stock to Citizens First Foundation based on an estimated tax rate of 34%. The realization of the tax benefit is limited annually to 10% of Citizens First Bancorp's annual taxable income. However, for federal and state tax purposes, Citizens First Bancorp can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(5) Assumes that 8% of the common stock sold and issued in the conversion, including shares issued to the foundation, will be acquired by the employee stock ownership plan in the conversion with funds borrowed from Citizens First Bancorp. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from Citizens First Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Citizens First Bancorp. See "Management of Citizens First Savings Bank--Benefits--Employee Stock Ownership Plan."
(6) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock sold and issued in the conversion, including shares issued to the foundation. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors--Issuance of shares for benefit programs may reduce your ownership interest," "Pro Forma Data" and "Management of Citizens First Savings Bank--Benefits--Stock-Based Incentive Plan."

                         Regulatory Capital Compliance

     At August 31, 2000, Citizens First exceeded all regulatory capital requirements. The following table presents Citizens First's capital position relative to its regulatory capital requirements at August 31, 2000, on a historical and pro forma basis. The table reflects receipt by Citizens First of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. For a discussion of the capital standards applicable to Citizens First, see "Regulation and Supervision--Savings Institution Regulation--Capital Requirements."


                                                                                      Pro Forma at August 31, 2000
                                                                     ---------------------------------------------------------------
                                                                                                                    15% Above
                                                                        Minimum of             Maximum of           Maximum of
                                                                       Offering Range        Offering Range       Offering Range
                                                                     -------------------  --------------------  --------------------
                                                Citizens First
                                                Historical at         5,669,500 Shares     7,670,500 Shares      8,821,075 Shares
                                               August 31, 2000       at $10.00 Per Share   at $10.00 per Share  at $10.00 Per Share
                                            ---------------------    -------------------  --------------------  --------------------
                                            Amount     Percent(1)    Amount   Percent(1)   Amount   Percent(1)  Amount    Percent(1)
                                            -------    ----------    -------  ----------  --------  ----------  --------  ----------
                                                                             (Dollars in thousands)
Generally accepted accounting
   principles capital....................   $66,963       8.43%      $86,840    10.66%    $ 94,116     11.46%   $ 98,299    11.90%
                                            =======      =====       =======    =====     ========     =====    ========    =====

Tangible Capital:
   Capital level (2).....................   $66,786       8.41%      $86,663    10.64%    $ 93,939     11.43%   $ 98,122    11.88%
   Requirement...........................    11,916       1.50        12,215     1.50       12,324      1.50      12,386     1.50
                                            -------      -----       -------    -----     --------     -----    --------    -----
   Excess................................   $54,870       6.91%      $74,448     9.14%    $ 81,615      9.93%   $ 85,735    10.38%
                                            =======      =====       =======    =====     ========     =====    ========    =====

Core Capital:
   Capital level (2).....................   $66,414       8.36%      $86,291    10.60%    $ 93,567     11.39%   $ 97,750    11.84%
   Requirement...........................    31,777       4.00        32,572     4.00       32,863      4.00      33,031     4.00
                                            -------      -----       -------    -----     --------     -----    --------    -----
   Excess................................   $34,637       4.36%      $53,719     6.60%    $ 60,703      7.39%   $ 64,719     7.84%
                                            =======      =====       =======    =====     ========     =====    ========    =====

Total Risk-Based Capital:
   Total risk-based capital (3)..........   $73,333      13.34%      $93,210    16.83%    $100,485     18.10%   $104,669    18.82%
   Requirement...........................    43,983       8.00        44,301     8.00       44,418      8.00      44,485     8.00
                                            -------      -----       -------    -----     --------     -----    --------    -----
   Excess................................   $29,350       5.34%      $48,908     8.83%    $ 56,068     10.10%   $ 60,184    10.82%
                                            =======      =====       =======    =====     ========     =====    ========    =====

________________________
(1) Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $794.4 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $549.8 million.
(2) A portion of the net unrealized losses on available-for-sale securities account for the difference between generally accepted accounting principles capital and each of tangible capital and core capital. See note 11 to the notes to financial statements for additional information.
(3) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                Pro Forma Data

     The following table shows information about the net income and stockholders' equity of Citizens First Bancorp reflecting the conversion. The information provided illustrates the pro forma net income and stockholders' equity of Citizens First Bancorp based on the sale of common stock at the minimum of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. Net proceeds indicated in the following tables are based upon the assumption that conversion expenses, excluding the fee paid to Trident Securities, will total approximately $1.5 million regardless of the number of shares sold in the conversion. Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

     Pro forma net income for the five months ended August 31, 2000 and the year ended March 31, 2000 has been calculated as if the conversion were completed at the beginning of each period, and the net proceeds had been invested at 6.10% at the beginning of each period, which represents the one-year U.S. Treasury Bill yield as of August 31, 2000. In light of the changes in the market interest rates in recent periods, Citizens First believes that the U.S. Treasury Bill yield represents a more realistic yield on the investment of the offering proceeds than the arithmetic average of the weighted average yield earned by Citizens First on its interest-earning assets and the rates paid on its deposits as required by Federal Deposit Insurance Corporation regulation.

     A pro forma after-tax return of 4.03% is used for both Citizens First Bancorp and Citizens First for both the five months ended August 31, 2000 and the year ended March 31, 2000, after giving effect to a combined federal and state income tax rate of 34%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

     When reviewing the following table you should consider the following:

     . The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if Keller increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of Citizens First or changes in market conditions after the offering begins. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

     . Since funds on deposit at Citizens First may be withdrawn to purchase shares of common stock, the amount of funds available to Citizens First Bancorp for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

     . Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

     . Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of Citizens First's assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of July 31, 1999 and December 31, 2000, or the federal income tax consequences of the restoration to income of Citizens First's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation" and "The Conversion--Effects of Conversion to Stock Form." The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

     . The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation of Citizens First Bancorp's common stock.

     . The amounts shown do not account for the shares to be reserved for issuance under the stock-based incentive plan, which requires stockholder approval at a meeting following the conversion.

     The following tables assume that Citizens First Foundation is funded as part of the conversion and therefore gives effect to the issuance of authorized but unissued shares of Citizens First Bancorp common stock to Citizens First Foundation. The valuation range accounts for the dilutive impact of the issuance of shares to Citizens First Foundations.

                                                                                  At or For the Five Months Ended August 31, 2000
                                                                                ---------------------------------------------------
                                                                                                                        15% Above
                                                                                  Minimum of        Maximum of         Maximum of
                                                                                   Offering          Offering           Offering
                                                                                    Range             Range               Range
                                                                                --------------    -------------       -------------
                                                                                  5,669,500          7,670,500          8,821,075
                                                                                    Shares            Shares             Shares
                                                                                  at $10.00          at $10.00          at $10.00
                                                                                  Per Share          Per Share          Per Share
                                                                                --------------     -------------      -------------
                                                                                   (Dollars in thousands, except per share amounts)
Gross proceeds................................................................     $    56,695      $    76,705       $    88,221
Less: estimated expenses......................................................          (2,246)          (2,518)           (2,675)
                                                                                   -----------      -----------       -----------
Estimated net proceeds........................................................          54,449           74,187            85,536
Less: common stock acquired by employee stock ownership plan (1)..............          (4,898)          (6,627)           (7,621)
Less: common stock to be acquired by stock-based incentive plan...............          (2,449)          (3,314)           (3,811)
                                                                                   -----------      -----------       -----------
  Net investable proceeds.....................................................     $    47,102      $    64,246       $    74,104
                                                                                   ===========      ===========       ===========

Pro Forma Net Income (2):

 Pro forma net income:
  Historical..................................................................     $     3,367      $     3,367       $     3,367
  Pro forma income on net investable proceeds.................................             790            1,078             1,243
  Less:  pro forma employee stock ownership plan adjustments (1)..............             (90)            (122)             (140)
  Less:  pro forma stock-based incentive plan adjustments (3).................            (135)            (182)             (210)
                                                                                   -----------      -----------       -----------
     Pro forma net income.....................................................     $     3,932      $     4,141       $     4,260
                                                                                   ===========      ===========       ===========

 Pro forma net income per share:
  Historical..................................................................     $      0.60      $      0.44       $      0.38
  Pro forma income on net investable proceeds.................................            0.14             0.14              0.14
  Less: pro forma employee stock ownership plan adjustments (1)...............           (0.02)           (0.02)            (0.02)
  Less: pro forma stock-based incentive plan adjustments (3)..................           (0.02)           (0.02)            (0.02)
                                                                                   -----------      -----------       -----------
     Pro forma net income per share...........................................     $      0.70      $      0.54       $      0.48
                                                                                   ===========      ===========       ===========

Number of shares used to calculate pro forma net income per share (4).........       5,646,860        7,639,783         8,785,736

Purchase price as a multiple of pro forma net income per share................            5.95x            7.72x             8.68x

Pro Forma Stockholders' Equity (2):

 Pro forma stockholders' equity (book value): (4)
  Historical..................................................................     $    66,963      $    66,963       $    66,963
  Estimated net proceeds......................................................          54,449           74,187            85,536
  Plus: shares issued to the foundation.......................................           4,536            6,136             7,056
  Less: after-tax cost of the foundation......................................          (2,994)          (4,050)           (4,657)
  Less: common stock acquired by employee stock ownership plan (1)............          (4,898)          (6,627)           (7,621)
  Less: common stock to be acquired by stock-based incentive plan (3).........          (2,449)          (3,314)           (3,811)
                                                                                   -----------      -----------       -----------
     Pro forma stockholders' equity...........................................     $   115,607      $   133,295       $   143,466
                                                                                   ===========      ===========       ===========

 Pro forma stockholders' equity per share: (4)
  Historical..................................................................     $     10.94      $      8.08       $      7.03
  Estimated net proceeds......................................................            8.89             8.96              8.98
  Plus: tax benefit of the contribution to the foundation.....................            0.25             0.25              0.25
  Less: common stock acquired by employee stock ownership plan (1)............           (0.80)           (0.80)            (0.80)
  Less: common stock to be acquired by stock-based incentive plan (3).........           (0.40)           (0.40)            (0.40)
                                                                                   -----------      -----------       -----------
     Pro forma stockholders' equity per share.................................     $     18.88      $     16.09       $     15.06
                                                                                   ===========      ===========       ===========

Number of shares used to calculate pro forma stockholders' equity
   per share..................................................................       6,123,100        8,284,100         9,526,700

Purchase price as a percentage of pro forma stockholders' equity
   per share..................................................................           52.97%           62.15%            66.40%

                                                                                      At or For the Year Ended March 31, 2000
                                                                                ---------------------------------------------------
                                                                                                                        15% Above
                                                                                  Minimum of        Maximum of         Maximum of
                                                                                   Offering          Offering           Offering
                                                                                    Range             Range               Range
                                                                                --------------    -------------       -------------
                                                                                  5,669,500          7,670,500          8,821,075
                                                                                    Shares            Shares             Shares
                                                                                  at $10.00          at $10.00          at $10.00
                                                                                  Per Share          Per Share          Per Share
                                                                                --------------     -------------      -------------
                                                                                   (Dollars in thousands, except per share amounts)
Gross proceeds.................................................................    $    56,695       $    76,705       $    88,211
Less:  estimated expenses......................................................         (2,246)           (2,518)           (2,675)
                                                                                   -----------       -----------       -----------
Estimated net proceeds.........................................................         54,449            74,187            85,536
Less:  common stock acquired by employee stock ownership plan (1)..............         (4,898)           (6,627)           (7,621)
Less:  common stock to be acquired by stock-based incentive plan (2)...........         (2,449)           (3,314)           (3,811)
                                                                                   -----------       -----------       -----------
   Net investable proceeds.....................................................    $    47,102       $    64,246       $    74,104
                                                                                   ===========       ===========       ===========

Pro Forma Net Income (3):

 Pro forma net income:
   Historical..................................................................    $     5,906       $     5,906       $     5,906
   Pro forma income on net investable proceeds.................................          1,896             2,587             2,983
   Less:  pro forma employee stock ownership plan adjustments (1)..............           (216)             (292)             (335)
   Less:  pro forma stock-based incentive plan adjustments (2).................           (323)             (437)             (503)
                                                                                   -----------       -----------       -----------
      Pro forma net income.....................................................    $     7,263       $     7,764       $     8,051
                                                                                   ===========       ===========       ===========

 Pro forma net income per share:
   Historical..................................................................    $      1.04       $      0.77       $      0.67
   Pro forma income on net investable proceeds.................................           0.33              0.34              0.34
   Less:  pro forma employee stock ownership plan adjustments (1)..............          (0.04)            (0.04)            (0.04)
   Less:  pro forma stock-based incentive plan adjustments (2).................          (0.06)            (0.06)            (0.06)
                                                                                   -----------       -----------       -----------
      Pro forma net income per share...........................................    $      1.27       $      1.01       $      0.91
                                                                                   ===========       ===========       ===========

Number of shares used to calculate pro forma net income per share (4)..........      5,665,909         7,665,554         8,815,373

Purchase price as a multiple of pro forma net income per share.................           7.87x             9.90x            10.99x

Pro Forma Stockholders' Equity (3):

 Pro forma stockholders' equity (book value): (4)
   Historical..................................................................    $    63,259       $    63,259       $    63,259
   Estimated net proceeds......................................................         54,449            74,187            85,536
   Plus: shares issued to the foundation.......................................          4,536             6,136             7,056
   Less: after-tax cost of the foundation......................................         (2,994)           (4,050)           (4,657)
   Less:  common stock acquired by employee stock ownership plan (1)...........         (4,898)           (6,627)           (7,621)
   Less:  common stock to be acquired by stock-based incentive plan (2)........         (2.449)           (3,314)           (3,811)
                                                                                   -----------       -----------       -----------
      Pro forma stockholders' equity...........................................    $   111,903       $   129,591       $   139,762
                                                                                   ===========       ===========       ===========

 Pro forma stockholders' equity per share: (4)
   Historical..................................................................    $     10.33       $      7.64       $      6.64
   Estimated net proceeds......................................................           8.89              8.96              8.98
   Plus:  tax benefit of the contribution to the foundation....................           0.25              0.25              0.25
   Less:  common stock acquired by employee stock ownership plan (1)...........          (0.80)            (0.80)            (0.80)
   Less:  common stock to be acquired by stock-based incentive plan (2)........          (0.40)            (0.40)            (0.40)
                                                                                   -----------       -----------       -----------
      Pro forma stockholders' equity per share.................................    $     18.27       $     15.65       $     14.67
                                                                                   ===========       ===========       ===========

Number of shares used to calculate pro forma stockholders' equity
   per share...................................................................      6,123,100         8,284,100         9,526,700

Purchase price as a percentage of pro forma stockholders' equity
   per share...................................................................          54.73%            63.90%            68.17%

__________________
(1) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock sold and issued in the conversion. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by Citizens First Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 9.5%. Citizens First intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Citizens First's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 34%. Interest income earned by Citizens First Bancorp on the loan to the employee stock ownership plan offsets the interest paid on the loan by Citizens First. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Citizens First Savings Bank-- Benefits--Employee Stock Ownership Plan."

(2) In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards (4% of the shares sold and issued in the conversion) were acquired at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the federal income tax rate is 34%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

    For purposes of this table, shares of restricted stock issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

    The following table shows the estimated pro forma net income and stockholders' equity per share if restricted shares awarded under the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense. The number of shares used to calculate pro forma net income per share in the following table is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within the first year following the conversion and plus the number of shares that may be awarded as restricted stock under the planned stock-based benefit plan. The number of shares used to calculate pro forma stockholders' equity per share in the following table is the total number of shares issued at the indicated point in the offering range, plus the number of shares that may be awarded as restricted stock under the planned stock-based benefit plan.

                                                                                                        15% Above
                                                                     Minimum          Maximum            Maximum
                                                                   of Offering      of Offering         of Offering
                                                                      Range             Range               Range
                                                                   -----------      -----------         -----------
                                                                     (Dollars in thousands, except per share data)
     Pro forma net income per share:
      Five months ended August 31, 2000........................      $     0.67       $     0.53        $     0.47
      Year ended March 31, 2000................................            1.25             0.99              0.89

     Number of shares used to calculate pro forma net income
     per share:
      Five months ended August 31, 2000........................       5,891,784        7,971,147         9,166,804
      Year ended March 31, 2000................................       5,910,833        7,996,918         9,196,441

     Pro forma stockholders' equity per share:
      At August 31, 2000.......................................      $    18.54       $    15.86        $    14.86
      At March 31, 2000........................................           17.96            15.43             14.49

     Number of shares used to calculate pro forma stockholders'
     equity per share..........................................       6,368,024        8,615,464         9,907,768

     Pre-tax stock-based incentive plan expense:
      Five months ended August 31, 2000........................      $      204       $      276        $      318
      Year ended March 31, 2000................................             490              663               762

(3) Does not give effect to the non-recurring expense that will be recognized in fiscal 2001 as a result of the contribution of common stock to Citizens First Foundation. The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the foundation was expensed during the periods presented. The pro forma data assumes that Citizens First Bancorp will realize 100% of the income tax benefit as a result of the contribution to the foundation based on a 34% tax rate. The realization of the tax benefit is limited annually to 10% of Citizens First Bancorp's annual taxable income. However, for federal and state tax purposes, Citizens First Bancorp can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

                                                                                                                  15% above
                                                                     Minimum                Maximum                Maximum
                                                                  of Estimated           of Estimated           of Estimated
                                                                    Valuation              Valuation              Valuation
                                                                      Range                  Range                  Range
                                                                 --------------        ---------------        ---------------
                                                                    5,669,500              7,670,500              8,821,075
                                                                     Shares                 Shares                 Shares
                                                                    at $10.00              at $10.00              at $10.00
                                                                    Per Share              Per Share              Per Share
                                                                 --------------        ---------------        ---------------
                                                                     (Dollars in thousands, except per share amounts)
    After-tax expense of contribution to foundation:
      Year ended March 31, 2000............................         $    2,993             $    4,050             $    4,658

    Pro forma net income:
      Year ended March 31, 2000............................         $    4,270             $    3,714             $    3,393

    Pro forma net income per share:
      Year ended March 31, 2000............................                .75                    .48                    .38

(4) Number of shares used to calculate pro forma net income per share is the total number of shares issued, including both shares sold and shares issued to Citizens First Foundation at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within the first five months following the conversion for pro forma net income for the five months ended August 31, 2000 and within the first year following the conversion for the year ended March 31, 2000.

               Comparison of Independent Valuation and Pro Forma
             Financial Information With and Without the Foundation

     As set forth in the following table, if Citizens First Foundation was not established and funded as part of the conversion, Keller estimates that the pro forma valuation of Citizens First Bancorp and Citizens First would be greater than if the foundation is included. This would result in an increase in the amount of common stock offered for sale in the conversion. If the foundation were not established, there is no assurance that the appraisal prepared at the time of conversion would conclude that the pro forma market value of Citizens First Bancorp and Citizens First would be the same as the estimate set forth in the table below. Any appraisal prepared at the time of conversion would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     The information presented in the following table is for comparative purposes only. It assumes that the conversion was completed at August 31, 2000, based on the assumptions set forth under "Pro Forma Data."

                                                                                                            At the Maximum,
                                               At the Minimum             At the Maximum                     as Adjusted,
                                                 of Estimated              of Estimated                      of Estimated
                                               Valuation Range            Valuation Range                  Valuation Range
                                         ---------------------------   ----------------------------    ---------------------------
                                              With            No            With             No             With            No
                                           Foundation     Foundation     Foundation      Foundation      Foundation     Foundation
                                         ------------   ------------   ------------    ------------    ------------   ------------
                                                               (Dollars in thousands, except per share amounts)
Estimated pro forma valuation (1).......   $ 56,695       $ 63,835       $  76,705        $ 86,365        $ 88,211       $ 99,320
Pro forma market capitalization.........     61,231         63,835          82,841          86,365          95,268         99,320
Total assets............................    841,529        848,249         858,674         867,764         868,532        878,986
Total liabilities.......................    725,922        727,465         725,379         727,465         725,066        727,465
Pro forma stockholders' equity..........    115,607        120,784         133,295         140,299         143,466        151,521
Pro forma net income....................      3,932          4,036           4,141           4,280           4,260          4,421
Pro forma stockholders' equity
 per share..............................      18.88          18.92           16.09           16.24           15.06          15.25
Pro forma net income per share..........       0.70           0.68            0.54            0.53            0.48           0.51

PRO FORMA PRICING RATIOS:
   Offering price as a percentage of
      pro forma stockholders' equity....      52.97%         52.85%          62.15%          61.58%          66.40%         65.57%
   Offering price as a multiple of pro
      forma net income per share........       5.95           5.79            7.72            7.31            8.68           8.17
   Offering price to assets.............       7.28           7.53            9.65            9.95           10.97          11.30

PRO FORMA FINANCIAL RATIOS:
   Return on assets (annualized)........       1.12           1.14            1.16            1.18            1.17           1.21
   Return on stockholders' equity
    (annualized)........................       8.16           8.02            7.46            7.32            7.13           7.00
   Stockholders' equity to total assets.      13.74          14.24           15.52           16.17           16.52          17.24

________________________
(1) Based on the independent valuation prepared by Keller as of November 17, 2000.

                  Citizens First Savings Bank and Subsidiary
                       Consolidated Statements of Income

     The Consolidated Statements of Income for each of the years in the three year period ended March 31, 2000 have been audited by Plante & Moran, LLP, independent certified public accountants. The report of Plante & Moran, LLP on these Consolidated Statements of Income appears on page F-2 of this prospectus. Information for the five months ended August 31, 2000 and 1999, which is unaudited, includes all adjustments which, in the opinion of management, are of a normal recurring nature and are necessary for a fair presentation of these interim periods. Results for the five months ended August 31, 2000 are not necessarily indicative of the results that may be expected for the year ending March 31, 2001. These statements should be read in conjunction with the Consolidated Financial Statements and Notes and with the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

                                                                           Five Months Ended
                                                                               August 31                 Year Ended March 31
                                                                          --------------------    ---------------------------------
                                                                             2000      1999          2000        1999       1998
                                                                          --------------------    ---------------------------------
                                                                              (unaudited)                  (In thousands)
Interest Income
   Loans..............................................................    $ 20,688    $ 20,201    $ 48,839    $ 48,255    $ 44,698
   Federal funds sold and other cash equivalents......................         533         172       1,257         847         933
   Securities:
      Tax-exempt......................................................         242          --          17          --          --
      Taxable.........................................................       2,417         319       1,815         662         591
                                                                          --------    --------    --------    --------    --------
                Total interest income.................................      23,880      20,692      51,928      49,764      46,222

Interest Expense
   Deposits...........................................................      11,508       9,169      22,745      23,206      22,448
   FHLB advances......................................................       1,985       1,517       4,318       3,034       2,647
                                                                          --------    --------    --------    --------    --------
                Total interest expense................................      13,493      10,686      27,063      26,240      25,095
                                                                          --------    --------    --------    --------    --------
Net Interest Income - Before provision for loan losses................      10,387      10,006      24,865      23,524      21,127

Provision for Loan Losses (Note 5)....................................         106          --        (483)      3,800         714
                                                                          --------    --------    --------    --------    --------
Net Interest Income...................................................      10,281      10,006      25,348      19,724      20,413

Noninterest Income (Loss)
   Service charges and other fees.....................................         670         541       1,331       1,158         913
   Mortgage banking activities........................................         362         534      (2,307)      1,181         870
   Gain on contributed investment securities..........................          --          --          --       6,082         859
   Gain on sale of investments........................................          16          --          --          --          --
   Gain on sale of investment property................................          --          --                   1,065          --
   Other..............................................................         349         253         662         545         541
                                                                          --------    --------    --------    --------    --------
                Total noninterest income (loss).......................       1,397       1,328        (314)     10,031       3,183

Noninterest Expenses
   Compensation, payroll taxes and employee benefits (Note 10)........       3,262       2,796       7,799       7,179       7,098
   Office occupancy and equipment.....................................       1,337       1,148       2,893       3,539       1,995
   Deposit insurance premiums.........................................          39         128         307         365         265
   Advertising and business promotion.................................         203         376         554         483         468
   Stationery, printing and supplies..................................         464         409       1,018         932         841
   Data processing....................................................         171         205         476         492         451
   Deposit statement preparation and collection.......................         228         183         478         451         436
   Legal and audit fees...............................................         103         216         549         672         247
   State of Michigan taxes............................................         118         108         192         453         316
   Contributions (Note 2).............................................          --          --         140       6,239         941
   Appraisal fee......................................................         178         223         468         773         484
   Other..............................................................         573         529       1,374       1,034       1,176
                                                                          --------    --------    --------    --------    --------
               Total noninterest expenses.............................       6,676       6,321      16,248      22,612      14,718
                                                                          --------    --------    --------    --------    --------
Income - Before federal income tax expense............................       5,002       5,013       8,786       7,143       8,878
Federal Income Tax Expense (Note 9)...................................       1,635       1,652       2,880         539       2,669
                                                                          --------    --------    --------    --------    --------
Net Income............................................................    $  3,367    $  3,361    $  5,906    $  6,604    $  6,209
                                                                          ========    ========    ========    ========    ========

          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations

     The objective of this section is to help potential investors understand management's views on Citizens First's financial condition and results of operations. You should read this discussion in conjunction with the financial statements and the notes to the financial statements that appear at the end of this prospectus.

General

     Citizens First Bancorp will own all of the outstanding common stock of Citizens First. Citizens First Bancorp initially will not transact any business other than through Citizens First. Citizens First's results of operations depend primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. Citizens First also generates noninterest income primarily from fees charged on customers' accounts and fees earned on its trust services. Gains on the sales of securities are another source of noninterest income. Citizens First's noninterest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising and other operating expenses. Citizens First's results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations. Citizens First exceeded all of its regulatory capital requirements at August 31, 2000.

Forward Looking Statements

     This prospectus contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Citizens First and Citizens First Bancorp. These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Citizens First's and Citizens First Bancorp's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of Citizens First and Citizens First Bancorp include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Citizens First's and Citizens First Bancorp's market area and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements.

Operating Strategy

     Citizens First is an independent, community-oriented savings bank, delivering quality customer service and offering a wide range of deposit, loan and investment products to its customers. In recent years, Citizens First's strategy has been to enhance profitability through controlled balance sheet growth and broader diversification of its loan products and portfolio.
Beginning in 1995, Citizens First determined that it would originate all of its fixed-rate one- to four-family loans for sale. Also, during that time, Citizens First emphasized the origination of residential, commercial real estate loans, home equity loans and automobile and other consumer loans, increasing sources of noninterest income and by improving operating efficiencies while managing its capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, Citizens First has sought to:

     . Operate as a full service community bank by expanding the services and products it offers, particularly its commercial business products and deposit products offered to local municipalities and government organizations.

     . Provide superior customer service and innovative products by expanding delivery systems through the use of new technology, increasing the functionality of its ATM network and expanding the capability of its call center.

     . Increase fee income by broadening non-depository product offerings and services, including expansion of its trust services, and expanding the offering of insurance products through its current insurance agency subsidiary and a future potential affiliation with another insurance agency.

     . Restructure its balance sheet and loan portfolio composition by generally selling fixed-rate one- to four-family mortgage loans and retaining adjustable-rate loans to better position itself for changes in market interest rates.

     . Continue to increase its emphasis on high quality commercial, commercial real estate and consumer loans to increase the yields earned on its overall loan portfolio, without incurring unacceptable credit risk.

     . Increase its consumer lending presence by beginning to originate automobile loans on a direct and indirect basis beginning in March 1999.

     . Control credit risk by continuing to employ conservative underwriting standards to minimize the level of new problem assets.

     . Manage interest rate risk by emphasizing investments in shorter-term loans and investment securities.

     . Invest primarily in debt instruments and money market type equity investments to provide adequate liquidity, meet cash flow needs and earn a reasonable return on investment.

Comparison of Financial Condition at August 31, 2000 and March 31, 2000

     Total assets increased $52.9 million, or 7.1%, from $741.6 million at March 31, 2000 to $794.4 million at August 31, 2000, primarily as a result of a $62.6 million, or 11.2%, increase in net loans, which was offset in part by an $8.6 million reduction in securities available for sale. The increase in loans was primarily due to a $17.9 million increase in one- to four-family residential mortgage loans due primarily to increased marketing efforts and a $10.4 million increase in automobile loans. The increase in automobile loans was due to an expanded presence in the indirect automobile market through additional relationships with car dealers in late 1999 and early 2000 and increased originations by existing dealers. The increase in loans was also due to a $11.2 million increase in residential construction loans. The decrease in securities resulted from maturing securities the proceeds of which were primarily used to fund loan demand.

     Asset growth was funded primarily by a $49.2 million, or 7.2%, increase in liabilities from $678.3 million at March 31, 2000 to $727.5 million at August 31, 2000. The increase was primarily attributable to a $36.0 million, or 6.0%, increase in deposits from $601.0 million at March 31, 2000 to $637.0 million at August 31, 2000. This increase was primarily due to a $39.7 million, or 12.2%, increase in certificates of deposit due to increased penetration of deposit products to municipal and governmental entities because of a new government banking program established by Citizens First in October 1999. Asset growth was also funded by advances from the Federal Home Loan Bank of Indianapolis which increased $6.8 million, or 9.7%, from $70.5 million at March 31, 2000 to $77.3 million at August 31, 2000. Management has determined to fund asset growth through additional borrowings and more aggressive pricing of deposits.

     Nonperforming assets increased $998,000, or 75.3%, from $1.3 million at March 31, 2000 to $2.3 million at August 31, 2000, due primarily to a $765,000, or 80.2%, increase in nonaccruing one- to four-family loans.

     Total equity was $67.0 million at August 3l, 2000 compared to $63.3 million at March 3l, 1999. The increase in retained earnings was due to net income of $3.4 million, enhanced by an increase in net accumulated unrealized gains on available for sale securities of $337,000.

Comparison of Financial Condition at March 31, 2000 and 1999

     Total assets increased $95.8 million, or 14.8%, to $741.6 million at March 31, 2000 from $645.8 million at March 31, 1999, primarily due to a $125.2 million increase in securities and cash and cash equivalents, which was offset, in part by a $22.1 million decrease in net loans. The increase in securities and cash and cash equivalents primarily reflects the proceeds from the sale of $130.8 million of fixed-rate one- to four-family loans to Freddie Mac in December 1999. The sale of such loans was completed to restructure the balance sheet and manage the interest rate risk position of Citizens First and to increase its liquidity position in late 1999 in anticipation of possible year 2000 liquidity needs. Citizens First's net loans to assets ratio at March 31, 2000 was 76.7% compared to 91.5% at March 31, 1999. The proceeds from the loan sale were invested in short-term securities which increased by $92.3 million and deposits in other depository institutions and federal funds sold, which increased $30.1 million. Despite the sale of such loans, loans decreased by only $22.1 million due to increased originations of consumer, commercial and commercial and multi-family real estate loans. One- to four-family loans decreased to $341.3 million and commercial and multi-family, commercial and consumer loans increased to $214.3. Accrued interest receivable increased $2.5 million, or 23.3%, to $13.3 million at March 31, 2000 from $10.8 million at March 31, 1999.

     Total liabilities increased $90.1 million, or 15.3%, from $588.2 million at March 31, 1999 to $678.3 million at March 31, 2000. The increase was primarily due to a $74.2 million, or 14.1%, increase in deposits to $601.0 million at March 31, 2000 from $526.8 million at March 31, 1999, due primarily to an increase in certificate of deposit accounts particularly from commercial entities and municipalities, which increased $62.1 million, or 23.6%, to $324.6 million at March 31, 2000 from $262.6 million at March 31, 1999 due to increased marketing efforts and continuing growth of the government banking program established in 1999. NOW accounts also increased $8.0 million, or 13.9%, to $65.9 million from $57.8 million, due primarily to growth in business deposit accounts. Federal Home Loan Bank advances increased $16.2 million, or 29.9%, to $70.5 million from $54.3 million at March 31, 1999, and were used primarily to fund loan growth.

     Nonperforming assets totaled $1.3 million at March 31, 2000 compared to $939,000 at March 31, 1999, an increase of $387,000, or 41.2%. This increase was primarily due to a $797,000 increase in nonaccruing one-to four-family loans offset by a $267,000 decrease in nonaccruing commercial loans and a $148,000 decrease in nonaccruing consumer loans.

     Total equity was $63.3 million at March 31, 2000 compared to $57.5 million at March 31, 1999, an increase of $5.7 million, or 10.0% due to net income of $5.9 million offset by $160,000 in net unrealized losses in the securities portfolio.

Comparison of Operating Results for the Five Months Ended August 31, 2000 and August 31, 1999

     Net Income. Net income increased $6,000, or 0.2%, from $3.361 million for the five months ended August 31, 1999 to $3.367 million for the five months ended August 31, 2000. The increase was primarily attributable to a $3.2 million increase in interest income primarily due to higher interest income from securities, offset by a $2.8 million increase in interest expense primarily due to the growth in the average balance of certificates of deposits.

     Net Interest Income. Net interest income increased $381,000, or 3.8%, to $10.4 million for the five months ended August 31, 2000 compared to $10.0 million for the five months ended August 31, 1999, primarily due to an increase in the average balance of interest earning assets due to growth in the securities portfolio, cash and cash equivalents. These increases were offset by a $29.6 million, or 4.8%, decrease in the average balance of loans from $616.5 million for the five months ended August 31, 1999 to $587.0 million at August 31, 2000. Interest income increased $3.2 million, or 15.4%, from $20.7 million for the five months ended August 31, 1999 to $23.8 million for the five months ended August 31, 2000, primarily due to a $95.3 million increase in the average balance of investment securities and cash and cash equivalents which reflects the use of proceeds from the sale of $130.8 million of one- to four-family residential mortgage loans in December 1999. The increase in interest income was also due to a 58 basis point increase in the average yield on loans which rose from 7.88% for the five months ended August 31, 1999 to 8.46% for the five months ended August 31, 2000. The rate increase was due to a higher percentage of commercial and multi-family real estate, commercial and consumer loans in the portfolio due in part to the sale of the mortgage loans and increased commercial and consumer originations and higher market interest rates.

     Interest expense increased $2.8 million, or 26.3%, from $10.7 million for the five months ended August 31, 1999 to $13.5 million for the five months ended August 31, 2000. The increase in interest expense was primarily due to a $84.6 million, or 32.6%, increase in average certificate of deposit accounts to $344.3 million for the five months ended August 31, 2000 from $259.7 million for the five months ended August 31, 1999. The increase in interest expenses was also attributable to a rise in market interest rates and a higher rate on government and municipal deposits, which resulted in a 38 basis point increase in the average rate paid on certificates of deposit from 5.33% to 5.79%.

     Provision for Loan Losses. The provision for loan losses was $106,000 for the five months ended August 31, 2000 compared to no provision for the five months ended August 31, 1999 reflecting the growth in the loan portfolio and, in particular, the increase in the average balance of commercial, commercial and multi-family real estate and automobile loans, which generally bear a greater degree of risk than one- to four-family residential mortgage loans or other loans secured by real estate, and due to management's consideration of the growth of such loans as a percentage of the total loan portfolio. As of August 31, 2000, commercial loans, commercial and multi-family real estate loans, and consumer loans, excluding home equity loans, totaled $181.7 million or 28.2% of total loans as compared to $99.1 million and 15.3% as of August 31, 1999. Management also determined to increase the provision due to an increase in nonperforming loans during the first five months of the fiscal year, which increased from $778,000 (or 0.12% of total loans) at August 31, 1999 to $2.1 million (or 0.34% of total loans) at August 31, 2000. In establishing the provision for loan losses for the five months ended August 31, 2000, management placed greater weight on the change in composition of the loan portfolio, particularly the growth in its concentration of automobile loans which have represented a larger portion of non-performing loans in recent periods. See "Business of Citizens First Savings Bank-Lending Activities-Allowance for Loan Losses."

     Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio. Management assesses the adequacy of the allowance for loan losses based on known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio. While management believes that, based on information currently available, Citizens First's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that Citizens First's level of allowance for loan losses will be sufficient to cover future loan losses incurred by Citizens First or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may increase its level of allowance for loan losses as a percentage of total loans and nonperforming loans if the level of commercial real estate, commercial or consumer lending as a percentage of its total loan portfolio increases. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Citizens First's allowance for loan losses. These agencies may require Citizens First to provide additions to the allowance based upon judgments different from management. See "Business of Citizens First Savings Bank-Lending Activities-Allowance for Loan Losses."

     Noninterest Income. Noninterest income totaled $1.4 million for the five months ended August 31, 2000 and $1.33 million for the five months ended August 31, 1999, an increase of $69,000, or 5.2%. This increase was primarily due to a $241,000, or 30.4%, increase in service fees and other charges to $1.04 million for the five months ended August

31, 2000 from $794,000 for the five months ended August 31, 1999, due to a $89,000 increase in NOW checking account fees, a $24,500 increase in trust fees, the addition of new safety deposit boxes and a $58,000 increase from fees collected through customer use of debit cards introduced in late 1999. Offsetting these increases was a $45,000, or 20.2%, decrease in appraisal fee income due to a lower volume of mortgage loan applications from $223,000 for the five months ended August 31, 1999 to $178,000 for the five months ended August 31, 2000.

     Noninterest Expense. Noninterest expense increased $355,000, or 5.6%, to $6.7 million for the five months ended August 31, 2000, compared to $6.3 million for the five months ended August 31, 1999. The increase was primarily due to a $466,000, or 16.7%, increase in salaries and benefits from $2.8 million for the five months ended August 31, 1999 to $3.3 million for the five months ended August 31, 2000 due to additional staff in connection with the establishment of Citizens First's trust department and the addition of an internal auditing function which was previously outsourced, along with normal salary increases. Also contributing to the increase in noninterest expense was $189,000 in costs associated with office occupancy due to an increase in depreciation costs and service management agreements. These costs were offset by a $173,000 reduction in advertising and a $113,000 reduction in legal and audit fees, resulting primarily from internally administering the auditing function.

     Income Taxes. Income taxes for the five months ended August 31, 2000 were $1.64 million, a decrease of $17,000, or 1.0%, from $1.65 million for the five months ended August 31, 1999. The effective tax rates for the five months ended August 31, 2000 and the five months ended August 31, 1999 were 32.7% and 33.0%, respectively. The lower effective tax rate for the 2000 period was attributable to the addition of tax-exempt securities to the investment portfolio.

Comparison of Operating Results for the Years Ended March 31, 2000 and 1999

     Net Income. Net income decreased $698,000, or 10.6%, to $5.9 million for 2000 from $6.6 million for the previous year, primarily due to a normalization in federal tax provisions from year to year due to a $2.3 million deferred tax benefit from the contribution of appreciated Freddie Mac stock to Citizens First Savings Charitable Foundation in 1999. Also contributing to this decrease was a decrease in noninterest income of $10.3 million, or 103.1%, due to a decrease of $6.1 million in gains on appreciated securities and a decrease of $1.1 million in gains on the sale of our investment in a mobile home park. The securities gain in 1999 represented the excess of the market value of the contributed securities over the cost basis of the securities at the date of transfer. A $3.5 million loss from a $130.8 million loan sale in December 1999 in connection with the balance sheet restructuring also contributed to the decrease. These decreases were offset by a credit of $483,000 to the allowance for loan losses and a $6.4 million, or 28.1%, decrease in noninterest expense to $16.2 million for 2000 from $22.6 million for 1999. This decrease was a result of the contribution expense taken in 1999 from the establishment of the charitable foundation.

     Net Interest Income. Net interest income increased by $1.3 million, or 5.7%, to $24.9 million for 2000 from $23.5 million for 1999. Total interest income rose $2.2 million, or 4.4%, to $51.9 million for 2000 from $49.8 million for 1999, offset in part by an $823,000, or 3.14%, increase in interest expense to $27.1 million for 2000 from $23.5 million for 1999. The increase in interest income was primarily due to a $22.7 million increase in the average balance of investment securities and an $11.7 million increase in the average balance of interest-earning deposits, as the funds from the loan sale were invested. A 28 basis point increase in the average yield of loans from 7.98% for 1999 to 8.26% for 2000 also contributed to the increase in net interest income. These increases were offset by a $13.4 million decrease in the average balance of loans due to the loan sales in December 1999 and a 99 basis point decrease in the average yield of investment securities as the proceeds from the loan sales were invested in lower-yielding shorter-term government agency and treasury obligations and corporate funds. The increase in interest expense of $823,000 was primarily due to a $24.5 million increase in the average balance of Federal Home Loan Bank advances, mainly offset by a 37 basis point rate decrease on certificates of deposit from 5.65% for 1999 to 5.28% for 2000, attributable to a lower market interest rate environment. The additional advances were used to fund loan growth.

     Provision for Loan Losses. The provision for loan losses decreased $4.3 million, or 112.7%, for 2000 to a $483,000 credit from $3.8 million for 1999. The credit for 2000 reflects the provisions that would have been taken on the $130.8 million fixed-rate, one- to four-family loans sold in December 1999, offset by normal provisions for loan growth. The larger provision in 1999 was due to the increased emphasis on commercial lending and indirect automobile lending which generally bear a greater degree of risk than one- to four-family loans.

     Noninterest Income. For 2000 noninterest income decreased by $10.3 million, or 103.1% from $10.0 million in 1999 to a loss of $314,000 in 2000. The decrease was primarily due to a $6.1 million decrease in gains on appreciated securities from the formation of the Citizens First Savings Charitable Foundation and a $1.1 million decrease in gains from the sale of an investment in a mobile home park which occurred in 1999. Citizens First also had a $3.5 million, or 295.3%, decrease in non-interest income due to a loss on the sale in December 1999 of a pool of $130.8 million in mortgage loans. These loans were sold at market prices to Freddie Mac to assist in reorganizing the balance sheet, manage interest rate risk, and provide liquidity and funding for other lending activities. The loss on the sale resulted primarily from the market value of the pool of such loans being lower due to higher market interest rates at the time of the sale than the interest rates on such pool of loans. This sale was an unusual sale, not associated with loan sales which occurr in the normal course of business. These decreases were offset by an increase in service charge fees which increased $290,000, or 17.0%, due to increased volume, primarily in commercial accounts.

     Noninterest Expense. Noninterest expense decreased $6.4 million, or 28.1%, to $16.2 million for 2000, compared to $22.6 million for 1999, primarily due to the $6.1 million, or 97.8%, decrease in contributions after the formation of the Citizens First Savings Charitable Foundation. Excluding that contribution, noninterest expense decreased $125,000, or 0.8% from $16.4 million for fiscal 1999 to $16.2 million for fiscal 2000. The decrease was primarily due to a $646,000, or 18.3%, decrease in office occupancy and equipment expense due to the completion of a departmental reorganization within Citizens First in 1999. The increased reorganization expenses in 1999 was primarily due to equipment purchases made in connection with the reorganization and the write-off of outdated equipment. A $305,000, or 39.5%, decrease in appraisal fees due to a decrease in mortgage loan application volume also contributed to this decrease. These decreases were offset by a $620,000, or 8.7%, increase in compensation and benefits expense.

     Income Taxes. Income taxes for the year ended March 31, 2000 were $2.9 million, an increase of $2.3 million, or 434.3%, from $539,000 for the year ended March 31, 1999. The effective tax rates for 2000 and 1999 were 32.8% and 7.6%, respectively. The lower effective tax rate in 1999 was partially attributable to a contribution deduction of appreciated Freddie Mac securities in connection with the establishment of Citizens First Savings Charitable Foundation.

Under the Internal Revenue Code, Citizens First may only deduct up to 10% of its consolidated taxable income before the charitable contribution in any one year. The excess of the deductible amount will be deductible over each of the five succeeding taxable years, subject to a 10% limitation each year.

Comparison of Operating Results for the Years Ended March 31, 1999 and 1998

     Net Income. Net income increased by $395,000, or 6.4%, from $6.2 million for 1998 to $6.6 million for 1999. The increase was primarily due to the increased tax benefits received in fiscal 1999 in connection with the establishment and funding of Citizens First Savings Charitable Foundation. This increase was also attributable to a $2.4 million, or 11.4%, increase in net interest income, an increase of $6.8 million, or 215.1%, in noninterest income offset by a $7.9 million, or 53.6%, increase in noninterest expense and a $3.1 million, or 432.2% increase in the provision for loan losses.

     Net Interest Income. Net interest income increased $2.4 million, or 11.4%, to $23.5 million for 1999 from $21.1 million for 1998. This increase was primarily due to an increase in interest income on loans due to an increase in the average balance of loans of $39.7 million, or 7.0%, to $604.9 million for 1999 from $565.2 million for 1998 due to a higher level of one- to four-family mortgage loans and commercial real estate loans. The increase in interest income from loans was partially enhanced by a 7 basis point increase in the average yield to 7.98% from 7.91% due to an increase of higher yielding commercial real estate loans. The increase in interest income was partially offset by a $1.1 million, or 4.6%, increase in interest expense, primarily due to increased deposits and Federal Home Loan Bank advances. The increase in interest expense on deposits was due to a higher average balance of interest-bearing deposits of $33.4 million, or 6.9%, to $520.2 million for the year ended March 31, 1999 from $486.8 million for the year ended March 31, 1998. The increase in deposits was partially offset by an 15 basis point decrease in the average rate paid on deposits from 4.61% for 1998 to 4.46% for 1999 due to the lower interest rate environment. Also contributing to the increase in the interest expense was a $6.5 million, or 15.5%, increase in the average balance of Federal Home Loan Bank advances to $48.2 million for 1999 from $41.7 million for 1998. The additional Federal Home Loan Bank advances were used primarily to fund loan growth.

     Provision for Loan Losses. The provision for loan losses increased $3.1 million to $3.8 million in 1999 from $714,000 in 1998. The increase in the provision and overall allowance for loan losses was made to recognize the change in the composition of Citizens First's loan portfolio, it's increased emphasis on commercial and consumer loans origination and trends in its non-performing loans. Citizens First increased its response to the community's increased demand for commercial, multi-family real estate, indirect automobile and commercial loans, which inherently have a greater degree of risk than one- to four-family loans. Additionally, during 1999, while non-accruing one- to four-family real estate loans decreased, non-accruing consumer loans increased. While the increase in these types of loans accounted for a portion of the increase in the provision, the provision also increased due to management's decision to revise its policies on the appropriate level of its overall allowance for loan losses in response to its increased emphasis on loans having a greater degree of risk than loans secured by residential real estate. This change in policy resulted in an increase in the 1999 provision for loan losses of approximately $2.5 million and management's determination to maintain its overall loan loss allowance at levels which are generally higher than historic levels based on total loans.

     Noninterest Income. Noninterest income totaled $10.0 million and $3.2 million for the years ended March 31, 1999 and 1998, respectively. The $6.8 million increase in noninterest income was attributable to the one-time gain of $6.2 million recognized on the donation of appreciated marketable equity securities to Citizens First Savings Charitable Foundation. The remainder of the increase consisted of an increase of $311,000, or 35.8%, in mortgage banking activities and a $245,000, or 26.8%, increase in service charge fees due to increased loan sales because of increased originations.

     Noninterest Expense. Noninterest expense totaled $22.6 million for 1999, an increase of $7.9 million, or 53.6%, from $14.7 million for 1997, primarily due to the donation of $6.2 million of appreciated securities to Citizens First Savings Charitable Foundation in 1999 compared to a donation of $941,000 made in 1998. Also contributing to the increase in noninterest expense was a $1.5 million, or 77.4%, increase in office occupancy from $2.0 million for 1998 to $3.5 million for 1999 due primarily to office items purchases and expenses and purchases related to preparing for Year 2000. A $425,000, or 172.0%, increase in legal and audit fees due to department related reorganization projects, a $289,000, or 59.7%, increase in appraisal fee expense due to increased mortgage loan application volume and a $137,000, or 43.4%, increase in Michigan taxes contributed to the increase.

     Income Taxes. Income taxes decreased $2.1 million, or 79.8%, to $539,000 for 1999 from $2.7 million for 1998 resulting in effective tax rates of 7.55% and 30.1% for 1999 and 1998, respectively. The lower effective tax rate in 1999 was partially attributable to a $2.3 million tax benefit from the contribution deduction of appreciated Freddie Mac securities in connection with the establishment of Citizens First Savings Charitable Foundation.

Average Balances, Interest and Average Yields/Cost

     The following table presents certain information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from monthly balances.

                                                                                   Five Months Ended August 31,
                                                                     -----------------------------------------------------------
                                               At August 31, 2000               2000                           1999
                                               ------------------    ----------------------------   ----------------------------
                                                                                        Average                         Average
                                                           Yield/   Average              Yield/     Average              Yield/
                                                Balance    Rate     Balance   Interest    Rate      Balance   Interest    Rate
                                               ---------  ------- ---------- ---------- -------    --------- ----------  -------
                                                                            (Dollars in thousands)
Interest earning assets:
  Loans (1).................................   $ 633,483   8.28%  $ 586,995   $ 20,688     8.46%   $ 616,544  $ 20,201      7.86%
  Securities (2)............................      85,661   6.68      97,256      2,518     6.21        2,003        56      6.71
  Federal Home Loan Bank stock..............       5,119   5.63       5,353        141     6.32        5,597       144      6.17
  Federal funds sold........................          --     --       1,334         35     6.30        3,299        84      6.11
  Interest-earning deposits.................      35,766   5.40      21,096        498     5.67       10,711       207      4.64
                                               ---------   ----   ---------   --------   ------    ---------  --------    ------
    Total interest-earning assets...........     760,029   7.77     712,034     23,880     8.05      638,154    20,692      7.78
Noninterest-earning assets..................      34,399             46,294                           31,365
                                               ---------          ---------                        ---------
     Total assets...........................   $ 794,428          $ 758,327                        $ 669,519
                                               ---------          ---------                        ---------
Interest-bearing liabilities:
  Deposits:
    Savings accounts........................   $  87,669   2.24   $  88,194   $    891     2.42    $  86,185       832      2.32
    NOW accounts............................      66,702   2.07      68,422        556     2.04       63,096       528      2.01
    Money market accounts...................      98,608   4.08     101,734      1,760     4.15      120,132     2,041      4.08
    Certificates of deposit.................     364,369   6.26     344,282      8,301     5.79      259,723     5,768      5.33
                                               ---------   ----   ---------   --------   ------    ---------  --------    ------
       Total deposits.......................     617,348   4.89     599,632     11,508     4.61      529,135     9,169      4.16
  Federal Home Loan Bank advances...........      77,302   6.07      75,987      1,985     6.27       58,367     1,517      6.24
                                               ---------   ----   ---------   --------   ------    ---------  --------    ------
     Total interest-bearing
        liabilities.........................     694,652   5.02     675,619     13,493     4.79      587,502    10,686      4.37
  Noninterest-bearing deposits..............      19,675             14,774                           13,457
  Other noninterest-bearing
   liabilities..............................      13,140              4,863                           11,983
                                               ---------          ---------                        ---------
     Total liabilities......................     727,465            695,256                          612,942
  Equity....................................      66,963             63,071                           56,577
                                               ---------          ---------                        ---------
        Total liabilities and equity........   $ 794,428          $ 758,327                        $ 669,519
                                               =========          =========                        =========
Net interest-earning assets.................   $  65,377          $  36,415                        $  50,652
                                               =========          =========                        =========
Net interest income.........................                                  $ 10,387                        $ 10,006
                                                                              ========                        ========
Interest rate spread (3)....................                                               3.26%                            3.42%
Net interest margin as a percentage
 of interest-earning assets (4).............                                               3.50                             3.76%
Ratio of interest-earning assets
 to interest-bearing liabilities............                                             105.39%                          108.62%

                                                                  For the Fiscal Years Ended March 31,
                                        ---------------------------------------------------------------------------------------
                                                     2000                         1999                          1998
                                        ---------------------------- ----------------------------  ------------------------------
                                                             Average                     Average                          Average
                                         Average              Yield/  Average             Yield/     Average               Yield/
                                         Balance   Interest    Rate   Balance  Interest    Rate      Balance   Interest     Rate
                                        ---------  --------  ------- --------  --------  -------   ----------  ---------  -------
                                                                      (Dollars in Thousands)
Interest earning assets:
 Loans (1).............................  $591,549  $48,839    8.26%  $604,987   $48,255    7.98%   $  565,209  $  44,698    7.91%
 Securities (2)........................    24,928    1,281    5.14      2,204       135    6.13         2,204        128    5.81
 Federal Home Loan Bank stock..........     5,586      326    5.84      5,583       342    6.13         6,471        376    5.81
 Federal funds sold....................     2,928      151    5.16      5,097       289    5.67         3,363        194    5.77
 Interest-earning deposits.............    26,345    1,331    5.05     14,647       743    5.07        16,020        826    5.16
                                        ---------  -------  ------   --------  --------  ------    ----------  ---------  ------
       Total interest-earning assets...   651,336   51,928    7.97    632,518    49,764    7.87       593,267     46,222    7.79
                                        ---------  -------  ------   --------  --------  ------    ----------  ---------  ------
Noninterest-earning assets.............    41,492                      20,569                          24,483
                                        ---------                    --------                      ----------
   Total assets........................ $ 692,828                    $653,087                      $  617,750
                                        =========                    ========                      ==========
Interest-bearing liabilities:
 Deposits:
   Savings accounts.................... $  86,199    2,053    2.38   $ 83,027     1,929    2.32    $   80,781      1,860    2.30
   NOW accounts........................    65,765    1,305    1.98     60,037     1,228    2.05        47,955        978    2.04
   Money market accounts...............   105,954    4,669    4.41    110,257     4,969    4.51        93,306      4,370    4.68
   Certificates of deposit.............   278,680   14,718    5.28    266,843    15,080    5.65       264,761     15,240    5.76
                                        ---------  -------  ------   --------  --------  ------    ----------  ---------  ------
       Total deposits..................   536,598   22,745    4.24    520,164    23,206    4.46       486,803     22,448    4.61
 Federal Home Loan Bank advances.......    72,675    4,318    5.94     48,151     3,034    6.30        41,705      2,647    6.35
                                        ---------  -------  ------   --------  --------  ------    ----------  ---------  ------
   Total interest-bearing liabilities..   609,273   27,063    4.44    568,315    26,240    4.62       528,508     25,095    4.75
 Noninterest-bearing deposits..........    13,669                      11,065                           9,087
 Other noninterest-bearing liabilities.     6,735                      19,978                          28,881
                                        ---------                    --------                      ----------
     Total liabilities.................   629,677                     599,358                         566,476
 Equity................................    63,151                      53,729                          51,274
                                        ---------                    --------                      ----------
     Total liabilities and equity...... $ 692,828                    $653,087                      $  617,750
                                        ---------                    --------                      ----------
 Net interest-earning assets........... $  42,063                    $ 64,203                      $   64,759
                                        =========                    ========                      ==========
 Net interest income...................            $24,865                     $  23,524                       $  21,127
                                                   =======                     =========                       =========
 Interest rate spread (3)..............                       3.53%                        3.25%                            3.04%
 Net interest margin as a percentage
   of interest-earning assets (4)......                       3.82%                        3.72%                            3.56%
 Ratio of interest-earning assets
   to interest-bearing liabilities.....                     106.90%                      111.30%                          112.25%

_____________________
(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include nonperforming loans.
(2)  Includes investment securities available-for-sale and held-to-maturity.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected Citizens First's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change (the sum of the prior columns). The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume.

                                                                            Year Ended                          Year Ended
                                  Five Months Ended August                March 31, 2000                      March 31, 1999
                                  31, 2000 Compared to Five                 Compared to                         Compared to
                                        Months Ended                        Year Ended                          Year Ended
                                      August 31, 1999                     March 31, 1999                      March 31, 1998
                               -------------------------------   ---------------------------------  -------------------------------
                                Increase (Decrease)                 Increase (Decrease)                Increase (Decrease)
                                      Due to                              Due to                             Due to
                               -------------------------         -----------------------            -----------------------
                                 Rate        Amount       Net        Rate       Amount       Net       Rate        Amount     Net
                               -------  ---------------  -----   ---------    ----------   -------  ---------    ---------- -------
                                                                    (Dollars in Thousands)
Interest-earning assets:
   Loans...................... $  1,455   $  (968)     $   487   $   1,656    $  (1,072)   $   584  $     411    $   3,146  $ 3,557
   Securities.................     (201)    2,663        2,462        (246)       1,392      1,146          7            -        7
   Federal Home Loan Bank
    stock.....................        3        (6)          (3)        (16)           -        (16)        18          (52)     (34)
   Federal funds sold.........        1       (50)         (49)        (15)        (123)      (138)        (5)         100       95
   Interest-earning deposits..       90       201          291          (5)         593        588        (12)         (71)     (83)
                               --------   -------      -------   ---------    ---------    -------  ---------    ---------  -------
        Total interest-earning
          assets..............    1,348     1,840        3,188       1,374          790      2,164        419        3,123    3,542
                               --------   -------      -------   ---------    ---------    -------  ---------    ---------  -------
Interest-bearing liabilities:
   Deposits:
     Savings accounts.........       40        19           59          50           74        124         17           52       69
     NOW accounts.............        9        19           28         (40)         117         77          4          246      250
     Money market accounts....       32      (313)        (281)       (106)        (194)      (300)      (195)         794      599
     Certificates of deposit..      655     1,878        2,533      (1,031)         669       (362)      (280)         120     (160)
                               --------   -------      -------   ---------    ---------    -------  ---------    ---------  -------
        Total deposits........      736     1,603        2,339      (1,127)         666       (461)      (454)       1,212      758
     FHLB advances and other
        borrowings............       10       458          468        (261)       1,545      1,284        (19)         406      387
                               --------   -------      -------   ---------    ---------    -------  ---------    ---------  -------
        Total interest-bearing
          liabilities.........      746     2,061        2,807      (1,388)       2,211        823       (473)       1,618    1,145
                               --------   -------      -------   ---------    ---------    -------  ---------    ---------  -------
Increase(decrease) in net
   interest income............ $    602   $  (221)     $   381   $   2,762    $  (1,421)   $ 1,341  $     892    $   1,505  $ 2,397
                               ========   =======      =======   =========    =========    =======  =========    =========  =======


Management of Interest Rate Risk and Market Risk Analysis

         Qualitative Aspects of Market Risk. Citizens First's most significant form of market risk is interest rate risk. The principal objectives of Citizens First's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given Citizens First's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Director's approved guidelines. Citizens First has an Asset/Liability Management Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets monthly and reports trends and interest rate risk position to the Board of Directors quarterly. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of Citizens First.

         Citizens First's assets include a high percentage of fixed-rate mortgage loans. This exposes Citizens First to the risk that during periods of rising interest rates, Citizens First's interest expense will increase faster than its interest income. In recent years, Citizens First has used the following strategies to manage interest rate risk: (1) emphasizing the origination of adjustable-rate loans and the sale of longer-term, fixed-rate loans; (2) emphasizing shorter term consumer loans;

(3) maintaining a high quality portfolio of short to intermediate term securities; (4) maintaining high levels of liquidity; and (5) using Federal Home Loan Bank advances to better structure maturities of its interest rate sensitive liabilities. Citizens First uses forward sales contracts to protect the value of residential mortgage loans that are being underwritten or warehoused for future sale to investors in the secondary market. Adverse market interest rate changes, between the time that a customer receives a rate-lock commitment and when the fully-funded mortgage loan is sold to an investor, can erode the value of that mortgage. Therefore, Citizens First enters into forward sales contracts to mitigate the interest rate risk associated with the origination and sale of mortgage loans. Citizens First accepts credit risk in forward sales contracts to the extent of nonperformance by a counterparty, in which case Citizens First would be compelled to sell the mortgages to another party at the current market price. The credit exposure of forward sales represents the aggregate value of contracts with a positive fair value. More recently, Citizens First has used some of its excess liquidity to increase its loan portfolio. As liquidity is reduced, Citizens First's sensitivity to interest rate movements is expected to increase.

         Quantitative Aspects of Market Risk. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At August 31, 2000, Citizens First's one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 16.15%. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, Citizens First, having a negative gap position, would be in a worse position to invest in higher yielding assets which, consequently, may result in the cost on its interest-bearing liabilities increasing at a rate faster than its yield on interest-earing assets than if it had a positive gap. During a period of falling interest rates, an institution with a negative gap would tend to have its interest-bearing liabilities repricing downward at a faster rate than one with a negative gap, which consequently, may tend to positively affect its net income.

         The following table sets forth the amount of interest-earning assets and interest-bearing liabilities outstanding at August 31, 2000, which are anticipated by Citizens First, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at August 31, 2000, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a series of time intervals. For loans on residential mortgages, adjustable-rate loans, and fixed-rate loans, prepayment rates were assumed to range from 1% to 50% annually. All securities are presented based on stated maturities. NOW accounts were assumed to decay at 0, 30%, 30%, 10%, 10% and 20%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years and over five years. Noninterest-bearing demand deposit accounts and savings accounts were assumed to decay at 20%, 20%, 20%, 10%, 10% and 20%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years, and over five years. Money market accounts were assumed to decay at 50%, 25%, 25%, 0%, 0% and 0%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years, and over five years. Prepayment of deposit rates can have a significant impact on Citizens First's estimated gap. While Citizens First believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan repayment and deposit withdrawal activity. See "Business of Citizens First Savings Bank--Lending Activities," "Business of Citizens First Savings Bank--Investment Activities" and "Business of Citizens First Savings Bank--Deposit Activities and Other Sources of Funds."

                                                                         At August 31, 2000
                                      -------------------------------------------------------------------------------------------
                                                  More than   More than   More than   More than
                                                  One Year    Two Years  Three Years  Four Years
                                        One Year      to          to          to         to       More Than      Total     Fair
                                        or Less   Two Years  Three Years Four Years   Five Years  Five Years     Amount    Value
                                      ----------  ---------  ----------- ----------   ----------  ----------     ------   -------
                                                                       (Dollars in thousands)
Interest-earning assets:
   Securities:
      U.S. treasuries..............   $    2,993  $   7,956     $     --  $      --   $      --   $      --   $  10,949  $ 10,949
      U.S. agencies................           --      2,969       16,251      7,579          --          --      26,799    26,799
      Municipal securities.........           --         --           --      1,274       2,062       7,733      11,069    11,069
      Corporate securities.........        3,982      9,850        4,039     14,766       1,969       2,238      36,844    36,844
    Interest-bearing deposits             24,465         --           --         --          --          --      24,465    24,465
    Other investments..............           --         --           --         --          --       5,119       5,119     5,119
                                      ----------  ---------     --------  ---------   ---------   ---------   ---------  --------
         Total investments.........       31,440     20,755       20,290     23,619       4,031      15,090     115,245   115,245
                                      ----------  ---------     --------  ---------   ---------   ---------   ---------  --------
   Loans...........................      179,384    186,598       43,326     44,310      45,815     143,867     643,300   630,437
                                      ----------  ---------     --------  ---------   ---------   ---------   ---------  --------
      Total interest-earning
           assets..................   $  210,824  $ 207,373     $ 63,616  $  67,929   $  49,846   $ 158,957   $ 758,545  $745,682
                                      ==========  =========     ========  =========   =========   =========   =========  ========
Interest-bearing liabilities:
   Money market accounts...........   $   49,304  $  24,652     $ 24,652  $      --   $      --   $      --   $  98,608  $ 98,608
   Savings accounts................       16,959     17,435       17,435      8,960       8,960      17,920      87,669    87,669
   Transaction accounts............           --     20,001       20,001      6,667       6,667      13,366      66,702    66,702
   Certificates of deposit.........      245,061     41,956       41,956     17,698      17,698          --     364,369   363,507
   Advances from Federal
      Home Loan Bank...............       22,000     27,600           --     10,000       3,200      14,502      77,302    75,656
                                      ----------  ---------     --------  ---------   ---------   ---------   ---------  --------
      Total interest-bearing
         liabilities...............   $  333,324  $ 131,644     $104,044  $  43,325   $  36,525   $  45,788   $ 694,650  $692,142
                                      ==========  =========     ========  =========   =========   =========   =========  ========

   Interest rate sensitivity
      gap..........................   $ (122,500) $  75,729     $(40,428) $  24,604   $  13,321   $ 113,169   $  63,895

   Cumulative interest-rate........   $ (122,500) $ (46,771)    $(87,199) $ (62,595)  $ (49,274)  $  63,895          --
      sensitivity gap
   Interest-rate gap as a
    percentage of total
    interest-earning assets........       (16.15)%     9.98%       (5.33)%     3.24%       1.76%      14.92%         --
   Cumulative interest-rate
    gap as a percentage of
    total interest-earning
    assets.........................       (16.15)%    (6.17)%     (11.50)%    (8.25)%     (6.50)%      8.42%         --
   Cumulative interest-earning
     assets as a percentage
     of cumulative
     interest-bearing
     liabilities...................        63.25%     89.94%       84.68%     89.78%      92.41%     109.20%     109.20%
   Cumulative interest-earning
      assets.......................   $  210,824  $ 418,197     $481,813  $ 549,742   $ 599,588   $ 758,545   $ 758,545
   Cumulative interest-bearing
      liabilities .................   $  333,324  $ 464,968     $569,012  $ 612,337   $ 648,862   $ 694,650   $ 694,650


         The notional and estimated fair value of forward sales contracts used to manage risk positions associated with residential mortgage loans were as follows:


                                                          Notional           Estimated
                                                           Amount            Fair Value
                                                        --------------      ------------
                                                                 (In thousands)
               August 31, 2000......................        $ 2,066             $ 2
               March 31, 2000.......................        $   880             $ 5
               March 31, 1999.......................        $19,500             $39

Liquidity and Capital Resources

   Liquidity is the ability to meet current and future financial obligations of a short-term nature. Citizens First further defines liquidity as the ability to have funds available to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. Citizens First's primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

   Liquidity management is both a daily and long-term responsibility of management. Citizens First adjusts its investments in liquid assets based upon management's assessment of (1) expected loan demand, (2) expected deposit flows,
(3) yields available on interest-earning deposits and securities, and (4) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations.

   Federal and state regulations require Citizens First to maintain minimum levels of liquid assets. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 4.0% of net withdrawable savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. Liquid assets for purposes of this ratio include cash, certain time deposits, U.S. Government, government agency and corporate securities and other obligations generally having remaining maturities of less than five years. Citizens First has historically maintained its liquidity ratio for regulatory purposes at levels in excess of those required. At August 31, 2000, Citizens First's liquidity ratio for regulatory purposes was 17.8%.

   Citizens First's most liquid assets are cash and short-term investments (securities maturing in one year or less). The levels of these assets are dependent on Citizens First's operating, financing, lending and investing activities during any given period. At August 31, 2000, cash and short-term investments totaled $56.7 million. Securities classified as available-for-sale totaled $85.7 million at August 31, 2000. In addition, at August 31, 2000, Citizens First had the ability to borrow a total of approximately $285.0 million from the Federal Home Loan Bank of Indianapolis. On that date, Citizens First had advances outstanding of $77.3 million.

   The primary investing activities of Citizens First are the origination of loans and the purchase of securities. In the first five months of fiscal 2001, Citizens First originated $137.1 million of loans and purchased $7.5 million of securities. In fiscal 2000, Citizens First originated $292.5 million of loans and purchased $95.9 million of securities. In fiscal 1999, Citizens First originated $295.8 million of loans and purchased $824,000 of securities.

   Citizens First originates fixed-rate loans conforming to Freddie Mac guidelines generally for sale in the secondary market. The proceeds of such sales provide funds for both additional lending and liquidity to meet current obligations. In December 1999, Citizens First sold $130.8 million of mortgage loans for the purpose of reorganizing the balance sheet, managing interest rate risk and providing liquidity. This transaction was unusual and management does not have any current plans to engage in another such loan sale.

   Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. Citizens First experienced a net increase in total deposits of $36.0 million, $74.2 million and $23.4 million for the first five months of fiscal 2001, and fiscal 2000 and 1999, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by Citizens First and its local competitors and other factors. Citizens First generally manages the pricing of its deposits to be competitive and to increase core deposit relationships. Occasionally, Citizens First offers promotional rates on certain deposit products in order to attract deposits. In the first five months of fiscal 2001, Federal Home Loan Bank advances increased $6.8 million. During fiscal 2000 and 1999, Federal Home Loan Bank advances increased $16.2 million and $2.7 million, respectively.

   At August 31, 2000, Citizens First had outstanding commitments to originate loans of $30.6 million, $14.6 million of which had fixed interest rates. These loans are to be secured by properties located in its market area. Citizens First anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through Federal Home Loan Bank borrowings. Certificates of deposit that are scheduled to mature in one year or less from August 31, 2000 totaled $247.3 million. Management believes, based on past experience, that a significant portion of those deposits will remain with Citizens First. Based on the foregoing, Citizens First considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

   Citizens First is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At August 31, 2000, Citizens First exceeded all of its regulatory capital requirements. Citizens First is considered "well capitalized" under regulatory guidelines. See "Regulation and Supervision-Savings Institution Regulation - Capital Requirements" and "Regulatory Capital Compliance" and note 11 of the notes to the financial statements.

   The capital from the conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Citizens First's financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted following the conversion until that capital can be effectively deployed at market rates, a goal that may take a number of years to achieve.

Impact of Accounting Pronouncements

   Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998 (as amended by SFAS No. 137), standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. The Statement requires entities to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value, gains and losses, of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. The statement was adopted by Citizens First during fiscal year 2000 and did not have a material effect on the consolidated financial position or results of operations.

Effect of Inflation and Changing Prices

   The consolidated financial statements and related financial data presented in this prospectus have been prepared following generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Citizens First's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                       Business of Citizens First Bancorp

General

   Citizens First Bancorp was organized as a Delaware business corporation at the direction of Citizens First in October 2000 to become the holding company for Citizens First upon completion of the conversion. As a result of the conversion, Citizens First will be a wholly owned subsidiary of Citizens First Bancorp and all of the issued and outstanding capital stock of Citizens First will be owned by Citizens First Bancorp.

Business

   Before the completion of the conversion, Citizens First Bancorp will not engage in any significant activities other than those of an organizational nature. Following completion of the conversion, Citizens First Bancorp's business activity will be the ownership of the outstanding capital stock of Citizens First and management of the investment of proceeds retained from the conversion. In the future, Citizens First Bancorp may acquire or organize other operating subsidiaries. There are no current plans, arrangements, agreements or understandings, written or oral, to do so.

   Initially, Citizens First Bancorp will neither own nor lease any property but will instead use the premises, equipment and furniture of Citizens First with the payment of appropriate rental fees, as required by applicable law and regulations.

   Since Citizens First Bancorp will hold the outstanding capital stock of Citizens First after the conversion, the competitive conditions applicable to Citizens First Bancorp will be the same as those confronting Citizens First. See "Business of Citizens First Savings Bank--Competition."


                    Business of Citizens First Savings Bank

General

   Citizens First was founded in 1938 as a federal savings and loan association under the name "Citizens Federal Savings and Loan Association of Port Huron."
In 1990, Citizens First became a federal savings bank under the name "Citizens Federal Savings Bank." In 1997, Citizens First converted to a Michigan-chartered mutual savings bank with the name "Citizens First Savings Bank." Citizens First is regulated by the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation. Citizens First's deposits are insured to the maximum allowable amount by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Citizens First has been a member of the Federal Home Loan Bank System since 1938.

   Citizens First operates as a community-oriented financial institution, specializing in the acceptance of retail deposits from the general public in the areas surrounding its 14 full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate loans. The principal lending activity of Citizens First is the origination of mortgage loans for the purpose of purchasing or refinancing one- to four-family residential property. Citizens First also originates commercial real estate loans, construction loans, commercial loans, automobile loans, home equity loans and lines of credit and a variety of consumer loans. Citizens First currently originates one- to four-family mortgage loans primarily for sale in the secondary market, while generally retaining the servicing rights. See "-- Lending Activities." Citizens First's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investments. Citizens First's primary sources of funds are deposits, principal and interest payments on loans and investments and advances from the Federal Home Loan Bank of Indianapolis.

Market Area

   Citizens First's main office is in Port Huron, Michigan in St. Clair County. Citizens First's primary deposit gathering and lending areas are concentrated in and around the communities surrounding its 14 full-service offices located in St. Clair, Sanilac, Huron and Lapeer Counties, Michigan. However, Citizens First also makes some loans beyond these areas throughout southeastern Michigan.

   Port Huron, the population center for St. Clair county, is located approximately sixty miles northeast of Detroit and sixty miles east of Flint. St. Clair County, is bounded by the counties of Macomb to the south and west, Lapeer to the west and Sanilac to the north. The eastern boundary of the county is the St. Clair river and Canada. Almost half of the county's total land area is rural and approximately one-third of the resident labor force commutes to jobs outside of the county. As of 2000, St. Clair County had a population of approximately 163,870, while the other three counties in its primary market area had a population of approximately 169,730. The largest employment sectors in this area are manufacturing, services, retail and government. Citizens First's market area has a higher per capita median household income when compared to Michigan and the United States.

   Economic activity in St. Clair County and Michigan appear to be mirroring national trends with strong forward momentum. At July 2000, the county's unemployment rate was 4.3%, the state's unemployment rate was 3.5%, and the national level was 4.2%. Employment growth, while below the pace of recent years, has not contracted and automobile production remains at a high level. Although automobiles continue to be a major factor in Michigan's economic picture, other elements such as technology, biotechnology and agriculture also have an effect. However, there are limited signs of economic softening, such as a slowdown in light-vehicle sales and a slowing trend in housing and bank lending.

Competition

   Citizens First faces intense competition for the attraction of deposits and
origination of loans in its market area.   Its most direct competition for
deposits has historically come from the several financial institutions operating in Citizens First's market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. Citizens First's competition for loans comes primarily from financial institutions in its market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers. Additionally, competition for loans may increase due to the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies. Citizens First expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to market entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-Bliley Act, which permits affiliation among banks, securities firms and insurance companies, also will change the competitive environment in which Citizens First conducts business. Some of the institutions with which Citizens First competes are significantly larger than Citizens First and, therefore, have significantly greater resources. Competition for deposits and the origination of loans could limit Citizens First's growth in the future. See "Risk Factors--Strong competition could hurt Citizens First's profits."

Lending Activities

   General. Citizens First's loan portfolio primarily consists of one- to four-family loans, commercial real estate loans, home equity loans and lines of credit and automobile loans. To a lesser degree, Citizens First's loan portfolio also includes commercial loans, construction loans and a variety of consumer loans.

   Citizens First's loans are subject to federal and state laws and regulations. Interest rates charged by Citizens First on loans are affected principally by Citizens First's current asset/liability strategy, the demand for various types of loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

 Loan Portfolio Analysis. The following table sets forth the composition of Citizens First's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                                                     At August 31,                            At March 31,
                                                 -------------------  ------------------------------------------------------------
                                                        2000                 2000                1999                   1998
                                               -------------------  -------------------- --------------------  -------------------
                                                         Percent               Percent              Percent               Percent
                                                Amount   of Total    Amount    of Total   Amount    of Total    Amount   of Total
                                               -------- ----------  --------  ---------- --------  ----------  -------- ----------
                                                                                           (Dollars in Thousands)
Real estate loans:
 One- to four-family.........................  $359,271   55.85%    $341,308    58.81%   $427,555     70.83%   $399,616    71.58%
 Commercial and multi-
  family real estate (1).....................    93,378   14.52       83,536    14.40      62,500     10.36      42,805     7.67
 Residential construction....................    35,926    5.58       24,750     4.26      31,040      5.14      31,336     5.61
                                               --------  ------     --------   ------    --------    ------    --------  -------
   Total real estate loans...................   488,575   75.95      449,594    77.47     521,095     86.33     473,757    84.86
Consumer loans:
 Home equity loans and
  lines of credit............................    66,385   10.32       56,991     9.82      42,417      7.02      44,844     8.03
 Vehicles (2)................................    51,467    8.00       41,066     7.08       7,100      1.18       5,329     0.96
 Other.......................................    12,988    2.02       13,882     2.39      16,348      2.71      21,361     3.82
                                               --------  ------     --------   ------    --------    ------    --------  -------
    Total consumer loans.....................   130,840   20.34      111,939    19.29      65,865     10.91      71,534    12.81
Commercial loans.............................    23,885    3.71       18,824     3.24      16,638      2.76      13,011     2.33
                                               --------  ------     --------   ------    --------    ------    --------  -------
    Total loans..............................   643,300  100.00%     580,357   100.00%    603,598    100.00%    558,302   100.00%
                                                         ======                ======                ======              =======
Less:
 Deferred loan origination fees
  and discounts..............................     1,501                1,393                1,800                 1,882
 Allowance for loan losses...................    10,633               10,461               11,161                 7,527
                                               --------             --------             --------              --------
  Total loans, net...........................  $631,166             $568,503             $590,637              $548,893
                                               ========             ========             ========              ========

                                                             At March 31,
                                               ------------------------------------------
                                                       1997                 1996
                                               --------------------- --------------------
                                                          Percent               Percent
                                                Amount    of Total    Amount    of Total
                                               --------  ----------- --------  ----------
Real estate loans:
 One- to four-family.........................  $363,142    72.93%    $325,712     74.11
 Commercial and multi-
  family real estate (1).....................    31,713     6.37       13,153      2.99
 Residential construction....................    23,361     4.69       21,249      4.84
                                               --------   ------     --------    ------
   Total real estate loans...................   418,216    83.99      360,114     81.94
Consumer loans:
 Home equity loans and
  lines of credit............................    40,547     8.15       34,505      7.85
 Vehicles (2)................................     4,127     0.83        3,657      0.83
 Other.......................................    27,309     5.48       34,660      7.89
                                               --------   ------     --------    ------
    Total consumer loans.....................    71,983    14.46       72,822     16.57
Commercial loans.............................     7,715     1.55        6,550      1.49
                                               --------   ------     --------    ------
    Total loans..............................   497,914   100.00%     439,486    100.00%
                                                          ======                 ======
Less:
 Deferred loan origination fees
  and discounts..............................      1,824                1,852
 Allowance for loan losses...................      6,982                6,380
                                                --------             --------
  Total loans, net...........................   $489,108             $431,254
                                                ========             ========


___________________________________
(1) Includes commercial construction loans whichat August 31, 2000 and March 31, 2000 totaled $9.5 million and $9.6 million, respectively.
(2) Includes loans secured by automobiles, motorcycles, mobile homes, campers and other recreational vehicles.

     The following table presents certain information at August 31, 2000 regarding the dollar amount of loans maturing in Citizens First's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.

                                                                              At August 31, 2000
                                                 --------------------------------------------------------------------------
                                                               Commercial
                                                   One- to         and
                                                     Four-     Multi-Family   Residential                          Total
                                                   Family      Real Estate    Construction  Consumer  Commercial   Loans
                                                 -----------  -------------   ------------  --------  -----------  --------
                                                                                    (In thousands)
Amounts due in:
   One year or less.....................            $ 17,543        $13,196      $35,926    $  2,418    $ 3,183    $ 72,266
   After one year:
   More than one year to three years....              12,429         22,364           --       6,649         --      41,442
   More than three years to five years..              14,629         16,345           --      64,504      9,003     104,481
   More than five years to 10 years.....              49,522         38,521           --      48,499      6,906     143,448
   More than 10 years to 15 years.......              97,704          2,606           --       7,596      4,793     112,699
   More than 15 years...................             167,444            346           --       1,174         --     168,964
                                                    --------        -------      -------    --------    -------    --------
      Total amount due..................            $359,271        $93,378      $35,926    $130,840    $23,885    $643,300
                                                    ========        =======      =======    ========    =======    ========

     Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give Citizens First the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     The following table sets forth, at August 31, 2000, the dollar amount of loans contractually due after August 31, 2001, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                    Due After August 31, 2001
                                                             ------------------------------------------
                                                                 Fixed       Adjustable        Total
                                                             ------------   -------------   -----------
                                                                            (In thousands)
Real estate loans:
   One- to four-family......................                   $148,302       $193,426       $341,728
   Commercial and multi-family real estate..                     71,784          8,398         80,182
                                                               --------       --------       --------
      Total real estate loans...............                    220,086        201,824        421,910
Consumer loans..............................                    121,440          6,982        128,422
Commercial loans............................                     10,332         10,370         20,702
                                                               --------       --------       --------
      Total loans...........................                   $351,858       $219,176       $571,034
                                                               ========       ========       ========

     One- to Four-Family Loans. Citizens First's primary lending activity is the origination of loans secured by one- to four-family residences located in its market area. Citizens First offers various types of adjustable-rate mortgage loans and fixed-rate mortgage loans. At August 31, 2000, 43.0% of Citizens First's residential mortgage loans had fixed interest rates and 57.0% had adjustable interest rates.

     Citizens First originates fixed-rate fully amortizing loans with maturities of 10, 15, 20 and 30 years. Management establishes the loan interest rates based on market conditions, with consideration given to the type of the loan and the quality and liquidity of the collateral securing the loan. Citizens First offers mortgage loans that generally conform to Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $252,700. Fixed-rate conforming loans are generally originated for sale in the secondary market while primarily retaining the servicing rights. Citizens First will underwrite one- to four-family owner-occupied residential mortgage loans with a loan to value ratio of 97%, provided that private mortgage insurance will generally be required on loans that exceed 80% of the lower of the appraised value or the purchase price of the real estate. Citizens First may begin to originate loans with a loan to value ratio of 103%. Such loans would generally be sold in the secondary market, with servicing released. Citizens First also offers a seven year balloon mortgage loan, in which the borrower pays a fixed monthly payment for the first seven years, at which point the entire balance of the loan becomes due.

     Citizens First currently also offers adjustable-rate mortgage loans, with an interest rate based on the U.S. Treasury securities index, which adjust annually after a one, three, five or seven year initial fixed period and with terms of up to 30 years. The maximum amount by which the interest rate may be increased or decreased on Citizens First's adjustable-rate mortgage loans is generally 2% per year and no more than 5% over the life of the loan. Additionally, Citizens First offers an adjustable-rate loan with a conversion option where the borrower has the option to convert the loan to a fixed rate after a predetermined period of time, without the cost of refinancing the mortgage.

     Adjustable-rate mortgage loans help reduce Citizens First's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. During periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable-rate mortgage loans help make Citizens First's asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, yields on adjustable-rate mortgage loans may not be sufficient to offset increases in Citizens First's cost of funds during periods of rising interest rates.

     Citizens First requires all properties securing its mortgage loans to be appraised by an approved independent state-licensed appraiser. Citizens First also requires that fire, casualty, title, hazard and, if appropriate, flood insurance be maintained on most properties securing real estate loans made by Citizens First.

     In an effort to provide financing for low- and moderate-income families, Citizens First offers Federal Housing Authority and Veterans Administration residential mortgage loans to qualified individuals with adjustable-and fixed-rates of interest and terms of up to 30 years. Such loans are secured by one- to four-family residential property and are underwritten using modified underwriting guidelines.

     Residential Construction Loans. Citizens First originates construction loans to individuals for the construction of one- to four-family residences. Citizens First's residential construction loans generally provide for the payment of interest only during the construction phase, which is usually between six and twelve months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 95%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property. Citizens First will also originate residential construction loans to builders with which Citizens First has an established relationship. Construction loans to individuals are generally made on the same terms as Citizens First's one- to four-family mortgage loans. At August 31, 2000, the largest outstanding residential construction loan commitment was for $1.7 million, all of which was outstanding. This loan was performing according to its terms at August 31, 2000.

     Before making a commitment to fund a construction loan, Citizens First requires an appraisal of the property by an independent licensed appraiser. Citizens First also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after each stage of work is completed. The final 10% of the loan is held until the house is completed.

     Construction lending generally involves a higher degree of risk than single -family permanent mortgage lending because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. Additional risk often exists because of the inherent difficulty in estimating both a property's value and the estimated cost of the property. If the estimate of construction cost proves to be inaccurate, Citizens First may be required to advance funds beyond the amount originally committed to protect the value of the property. If the estimate of value upon completion proves to be inaccurate, Citizens First may be confronted with a property whose value is insufficient to assure full repayment.

     Commercial and Multi-Family Real Estate Loans. Citizens First originates commercial real estate loans that are generally secured by properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in Citizens First's primary market area, under the direction of an experienced staff of commercial loan officers. Citizens First also, to a lesser extent, originates multi-family loans that are generally secured by five or more unit apartment buildings in Citizens First's primary market area.

     Most of the commercial and multi-family loans originated by Citizens First are fully amortizing loans with terms of up to twenty years. Generally, the maximum loan-to-value ratio for a commercial or multi-family real estate loan is 80%. In reaching its decision on whether to make a commercial or multi-family real estate loan, Citizens First considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, Citizens First will also consider the term of the lease and the quality of the tenants. Citizens First has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of between 1.10x and 1.30x. Citizens First requires written appraisals prepared by a certified independent appraiser of all properties securing commercial or multi-family real estate loans greater than $250,000, or as required by FIRREA. Additionally, environmental surveys are required prior to funding of certain larger commercial real estate in excess of $1.0 million and may be required on commercial real estate loans greater than $500,000 or where a risk of contamination exists. At August 31, 2000, Citizens First's largest commercial or multi-family real estate loan had an outstanding balance of $3.6 million.
The loan is secured by an undeveloped piece of property and was at August 31, 2000, performing according to its terms.

     Citizens First also makes construction loans for commercial development projects, including multi-family, commercial properties, single-family subdivisions and condominiums. These loans generally have an interest-only phase during construction then convert to permanent financing. The permanent mortgage loan must be approved at the time the initial approval is made. Disbursement of funds are at the sole discretion of Citizens First and are based on the progress of construction. The maximum loan to value ratio for these loans depends upon the type of commercial development project being undertaken, but generally will not exceed 80%. At August 31, 2000, the largest outstanding commercial construction loan was $2.7 million. This loan was performing according to its terms at August 31, 2000.

     Multi-family and commercial real estate lending affords Citizens First an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. Citizens First seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to 80% for commercial and multi-family real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan.

     Consumer Loans. Citizens First offers a variety of consumer loans, including home equity loans and lines of credit, automobile loans, mobile home loans, other secured loans, collateral loans, personal loans and unsecured loans.

     Citizens First offers home equity loans and lines of credit secured by owner-occupied one- to four-family residences. At August 31, 2000, home equity loans and lines of credit totaled $66.4 million, or 10.3% of Citizens First's total loans and 50.7% of consumer loans. Additionally, at August 31, 2000, the unadvanced amounts of home equity lines of credit totaled $10.7 million. The underwriting standards employed by Citizens First for home equity loans and lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity loans will not be made if the borrower's outstanding monthly debt exceeds 40% of the borrower's gross monthly income. Loan to value ratios and the maximum loan amounts vary depending on the amount of insurance coverage on the underlying property. Generally, home equity loans are made with fixed interest rates and with terms up to 15 years.

     Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Generally, the maximum combined loan-to-value ratio on home equity lines of credit is 85% and loans may be made up to $500,000. A home equity line of credit may be drawn down by the borrower for an initial period of five years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. If not renewed, the borrower has to pay back the amount outstanding under the line of credit over a term not to exceed 15 years, beginning at the end of the five year period.

     Citizens First offers fixed-rate automobile loans on a direct and indirect basis with terms of up to 72 months. Citizens First will generally make such loans up to 100% of the retail price for new cars and up to 90% of the retail value as stated in the NADA Used Car Guide for used cars. The interest rates offered depend on the age of the automobile, market conditions and current interest rates.

     In March 1999, Citizens First commenced an indirect consumer lending program, which is managed by an experienced consumer loan officer. Citizens First originates automobile loans through approximately 34 automobile dealers in its primary market area. These dealers provide Citizens First applications to finance new and, to a lesser extent, used vehicles sold by their dealerships. Citizens First has the opportunity to accept or reject each loan. Generally, Citizens First pays a fee to the automobile dealer based on the interest rate on the loan. This fee, or dealer reserve, is paid to the dealer monthly. If a loan is paid off or charged off within a specified time period, Citizens First is credited with 100% of the dealer reserve, which it may withhold from the dealer's account or credit against future payments to the dealer. For the first five months of fiscal 2001 and for fiscal year 2000, Citizens First originated $16.9 million and $39.7 million of automobile loans, respectively, of which 88.8% and 90.0% were originated indirectly. At August 31, 2000, Citizens First held $38.9 million of indirect auto loans, or 6.0% of total loans and 29.7% of consumer loans.

     Citizens First also originates consumer loans secured by mobile homes. Historically, such loans were primarily originated indirectly through dealer relationships. However, in recent years management has decided to stop originating such loans on an indirect basis, which has reduced the amount of mobile home originations. As a result, mobile home loans have declined from $33.3 million, or 7.6% of total loans and 45.7% of consumer loans, to $11.5 million, or 1.7% of total loans and 8.8% of consumer loans at August 31, 2000. Citizens First originates loans on new or used mobile homes (up to fifteen years old) with terms ranging from seven to fifteen years and with fixed interest rates. Citizens First generally will finance up to a maximum of 90% of the purchase price of the mobile home unit or the retail value as stated in the NADA book, whichever is less.

   Citizens First also originates consumer loans secured by boats, motorcycles, campers and other recreational vehicles. These loans have fixed interest rates and terms ranging from a maximum of five years to fifteen years depending on the type of collateral securing the loan.

   Citizens First offers collateral loans, personal loans and unsecured loans. Collateral loans are generally secured by a savings account or a certificate of deposit. Personal loans generally have a borrowing capacity of $5,000 and a maximum term of four years. Citizens First also makes unsecured personal loans to individuals who have been homeowners for at least four years. These loans will be made up to $10,000 with terms of up to seven years.

   Citizens First believes that it will benefit from the higher yields earned on consumer loans and that the shorter duration of consumer loans will improve Citizens First's interest rate risk position. However, consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Citizens First expects that it will increase its allowance for loan losses as its consumer loan portfolio grows by charging a provision for loan losses against income.

   Commercial Loans. Citizens First, under the direction of an experienced staff of commercial loan officers, makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. Citizens First offers a variety of commercial lending products, including term loans for fixed assets, working capital, lines of credit and loans with a single principal payment at maturity. Additionally, Citizens First originates Small Business Administration guaranteed loans. Citizens First offers secured commercial term loans, with terms of up to ten years and the payment of which is dependent on future earnings. Business lines of credit have adjustable rates of interest with terms of up to three years. Loans that require a one-time payment of principal at its termination will be originated on terms of up to three years provided the borrower is paying interest at least semi-annually or up to one year if the borrower will pay all of the interest due upon maturity. Business loans with variable rates of interest are generally indexed to the prime rate as reported in The Wall Street Journal. Citizens First also makes unsecured commercial loans. At August 31, 2000, such loans totaled $8.8 million, or 7.5% of commercial loans. At August 31, 2000, Citizens First's largest outstanding commercial loan was an unsecured $3.0 million line of credit, $2.1 million of which was outstanding. Additionally, at August 31, 2000, Citizens First's largest outstanding commercial loan commitment was a $4.0 million line of credit, secured by certificates of deposit, $384,00 of which was outstanding. Both of these loans were performing according to their terms at August 31, 2000.

   When making commercial business loans, Citizens First considers the financial statements of the borrower, Citizens First's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are generally supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 100% of the value of the collateral securing the loan.

   Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself.

Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. See "Risk Factors--Citizens First's increased emphasis on commercial and consumer lending may hurt both asset quality and profits."

   Loans to One Borrower. The maximum amount that Citizens First may lend to one borrower is limited by regulation. At August 31, 2000, Citizens First's regulatory limit on loans to one borrower was $10.1 million or $16.8 million for loans approved by two-thirds of the Board of Directors. At that date, Citizens First's largest amount of outstanding loans to one borrower, including the borrower's related interests, was approximately $5.6 million and consisted of four commercial real estate loans. Additionally, at August 31, 2000, Citizens First's largest outstanding commitment to one borrower was approximately $8.6 million, approximately $4.0 million of which was outstanding, and consisted of a commercial real estate loan, an unsecured line of credit and a line of credit secured by certificates of deposit. All of these loans were performing according to their original terms at August 31, 2000.

   Loan Approval Procedures and Authority. Citizens First's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Citizens First's Board of Directors and management.

   Residential real estate loans greater than $700,000 require the approval of the Board of Directors. Additionally, various officers and underwriters of Citizens First have been delegated authority to approve different types of real estate loans. The approval authorities range from the authority of certain staff underwriters to approve residential mortgage loans up to $100,000 to the authority of the President and Chief Executive Officer to approve any real estate loan up to $700,000. The Senior Vice President, Retail Banking may approve any type of loan up to $400,000. In addition, certain employees may combine their authority to jointly approve a loan that exceeds their individual lending authority.

   Consumer loans greater than $700,000 require the approval of the entire Board of Directors. Additionally, various bank personnel have been delegated authority to approve consumer loans. The President and Chief Executive Officer may individually approve any consumer loan up to $700,000. The Senior Vice President, Retail Banking may approve loans up to $400,000. The Vice President, Consumer Loans may approve loans up to $100,000. Two assistant vice presidents in the consumer loan department and the consumer department lenders may each approve loans up to $50,000.

   All commercial and commercial real estate loans in excess of $3.0 million require the approval of the Board of Directors. Commercial and commercial real estate loans between $1.0 and $3.0 million require the approval of the Directors Loan Committee, which consists of three directors, the President and Chief Executive Officer and the Senior Vice President, Commercial Banking. Commercial and commercial real estate loans between $500,000 and $1.0 million require the approval of the Officers Credit Committee, which consists of the President and Chief Executive Officer, the Senior Vice President, Commercial Banking, certain commercial officer and other officers as designated. Additionally, various bank personnel have been delegated authority to approve loans less than $500,000. Officers may combine their authority to jointly approve a loan that exceeds their individual lending authority.

   Loan Originations, Purchases and Sales. Citizens First lending activities are conducted by its salaried and commissioned loan personnel and through its relationship with dealers. Currently, Citizens First has contractual relationships with approximately 40 vehicle dealers, approximately 34 of which originate automobile loans for Citizens First. Citizens First underwrites and funds such loans. These automobile dealers accounted for approximately 39.0% and 45.0% of the consumer loans originated by Citizens First in the first five months of fiscal 2001 and for the year ended March 31, 2000, respectively. The automobile dealers are compensated based on the interest rate on the loan offered. This fee, or dealer reserve, is paid to the dealer monthly.

     Except in connection with its indirect automobile lending, Citizens First relies on advertising, referrals from realtors and customers, and personal contact by Citizens First's staff to generate loan originations. Citizens First does not use loan correspondents or other third-parties to originate loans. Citizens First generally does not purchase either participation interests in loans or whole loans. Citizens First's ability to originate adjustable-rate and fixed-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.

     Generally, all fixed-rate loans which conform to the underwriting standards specified by Freddie Mac are originated for sale in the secondary market to Freddie Mac, and to a lesser extent private investors. Additionally, Citizens First was recently approved to sell loans in the secondary market to Fannie Mae. Citizens First generally retains the servicing rights on the loans sold. Citizens First currently has a best efforts contract with a third party, under which Citizens First is not required to replace loans which fail to close for any reason. Additionally, Citizens First has entered into forward contracts with Freddie Mac in the past and at August 31, 2000, Citizens had outstanding forward contracts to sell loans of approximately $2.1 million. Sales of loans are made without recourse to Citizens First in the event of default by the borrower. Citizens First generally originates adjustable-rate loans for its portfolio but will from time to time sell such loans in the secondary market based on prevailing market interest rate conditions, liquidity needs and Citizens First's interest rate risk position.

     The following table sets forth Citizens First's loan originations, sales and principal repayments for the periods indicated:


                                                    For the Five Months
                                                      Ended August 31,         For the Year Ended March 31,
                                                   ---------------------    ---------------------------------
                                                    2000          1999        2000         1999        1998
                                                   ---------    --------    ----------   ---------  ---------
                                                                          (In Thousands)
Loans at beginning of period......................  $580,537     $603,598    $603,598     $558,302    $497,914
   Originations:
      Real estate:
         One-to four-family.......................    48,441       60,845     110,854      177,492     130,882
         Commercial and multi-family real estate..    16,762       22,097      37,812       30,036      14,709
         Residential construction.................    19,513       16,739      37,625       39,631      24,823
                                                    --------     --------    --------     --------    --------
            Total real estate loans...............    84,716       99,681     186,291      247,159     170,414

      Consumer:
         Home equity loans and lines of credit....    15,136       16,384      31,723       20,463      20,334
         Vehicles.................................    19,334       16,679      43,732        6,291       6,291
                                                    --------     --------    --------     --------    --------
            Total consumer loans..................    34,470       33,063      75,455       26,754      26,625

      Commercial..................................    17,925       12,952      30,713       21,865      20,853
                                                    --------     --------    --------     --------    --------
            Total loans originated................   137,111      145,696     292,459      295,778     217,892
                                                    --------     --------    --------     --------    --------
Deduct:
   Principal loan repayments and prepayments......    62,346       69,886     122,773      156,227     114,293
      Loan sales..................................    11,822       30,286     192,927       94,255      43,211
                                                    --------     --------    --------     --------    --------
         Sub-total................................    74,168      100,172     315,700      250,482     157,504
                                                    --------     --------    --------     --------    --------
Net loan activity.................................    62,943       45,524     (23,241)      45,296      60,388
                                                    --------     --------    --------     --------    --------
      Loans at end of period (1)..................  $643,300     $649,122    $580,357     $603,598    $558,302
                                                    ========     ========    ========     ========    ========

____________________
(1) Loans at end of period include loans in process of $17.5 million, $18.1 million, $11.4 million, $12.4 million and $11.7 million for the five months ended August 31, 2000 and 1999 and for fiscal years 2000, 1999 and 1998, respectively.

     Loan Commitments. Citizens First issues loan commitments to its prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are honored for up to 30 days from approval for residential real estate loans and 180 days on multi-family and commercial real estate loans. At August 31, 2000, Citizens First had loan commitments and unadvanced loans and lines of credit totaling $56.0 million. See note 12 of the notes to financial statements included in this prospectus.

     Loan Fees. In addition to interest earned on loans, Citizens First receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

     Citizens First charges loan origination fees, which are calculated as a percentage of the amount borrowed, subject to a minimum amount. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At August 31, 2000, Citizens First had $1.5 million of net deferred loan fees.

     Nonperforming Assets and Delinquencies. When a borrower on a loan fails to make a required loan payment, Citizens First attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed after 16 days of delinquency for residential mortgage loans. In most cases, deficiencies are cured promptly. After that, Citizens First attempts to contact the borrower by either telephone, letter or in person in order to determine the cause of the delinquency and to arrange for curing the default. Generally, after the 90/th/ day of delinquency, Citizens First commences foreclosure proceedings under the terms of the security instrument and applicable law.

     When a borrower on a consumer or commercial loan fails to make a required loan payment, a late notice is mailed after 10 days of delinquency and Citizens First follows up with a letter and a phone call to the borrower. Additional contact and correspondence continues until the 90/th/ day of delinquency at which point Citizens First may take action to repossess the property securing the loan.

     Management informs the Board of Directors monthly of the amount of loans delinquent more than 60 days, all loans in foreclosure, and all foreclosed and repossessed property that Citizens First owns.

     Citizens First ceases accruing interest on loans when principal or interest payments are delinquent 90 days or more unless the loan is adequately collateralized and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.


                                                            At August 31,               At March 31,
                                                       ----------------------  ------------------------------------------
                                                         2000           1999     2000    1999     1998    1997    1996
                                                       ---------  -----------  -------  ------  -------  -----   --------
                                                                                    (Dollars in Thousands)
Non-accruing loans:
   Real estate......................................   $1,719          $ 187   $  954   $ 157   $  578   $ 187   $ 330
   Consumer.........................................       99             94       64     212      207     104     177
   Commercial.......................................      282            497      228     495      576     390      --
                                                       ------          -----   ------   -----   ------   -----   -----
      Total(1)......................................    2,100            778    1,246     864    1,361     681     507
Real estate owned (REO)(2)..........................      224             75       80      75       75      --      --
                                                       ------          -----   ------   -----   ------   -----   -----
      Total nonperforming assets(3).................   $2,324          $ 853   $1,326   $ 939   $1,436   $ 681   $ 507
                                                       ======          =====   ======   =====   ======   =====   =====
Total nonperforming loans as a percentage of
   total loans......................................     0.33%          0.13%    0.22%   0.14%    0.24%   0.14%   0.12%
Total nonperforming loans as a percentage of
   total assets.....................................     0.26%          0.12%    0.17%   0.13%    0.22%   0.12%   0.10%

___________________________________

(1) Total non-accruing loans equals total nonperforming loans.
(2) Real estate owned balances are shown net of related loss allowances and include repossessed automobiles which at August 31, 2000, totaled $80,000.
(3) Nonperforming assets consist of nonperforming loans (and impaired loans), other repossessed assets and REO.

     Interest income that would have been recorded for the five months ended August 31, 2000 and the year ended March 31, 2000 had nonaccruing loans been current according to their original terms amounted to approximately $154,000 and $132,000, respectively. Interest related to these loans was not included in interest income for the five months ended August 31, 2000 and the year ended March 31, 2000, respectively.

   The following table sets forth the delinquencies in the Citizens First's loan portfolio as of the dates indicated.

                                             At August 31, 2000                           At March 31, 2000
                                --------------------------------------------  -------------------------------------------
                                      60-89 Days        90 Days or More          60-89 Days            90 Days or More
                                ----------------------  --------------------  -------------------  ----------------------
                                 Number      Principal   Number   Principal   Number   Principal   Number     Principal
                                   of         Balance      of      Balance      of      Balance      of       Balance of
                                 Loans        of Loans    Loans    of Loans    Loans    of Loans    Loans       Loans
                                ---------   -----------   ------- ---------- --------   ---------  ---------  ----------
                                                                  (Dollars in Thousands)
Real Estate Loans:
   One- to four-family........     14          $1,452      13      $1,719         7      $ 912        14      $  954
   Residential construction...     -                -       -           -         2        197         -           -
Consumer Loans:
   Home equity loans and
     lines of credit..........      4              66       -           -         3         30         -           -
   Vehicles...................     38             437       4          99        16        190         3          64
Commercial loans..............      2             252       2         282         5        258         2         228
                                -----          ------     ---      ------      ----     ------      ----      ------
      Total...................     58          $2,207      19      $2,100        33     $1,587        19      $1,246
                                =====          ======     ===      ======     =====     ======       ===      ======
Delinquent loans to
   total loans................                   0.34%               0.33%                0.27%                 0.21%
                                               ======              ======               ======                ======
                                             At August 31, 2000                           At March 31, 2000
                                --------------------------------------------  -------------------------------------------
                                      60-89 Days           90 Days or More        60-89 Days         90 Days or More
                                ----------------------  --------------------  -------------------  ----------------------
                                 Number      Principal   Number   Principal   Number   Principal   Number     Principal
                                   of         Balance      of      Balance      of      Balance      of       Balance of
                                 Loans        of Loans    Loans    of Loans    Loans    of Loans    Loans       Loans
                                ---------   ------------ ------- ----------   ------   ----------  ---------  ----------
                                                                  (Dollars in Thousands)
Real Estate Loans:
   One- to four-family........      5         $  362        2      $  157        10     $  467         8      $  578
   Residential construction...      -              -        -           -         1         38         -           -
Consumer Loans:
   Home equity loans and
     lines of credit..........      -              -        -           -         6        147         3          54
   Vehicles...................     25            320       11         212        15        217         7         153
Commercial loans..............      5            495        5         495        11        824         6         576
                                -----         ------      ---      ------     -----     ------       ---      ------
      Total...................     35         $1,177       18      $  864        43     $1,693        24      $1,361
                                =====         ======      ===      ======     =====     ======       ===      ======
Delinquent loans to
   total loans................                  0.19%                0.14%                0.30%                 0.24%
                                              ======               ======               ======                ======

          Real Estate Owned. Real estate acquired by Citizens First as a result of foreclosure, real estate acquired by deed-in-lieu of foreclosure is classified as real estate owned until sold. Under Michigan law, there is generally a six-month redemption period with respect to one- to four-family residential properties during which the borrower has the right to repurchase the property. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value after acquisition of the property result in charges against income. At August 31, 2000, Citizens First had $224,000 in real estate owned, which consisted of two residential real estate loans and $80,000 of repossessed automobiles.

     Asset Classification. Regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

     There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Citizens First monitors "special mention" assets. Citizens First's Asset/Liability Management Committee, which consists of the President and Chief Executive Officer and three senior vice presidents, classifies assets on a monthly basis based upon delinquency reports, real estate owned, asset review summaries and assets brought to their attention by senior officers.

     At August 31, 2000, Citizens First had $1.3 million, or 0.17%, of assets designated as Substandard, consisting of nine one- to four-family loans, two home equity lines of credit, six automobile loans, ten mobile home loans and nine other consumer loans. Citizens First had no loans designated as Loss or Doubtful at August 31, 2000. At August 31, 2000, Citizens First had $171,000, or 0.02%, of assets designated as Special Mention, consisting of one commercial real estate loan and one home equity line of credit. At August 31, 2000, these classified assets represented 0.23% of total loans.

     Allowance for Loan Losses. The provision for loan losses reflects management's evaluation of the adequacy of the allowance for loan losses. The allowance for loan loses represents management's assessment of probable credit losses inherent in Citizens First's loan portfolio, including all binding commitments to lend. The allowance provides for probable losses that have been identified with specific customer relationships and for probable losses believed to be inherent but that have not been specifically identified. Citizens First's internal risk ratings are assigned to each corporate loan at the time of approval and are subject to subsequent periodic reviews by senior management. A detailed credit quality review is performed regularly on large corporate loans which have deteriorated below certain levels of credit risk. A specific portion of the allowance is allocated to such loans based upon this review. The portion of the allowance allocated to the remaining corporate loans is determined by applying projected loss ratios to each risk rating based on numerous factors identified below. The portion of the allowance allocated to consumer and mortgage loans is determined by applying projected loss ratios to various segments of the loan portfolio. Projected loss ratios incorporate factors such as recent loan loss experience, current economic conditions and trends, geographic dispersion of borrowers, and trends with respect to past due and non-accrual amounts. Actual loss ratios experienced in the future could vary from those projected. This uncertainty occurs because other factors affecting the determination of probable losses inherent in the loan portfolio may exist which are not necessarily captured by the application of historical loss ratios. To ensure a higher degree of confidence, an unallocated allowance is also maintained. The unallocated portion of the reserve reflects management's view that the reserve should have a margin that recognizes the imprecision underlying the process of estimating expected credit losses. Determination of the probable losses inherent in the portfolio, which are not necessarily captured by the allocated methodology discussed above, involves the exercise of judgment.

     Factors which were considered in the evaluation of the adequacy of Citizens First's unallocated loan loss reserve include portfolio exposures in indirect automobile loans, commercial real estate, and construction loans. The unallocated reserve was $3.2 million at August 31, 2000, an increase of $173,000 from March 31, 2000. The unallocated loan loss reserve represents 0.5% of total loans at August 31, 2000.

   Management also considers industry norms and the expectations from rating agencies and banking regulators in determining the adequacy of the allowance. The total allowance, including the unallocated amount, is available to absorb losses from any segment of the portfolio.

   At August 31, 2000, Citizens First's allowance for loan losses represented 1.65% of total loans and 506.33% of nonperforming loans. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Citizens First believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Citizens First's loan portfolio, will not request Citizens First to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Citizens First's financial condition and results of operations.

   The following table presents an analysis of Citizens First's allowance for loan losses.

                                                      Five Months Ended                    Year Ended
                                                           August 31,                       March 31,
                                                   ---------------------  -------------------------------------------------------
                                                      2000         1999      2000        1999      1998        1997        1996
                                                   ---------  ----------  --------- ----------- --------- ----------- -----------
                                                                              (Dollars in thousands)
Allowance for loan losses,
   beginning of year............................   $10,461    $  11,161   $11,161   $   7,527   $ 6,982   $   6,380   $   5,618
Charged-off loans:
   Real estate..................................        --           --        (5)         --        (4)        (31)         (4)
   Consumer.....................................        --          (57)     (230)        (50)     (187)       (170)        (85)
   Commercial...................................        --           --        --        (117)       --          --          --
                                                   -------    ---------   -------   ---------   -------   ---------   ---------
      Total charged-off loans...................        --          (57)     (235)       (167)     (191)       (201)        (89)
Recoveries on loans previously
   charged off:
   Real estate..................................        --           --         6          --         1          --           6
   Consumer.....................................         8            4        12           1        21          45          29
   Commercial...................................        58           --        --          --        --          --          --
                                                   -------    ---------   -------   ---------   -------   ---------   ---------
      Total recoveries..........................        66            4        18           1        22          45          35
Net loans charged-off...........................        66          (53)     (217)       (166)     (169)       (156)        (54)
Provision for loan losses.......................       106           --      (483)      3,800       714         758         816
                                                   -------    ---------   -------   ---------   -------   ---------   ---------
Allowance for loan losses,
    end of period...............................   $10,633    $  11,108   $10,461   $  11,161   $ 7,527   $   6,982   $   6,380
                                                   =======    =========   =======   =========   =======   =========   =========
Net loans charged-off to average
   interest-earning loans.......................     (0.01)%       0.01%     0.04%       0.03%     0.03%       0.03%       0.01%
Allowance for loan losses
   to total loans...............................      1.65%        1.71%     1.80%       1.85%     1.35%       1.40%       1.45%
Allowance for loan losses to
   nonperforming loans..........................    506.33%    1,427.76%   839.57%   1,281.78%   553.06%   1,025.28%   1,268.38%
Net loans charged-off to
   allowance for loan losses....................     (0.82)%       0.48%     2.07%       1.49%     2.25%       2.23%       0.85%
Recoveries to charge-offs.......................      1.00%        7.02%     7.86%       0.60%    11.52%      22.39%      38.33%

     The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.

                                          At August 31,                                      At March 31,
                                 -------------------------------   ---------------------------------------------------------------
                                            2000                             2000                             1999
                                 -------------------------------   ------------------------------  -------------------------------
                                             % of        Percent              % of        Percent              % of        Percent
                                           Allowance    of Loans            Allowance    of Loans            Allowance    of Loans
                                            in each      in Each             in each      in Each             in each      in Each
                                           Category     Category            Category     Category            Category     Category
                                           to Total     to Total            to Total     to Total            to Total     to Total
                                 Amount    Allowance     Loans     Amount   Allowance     Loans     Amount   Allowance     Loans
                                 ------    ---------     -------   ------   ---------    --------  -------   ---------    --------
                                                                      (Dollars in thousands)
Real estate................       $ 4,394    41.32%       75.95%   $ 4,635    44.31%      77.47%   $ 6,605      40.32%     86.33%
Consumer...................         2,188    20.58        20.34      2,001    19.13       19.29      1,194      10.70      10.91
Commercial.................           837     7.87         3.71        784     7.49        3.24        720       6.45       2.76
Unallocated................         3,214    30.23           --      3,041    29.07          --      3,742      33.53         --
                                  -------   ------       ------    -------   ------      ------    -------     ------     ------
   Total allowance
     for loan losses.......       $10,633   100.00%      100.00%   $10,461   100.00%     100.00%   $11,161     100.00%    100.00%
                                  =======   ======       ======    =======   ======      ======    =======     ======     ======

                                                                         At March 31,
                               ---------------------------------------------------------------------------------------------------
                                             1998                            1997                             1996
                               ---------------------------------   ------------------------------   ------------------------------
                                             % of        Percent             % of         Percent             % of         Percent
                                           Allowance    of Loans            Allowance    of Loans            Allowance    of Loans
                                            in each     in Each             in each       in Each            in each      in Each
                                           Category     Category            Category     Category            Category     Category
                                           to Total     to Total            to Total     to Total            to Total     to Total
                               Amount      Allowance      Loans    Amount   Allowance      Loans    Amount   Allowance     Loans
                               ------      ---------    --------   ------   ---------    --------   -------  ---------    --------
                                                                        (Dollars in thousands)
Real estate................    $ 2,430       32.28%      84.86%    $ 2,737    39.20%       83.98%   $ 2,963    46.29%       81.94%
Consumer...................      1,430       19.00       12.81       1,643    23.53        14.46      1,926    30.17        16.57
Commercial.................        646        7.28        2.33         386     5.53         1.55        308     4.83         1.49
Unallocated................      3,119       41.44          --       2,216    31.74           --        194    18.71           --
                               -------      ------      ------     -------   ------       ------    -------   ------       ------
   Total allowance
     for loan losses.......    $ 7,527      100.00%     100.00%    $ 6,982   100.00%      100.00%   $ 6,380   100.00%      100.00%
                               =======      ======      ======     =======   ======       ======    =======   ======       ======

Securities Investment Activities

     Under Michigan law, Citizens First has authority to purchase a wide range of investment securities. As a result of federal banking laws, however, financial institutions such as Citizens First may not engage as principals in any activities that are not permissible for a national bank, unless the Federal Deposit Insurance Corporation has determined that the investments would not pose a significant risk to the Savings Association Insurance Fund and Citizens First is in compliance with applicable capital standards.

     Citizens First's Board of Directors has the overall responsibility for Citizens First's investment portfolio. The Board of Directors has authorized the Investment Committee of the Board of Directors to execute the investment strategies as prescribed by the Board of Directors. The Board of Directors also receives a monthly portfolio report. The Investment Committee is authorized to delegate investment and compliance duties to an Investment consultant and/or Investment Manager. The Investment Manager is authorized to make investment decisions consistent with Citizens First's investment policy and the recommendations of Citizens First's Investment Committee and is primarily responsible for daily investment activities.

     The primary objectives of Citizens First's investment portfolio are to provide liquidity necessary to meet day-to-day, cyclical and long-term requirements for funds; provide a place for investment of funds not currently needed to fulfill loan demands; and provide a flow of dependable earnings with minimum risk arising from potential changes in interest rates or from concentration of investments in a particular issuer or sector. Investment decisions are made in accordance with Citizens First's investment policy and are based upon consideration of Citizens First's cash and borrowed funds position; the quality, maturity, stability, and earnings of loans; the nature and stability of deposits; and Citizens First's excess capital.

     Under Citizens First's investment policy, the investment portfolio is to be comprised of investments in marketable obligations in the form of bonds, notes, or debentures which are salable under ordinary circumstances with reasonable promptness at fair value. Citizens First's investment policy prohibits investment in stock of any corporation or securities which are convertible into stock at the option of the issuer. The policy also prohibits investments in futures, options, private placements, collateralized mortgage obligations and derivatives. Debt securities authorized for investment by the investment policy include U.S. Treasury securities; government agency securities; corporate securities; municipal securities; certificates of deposit; bankers acceptances; demand obligations; repurchase agreements; and commercial paper.

     The investment policy provides that all bonds, when purchased, must be of investment grade as determined by at least one nationally recognized securities rating organization and generally must carry a rating of "A/Mig2" or better or the equivalent or "A1/P1" for commercial paper. Citizens First's investment policy limits investments in non-U.S. Treasury securities to no more than five percent of the value of the investment portfolio for any one issue and ten percent of the value of the investment portfolio for any one issuer. Also, the total amount of investment securities of any of issuer may not exceed twenty percent of Citizens First's capital, surplus, and subordinated notes and debentures.

     Generally accepted accounting principles require that securities be categorized as either "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Debt securities may be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Citizens First does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity. Citizens First currently classifies all of its securities as available for sale.

  At August 31, 2000, Citizens First did not own any securities, other than U.S. Government and agency securities, that had an aggregate book value in excess of 10% of Citizens First's retained earnings at that date.

  The following table sets forth certain information regarding the amortized cost and fair value of Citizens First's securities at the dates indicated.

                                                    At August 31,                          At March 31,
                                              -----------------------    ----------------------------------------------------------
                                                      2000                     2000                 1999                1998
                                              -----------------------    ----------------   -----------------   -------------------
                                              Amortized        Fair      Amortized   Fair   Amortized   Fair    Amortized    Fair
                                                Cost           Value       Cost      Value      Cost    Value      Cost      Value
                                              ---------      --------    ---------  -----   --------- -------   ---------  -------
                                                                                     (In Thousands)
Debt securities available-for-sale:
   Obligations of U.S. Treasury and
      U.S. government agencies.........        $37,664        $37,790    $47,255  $47,150     $2,003  $2,003     $2,205    $ 2,205
   Other securities....................         47,729         47,871     47,275   47,138         --      --         --         --
                                               -------        -------    -------  -------     ------  ------     ------    -------
   Total...............................         85,393         85,661     94,530   94,288      2,003   2,003      2,205      2,205
                                               -------        -------    -------  -------     ------  ------     ------    -------
Equity securities available-for-sale:
   Federal Home Loan Bank stock........          5,119          5,119      5,119    5,119      4,546   4,546      3,722      3,722
   Freddie Mac stock...................             --             --         --       --         --      --        135      6,542
                                               -------        -------    -------  -------     ------  ------     ------    -------
   Total equity securities
      available-for-sale...............          5,119          5,119      5,119    5,119      4,546   4,546      3,857     10,264
                                               -------        -------    -------  -------     ------  ------     ------    -------
   Total debt and equity securities....        $90,512        $90,780    $99,649  $99,407     $6,549  $6,549     $6,062    $12,469
                                               =======        =======    =======  =======     ======  ======     ======    =======

  The following table sets forth Citizens First's securities activities for the periods indicated.

                                                           For the
                                                         Five Months
                                                       Ended August 31,    For the Year Ended March 31,
                                                     -------------------  --------------------------------
                                                       2000        1999      2000      1999      1998
                                                     --------   --------  ---------- ---------- ----------
                                                                       (In Thousands)
Securities:
   Securities, beginning of period(1).............    $99,407     $6,549   $ 6,549   $12,469   $ 9,638
   Purchases......................................      7,500        551    95,860       824       548
   Sales..........................................     (9,631)        --        --    (6,542)      (18)
   Maturities ....................................     (7,146)        --    (3,000)     (200)       --
   Increase (decrease) in net premium.............        140         (1)      240        (2)       (1)
   Increase (decrease) in unrealized gain.........        510         --      (242)       --     2,302
                                                      -------     ------   -------   -------   -------
   Net increase (decrease) in investment
      securities..................................     (8,603)       550    92,834    (5,920)    2,831
                                                      -------     ------   -------   -------   -------
   Securities, end of period......................    $90,780     $7,099   $99,407   $ 6,549   $12,469
                                                      =======     ======   =======   =======   =======

_________________________________________
(1) Includes securities available-for-sale including those transferred from held-to-maturity concurrently with the adoption of SFAS 133 in the period ended March 31, 2000.

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of Citizens First's debt securities as of August 31, 2000.

                                                                          At August 31, 2000
                                    ----------------------------------------------------------------------------------------------
                                                          More than One     More than Five
                                                               Year              Years
                                     One Year or Less     to Five Years      to Ten Years   More than Ten Years      Total
                                    ------------------  ----------------- ----------------- -------------------  -----------------
                                              Weighted           Weighted          Weighted          Weighted             Weighted
                                     Carrying Average   Carrying Average  Carrying Average  Carrying Average     Carrying Average
                                      Value    Yield     Value    Yield     Value   Yield     Value   Yield       Value    Yeild
                                    --------- --------  -------- -------- -------- -------- -------- ----------  -------- --------
                                                                       (Dollars in thousands)
  Available-for-sale securities:
   Municipal securities (1).......  $     -       -%    $ 2,867     5.01% $7,733    5.17%    $ 469    5.33%      $11,069    5.13%
   Obligations of the
      U.S. Treasury...............    2,993    6.20       7,956     6.47       -       -         -       -        10,949    6.40
   Obligations of U.S.
      government agencies.........        -       -      26,799     6.89       -       -         -       -        26,799    6.89
      Other investments...........    3,982    6.85      32,862     7.25       -       -         -       -        36,844    7.21
   Federal Home Loan
      Bank stock..................    5,119    5.63           -        -       -       -         -       -         5,119    5.63
                                    -------             -------           ------             -----               -------
        Total securities
           at fair value..........  $12,094    6.17%    $70,484     6.93% $7,733    5.17%    $ 469    5.33%      $90,780    6.68%
                                    =======             =======           ======             =====               =======

_____________________________________
(1) Weighted average yield data for municipal securities is presented on a tax equivalent basis based on an assumed tax rate of 34%.

Deposit Activities and Other Sources of Funds

         General. Deposits are the major external source of funds for Citizens First's lending and other investment activities. In addition, Citizens First generates funds internally from loan principal repayments and prepayments and maturing securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows, outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Citizens First may use borrowings from the Federal Home Loan Bank of Indianapolis to compensate for reductions in the availability of funds from other sources. Presently, Citizens First has no other borrowing arrangements aside from the Federal Home Loan Bank.

         Deposit Accounts. Nearly all of Citizens First's depositors reside in Michigan. Citizens First offers a wide variety of deposit accounts with a range of interest rates and terms. Citizens First's deposit accounts consist of a variety of savings accounts, checking and NOW accounts, certificates of deposit, individual retirement accounts and money market accounts. The maturities of Citizens First's certificate of deposit accounts range from seven days to six years. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. Citizens First reviews its deposit mix on a monthly basis and its pricing weekly.

         In October 1999, Citizens First began offering a wide range of commercial deposit products and checking accounts to cities, towns and municipal school districts located within Citizens First's primary market area. At August 31, 2000, Citizens First was working with approximately 17 municipalities. At August 31, 2000, these entities accounted for approximately $81.2 million of Citizens First's certificate of deposits and $3.4 million of Citizens First's NOW accounts. Such municipal and governmental deposits tend to be more interest rate sensitive than other consumer deposit accounts and are typically subject to competitive bidding processes. Additionally, the balance of such deposit accounts tend to fluctuate more than consumer deposit accounts due to the budgeting and tax collection timing of the municipal entity. Accordingly, such municipal deposits tend to be more volatile than consumer deposits and no assurance can be made that Citizens First will be able to maintain the levels of such accounts in future periods.

         Citizens First believes it is competitive in the interest rates it offers on its deposit products. Citizens First determines the rates paid based on a number of factors, including rates paid by competitors, Citizens First's need for funds and cost of funds, borrowing costs and movements of market interest rates. Citizens First does not utilize brokers to obtain deposits and at August 31, 2000 had no brokered deposits.

         In the unlikely event Citizens First is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Citizens First Bancorp as the sole stockholder of Citizens First.

         The following table presents the deposit activity of Citizens First for the periods indicated:

                                              For the Five Months
                                                Ended August 31,               For the Year Ended March 31,
                                          ----------------------------- --------------------------------------------
                                              2000           1999           2000           1999           1998
                                          -------------- -------------- -------------- -------------- --------------
                                                                       (In Thousands)

Beginning balance......................        $601,008       $526,840       $526,840       $503,445       $457,540
Increase before interest credited......          26,948         13,344         50,698          1,505         26,969
Interest credited......................           9,067          7,468         23,470         21,890         18,936
                                               --------       --------       --------       --------       --------
Net increase...........................          36,015         20,812         74,168         23,395         45,905
                                               --------       --------       --------       --------       --------
Ending balance.........................        $637,023       $547,652       $601,008       $526,840       $503,445
                                               ========       ========       ========       ========       ========

         At August 31, 2000, Citizens First had $115.7 million in certificate accounts in amounts of $100,000 or more maturing as follows:

                                                                                       Weighted
                                                                                       Average
                         Maturity Period                         Amount                  Rate
            ------------------------------------------         ----------           -------------
                                                                    (Dollars In Thousands)
            Three months or less.....................          $   73,529                    5.91%
            Over 3 through 6 months..................               9,250                    5.88
            Over 6 through 12 months.................              14,091                    6.46
            Over 12 months...........................              18,813                    6.54
                                                               ----------
                    Total............................          $  115,683                    6.08
                                                               ==========

         The following table presents by various rate categories, the amount of certificates of deposit outstanding at the dates indicated and the periods to maturity of the certificates of deposit outstanding at August 31, 2000.

                            Period to Maturity from August 31, 2000                         At March 31,
                           ------------------------------------------              --------------------------------
                              Less        One       Two       Over     Total at
                            than One    to Two    to Three   Three    August 31,
                              Year       Years     Years      Years      2000        2000       1999       1998
                           ----------- ---------- --------- --------- ------------ ---------   --------   ---------
                                                           (Dollars in thousands)
Certificates of deposit:
   0 to 2.00% ...........       $   -       $  -      $  -      $  -        $   -    $ 4,562      $   1      $   3
   2.01 to 4.00%.........      18,760         56         -         -       18,816     22,020          -         73
   4.01 to 5.00%.........      18,782      1,273     1,674     3,040       24,769     53,981    128,932     22,828
   5.01 to 6.00%.........      84,900     12,120     4,070     7,606      108,696    162,295     79,831    155,571
   6.01 to 7.00%.........     124,663     43,917    15,263    22,805      206,648     81,732     53,730     86,437
   7.01 to 8.00%.........         216      3,039       101     2,084        5,440         73         67        334
   Over 8.00%............           -          -         -         -            -          -         51         47
                             --------    -------  --------   -------     --------   -------   --------   --------

      Total certificates
        accounts.........    $247,321    $60,405   $21,108   $35,535     $364,369   $324,663   $262,612   $265,293
                             ========    =======   =======   =======     ========   ========   ========   ========

         Borrowings. Citizens First has the ability to use advances from the Federal Home Loan Bank of Indianapolis to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Indianapolis functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Indianapolis, Citizens First is required to own capital stock in the Federal Home Loan Bank of Indianapolis and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At August 31, 2000, Citizens First had the ability to borrow a total of approximately $285.0 million from the Federal Home Loan Bank of Indianapolis, of which $77.3 million was borrowed at such date.

         The following table presents certain information regarding Citizens First's borrowed funds at or for the periods ended on the dates indicated:

                                                          Five Months Ended
                                                             August 31,                  Year Ended March 31,
                                                         --------------------- ---------------------------------------
                                                          2000        1999         2000         1999          1998
                                                          -------- ------------ ----------- ---------------------------
                                                                           (Dollars in thousands)
Federal Home Loan Bank advances and other borrowings:
   Average balance outstanding.........................   $75,987      $58,367     $72,675       $48,151       $41,705
   Maximum amount outstanding at any month-end
      during the period................................    77,408       64,517      97,370        54,267        41,800
   Balance outstanding at end of period................    77,302       64,517      70,502        54,267        41,610
   Weighted average interest rate during the
      perio............................................     6.27%        6.24%       5.94%         6.30%         6.35%
   Weighted average interest rate at end of period.....     6.07%        5.95%       6.08%         5.91%         6.28%

Properties

         Citizens First currently conducts its business through its main office located in Port Huron, Michigan, and thirteen other full-service banking offices, all of which it owns. Citizens First also operates ATM machines at six other locations.

 Location                                                               Net Book Value
 ---------                                                                 Property
                                                                         or Leasehold
                                                Original Year          Improvements at
                                                 Acquired              August 31, 2000
                                                --------------        -------------------
Main/Executive Office:                                                    (In thousands)
525 Water Street
Port Huron, Michigan 48060                          1978                    $2,230

Branch Offices:

4778 24th Avenue
Fort Gratiot, Michigan 48059                        1998                     1,102

1527 Hancock
Port Huron, Michigan 48060                          1971                        93

3136 Lapeer Road
Port Huron, Michigan 48060                          1976                       142

2015 Gratiot Boulevard
Marysville, Michigan 48040                          1976                       103

270 Clinton Avenue
St. Clair, Michigan 48079                           1974                       127

210 S. Parker
Marine City, Michigan 48039                         1987                       186

301 Summer Street
Algonac, Michigan 48001                             1975                       112

807 S. Main Street
Lapeer, Michigan  48446                             1993                       313

380 N. Cedar Street
Imlay City, Michigan 48444                          1975                        89

37 N. Howard
Croswell, Michigan 48422                            1980                        54

48 S. Elk Street
Sandusky, Michigan 48471                            1972                        42

204 S. Huron
Harbor Beach, Michigan 48441                        1980                        59

123 N. Port Crescent
Bad Axe, Michigan 48413                             1973                        82

Other Properties:

550 Water Street
Port Huron, Michigan  48060 (1)                     1986                        52

555 Water Street
Port Huron, Michigan  48060 (2)                     1998                       872

500 Water Street
Port Huron, Michigan 48060 (3)                      2000                       358
                                                                            ------
         Total                                                              $6,020

____________________________
(1)   The property consists of a drive-up ATM facility.
(2) The property houses Citizens First's trust and financial services operations.
(3)   The property consists of a drive-up banking center.

Personnel

     As of August 31, 2000, Citizens First had 204 full-time employees and 14 part-time employees, none of whom is represented by a collective bargaining unit. Citizens First believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving Citizens First, such as claims to enforce liens, condemnation proceedings on properties in which Citizens First holds security interests, claims involving the making and servicing of real property loans and other issues incident to Citizens First's business. Citizens First is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Citizens First.

Trust Services

     Established in 1999, Citizens First maintains the Asset Management and Trust Department which primarily provides trust and investment services to individuals, partnerships, corporations and institutions and also acts as a fiduciary of estates and conservatorships and as a trustee under various wills, trusts and other plans. Citizens First, in establishing the Trust Department, has hired four experienced trust personnel from other local trust companies and financial institutions. Citizens First believes that the trust department allows it to provide investment opportunities and fiduciary services to both current and prospective customers. Consistent with Citizens First's operating strategy, Citizens First will continue to emphasize the growth of its trust service operations to grow assets and increase fee-based income. Citizens First has implemented several policies governing the practices and procedures of the trust department, including policies relating to maintaining confidentiality of trust records, investment of trust property, handling conflicts of interest, and maintaining impartiality. At August 31, 2000, the trust department managed 115 accounts with aggregate assets of $55.7 million, of which the largest relationship totaled $23.8 million, or 42.7% of the trust department's total assets.

Subsidiaries

     Citizens Financial Services, Inc. Citizens Financial Services, Inc., formerly 525 Riverside Corporation, was established in 1974 as a service corporation. Although Citizens Financial Services previously participated in real estate development currently it only has an investment in the stock of a life insurance company and acts as the parent corporation for CFS Appraisal Company, CFS Survey L.L.C. and CFS Title Agency, which together provide a wide range of service for customers of Citizens First. Citizens Financial Services also offers through its insurance agency, CFS Insurance Agency, a variety of life insurance and annuity products and may in the future offer other personal insurance products through an affiliation arrangement with a third party insurance agency. CFS Appraisal Company, established in 1995, primarily handles appraisal business for Citizens First and on occasion, for third parties. CFS Survey L.L.C., was established in 1999 to complete mortgage survey reports for Citizens First. CFS Title Agency was established in 1998 as a joint venture between Citizens First and Lawyers Title Insurance Agency, a Virginia corporation, to provide title insurance for customers of Citizens First. At August 31, 2000, Citizens Financial Services had assets totaling $1.4 million. For the five months ended August 31, 2000 and the year ended March 31, 2000, Citizens Financial Services had generated net income before taxes of $100,000 and $167,000, respectively.

Citizens First Savings Charitable Foundation, Inc.

     In 1998, Citizens First established a private charitable foundation, Citizens First Savings Charitable Foundation, Inc. This foundation, which is not a subsidiary of Citizens First, provides grants to public charities operated for charitable, scientific, literary or educational purposes, within the communities that Citizens First serves. In 1998, Citizens First contributed Freddie Mac stock with a cost basis and fair market value of $153,000 and

$7.0 million, respectively, at the date of contribution and transfer. Such stock was subsequently sold and the foundation currently utilizes a third party investment consultant to manage its assets. At August 31, 2000, the foundation had assets of approximately $7.8 million. The foundation's current five member Board of Directors consists of current and former directors and officers of Citizens First. After the conversion, Citizens First will continue to maintain the foundation. However, Citizens First does not expect to make any further contributions to the foundation. The existence of Citizens First's current foundation is not expected to impact the business and affairs of Citizens First Foundation which is being established in connection with Citizens First's conversion. See "The Conversion--Establishment of the Charitable Foundation."

                     Management of Citizens First Bancorp

     Citizens First Bancorp's Board of Directors consists of five persons divided into three classes, each of which contains approximately one third of the Board. The following persons are the current directors of Citizens First
Bancorp:


          Name                           Term Expires
          -------------------------      ------------
          Marshall A. Campbell                2003
          Christopher A. Kellerman            2003
          Larry J. Moeller, Sr.               2002
          Timothy D. Regan                    2001

     The Board of Directors has established the following committees: the Audit Committee consisting of Messrs. Campbell and Kellerman; the Compensation Committee consisting of Messrs. Campbell, Kellerman and Moeller; the Pricing Committee consisting of the full board of directors; and the Nominating Committee consisting of the full board of directors. Mr. Campbell has been appointed as Chairman of the Board of Directors.

     The executive officers of Citizens First Bancorp are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of Citizens First Bancorp are:

     Name                     Position
     ----                     ---------
     Larry J. Moeller, Sr.    President and Chief Executive Officer
     Timothy D. Regan         Secretary and Treasurer

     Since the formation of Citizens First Bancorp, none of the executive officers, directors or other personnel has received remuneration from Citizens First Bancorp. For information concerning the principal occupations, employment and compensation of the directors and executive officers of Citizens First Bancorp during the past five years, see "Management of Citizens First Savings Bank."

                   Management of Citizens First Savings Bank

Directors

     The Board of Directors of Citizens First presently is composed of six members who are elected for terms of three years, one third of whom are elected annually as required by the Bylaws of Citizens First. All of the directors of Citizens First are independent of management, except for Mr. Moeller. Information regarding the directors is provided below. Unless otherwise stated, each person has held his current occupation for the last five years. Ages presented are as of August 31, 2000.

     The following directors have terms ending in 2001:

     Thomas E. Kaczperski is the owner and President of Omega Plastics, Inc., a plastics tooling manufacturer and molding company located in Michigan. In 1998, Mr. Kaczperski started a similar operation in the United Kingdom as a joint venture with a United Kingdom corporation. Age 59. Director since 1998.

     Janice U. Whipple is the President, Chief Executive Officer and Chairman of the Board of Women's Life Insurance Society, a fraternal organization for women which provides life insurance and financial products to its membership. Ms. Whipple has served as National President since 1990. Age 48. Director since 1995.

     The following directors have terms ending in 2002:

     Larry J. Moeller, Sr. has served as President and Chief Executive Officer of Citizens First since 1998 and as a Director since 1992. Prior to joining Citizens First, Mr. Moeller worked in the Port Huron Area School District for 31 years, including serving as Superintendent of Schools from 1980 until 1997. Mr. Moeller has also been appointed by the Governor to serve on the Education Commission for the State, the State Chapter II Federal Advisory Commission, the Michigan State Tenure Commission and the Michigan Public School Employee Retirement System Board. Age 56.

     Dr. Daniel J. Wilheim is a pediatrician with a practice in the Port Huron area and President of Children's Health Care of Port Huron, P.C. Dr. Wilheim is also part owner of two minor league hockey franchises. Age 64. Director since 1990.

     The following directors have terms ending in 2003:

     Marshall J. Campbell is the President and Chief Executive Officer of Marshall E. Campbell Company, Inc., a wholesale distributor of industrial and electrical products. Mr. Campbell served as a director of Commercial & Savings Bank of St. Clair for nine years and as a director of its holding company, Seaway Financial Corporation, for three years prior to their sale in 1997. Mr. Campbell also serves as a trustee of Blue Water Health Systems, Inc., the parent corporation of Port Huron Hospital, on whose board he served from 1989 until 1999. Mr. Campbell has also previously served as a trustee to the Port Huron School District and was President of the Board of Education. Age 49. Director since 1997.

     Christopher A. Kellerman is the President and a Director of the Star Oil Company, Inc., a gas and oil distributor located in Port Huron, Michigan. Age
58. Director since 1997.

Executive Officers

     The executive officers of Citizens First are elected annually by the Board of Directors and serve at the Board's discretion. Below is information regarding the executive officers of Citizens First who are not also

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

directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of August 31, 2000.

     J. Stephen Armstrong has served as Senior Vice President, Commercial Banking of Citizens First since 1999 and has been employed by Citizens First since 1995. Age 48.

     Randy J. Cutler has served as Senior Vice President, Retail Banking and Branch Operations of Citizens First since 1985 and has been employed by Citizens First since 1977. Mr. Cutler is Mr. Regan's brother-in-law. Age 44.

     B. Scott Nill has served as Vice President, Human Resources and Planning of Citizens First since 1998. Prior to joining Citizens First, Mr. Nill was the chief executive officer of I.M.P.A.C.T. Corporation, a center for human resources located in Port Huron, Michigan for seven years. Age 48.

     Timothy D. Regan has served as Senior Vice President/Controller of Citizens First since 1988 and has been employed by Citizens First since 1983. Mr. Regan has also served as Secretary of Citizens First since 1988. Mr. Regan is Mr. Cutler's brother-in-law. Age 39.

Meetings of the Board of Directors

     The business of Citizens First is conducted through meetings and activities of the Board of Directors and its committees. The Board of Directors held 13 regular meetings and four special meetings during the year ended March 31, 2000. The Board of Directors has established the following committees, all of which meet on an ad hoc basis.

     The Compliance/Audit Review Committee consists of Messrs. Campbell, Moeller and Wilhelm and Ms. Whipple. This committee reviews Citizens First's consolidated financial statements, supervises the internal auditor and engages the external auditors. The committee met six times in fiscal 2000.

     The Compensation Committee, which consists of Messrs. Campbell, Kaczperski, Kellerman and Moeller, is responsible for all matters regarding compensation and fringe benefits for executive officers. The committee met six times in fiscal 2000.

     The Investment Committee consists of Messrs. Kaczperski, Kellerman, and Moeller. This committee oversees the implementation of the investment policy of Citizens First, as adopted by the Board of Directors and reviews investments made. The committee met four times in fiscal 2000.

     The Trust Committee, which consists of Messrs. Campbell and Moeller and Ms. Whipple, oversees Citizens First's Asset Management and Trust Department activities. Such oversight includes the review and approval of the department's policies, the coordination of the annual audit and review of the department's examination reports. The committee met eight times in fiscal 2000.

     The Board of Directors has also established a Loan Committee, a Nominating/Evaluation Committee and a Proxy Committee.

Directors' Compensation

     Fees. Non-employee directors of Citizens First receive an annual retainer of $6,000 for membership on the Board of Directors. In addition, non-employee directors each receive $400 for each board meeting attended and $300 for each committee meeting attended. Each committee chairman receives $400 for each committee meeting they attend.

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

     Deferred Fee Arrangements. Citizens First has entered into deferred fee arrangements with all six of its directors to encourage continuity of service on the Board. These arrangements provide that a director may establish a deferral account and elect on an annual basis to defer up to 100% of Board remuneration. Upon the director's attainment of age 70 and 10 years of service, Citizens First pays the balance of the director's deferral account, either in a lump sum or in monthly installments, as elected by the director. Upon a change in control of Citizens First, followed by a termination of service, each director will be entitled to receive the balance of the deferral account in either one lump sum payment or in monthly installments over a length of time determined by the director. The deferred fee arrangements also provide the payments of deferral amounts in the case of disability or death. If a director terminates service due to disability, Citizens First will pay the director the deferral account balance as of the termination, in a lump sum or in monthly installments. If the Director dies during active service on the Board of Directors, the director's beneficiary will receive the director's deferral account balance in the form previously elected by the Director (lump sum or monthly installments). Deferred amounts are held in a Rabbi Trust maintained by Citizens First which such trust will be amended to permit participants to purchase Citizens First Bancorp stock in the conversion or thereafter with deferred funds. As of March 31, 2000, Citizens First had accrued $888,545 in liabilities under its deferred fee arrangements with directors.

Executive Compensation

     Summary Compensation Table. The following information is furnished for Messrs. Moeller, Regan and Cutler for the fiscal year ended March 31, 2000. No other executive officer of Citizens First received salary and bonus of $100,000 or more during 1999.

                                                            Annual Compensation (1)
                                        -------------------------------------------------------------
Name and                                Fiscal                                         Other Annual          All Other
 Position                                Year          Salary            Bonus        Compensation(2)      Compensation(3)
----------                               ----          -------           ------       ---------------      ---------------
Larry J. Moeller, Sr.                    2000          $256,500          $142,075           -                  $1,440
   Chairman, President and
   Chief Executive Officer

Randy J. Cutler                          2000            92,830            29,000           -                   1,765
   Senior Vice President,
    Retail Banking

Timothy D. Regan                         2000            81,915            26,000           -                   1,558
   Senior Vice President,
    Controller

___________________
(1) Compensation information for the fiscal years ended March 31, 1999 and 1998 has been omitted as Citizens First was neither a public company nor a subsidiary of a public company at that time.
(2) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(3) Consists of employer contribution to 401(k) plan.

     Employment Agreements. Citizens First has an existing employment agreement with Larry J. Moeller, Sr. Upon completion of the conversion, Citizens First and Citizens First Bancorp each intends to enter into an employment agreement with Larry J. Moeller. The employment agreements are intended to ensure that Citizens First and Citizens First Bancorp will be able to retain the services of Mr. Moeller after the conversion. The continued success of Citizens First and Citizens First Bancorp depends to a significant degree on the skills and competence of Mr. Moeller.

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

     The employment agreements will provide for a three-year term. The term of the Citizens First Bancorp employment agreement will extend on a daily basis until written notice of non-renewal is given by the Board of Directors or by Mr. Moeller. The term of the Citizens First employment agreement will be renewable by its Board of Directors on an annual basis. The employment agreements provide that Mr. Moeller's base salary will be reviewed annually. Mr. Moeller's initial base salary under the employment agreements will be $267,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by Citizens First or Citizens First Bancorp for cause, as defined in the employment agreements, at any time. If Citizens First or Citizens First Bancorp chooses to terminate Mr. Moeller's employment for reasons other than for cause, or if Mr. Moeller resigns from Citizens First or Citizens First Bancorp after specified circumstances that would constitute constructive termination, Mr. Moeller or, if Mr. Moeller dies, his beneficiary, would be entitled to receive an amount equal to the benefit plan base salary payments that would have been paid to him for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of Citizens First and Citizens First Bancorp during the remaining term of the employment agreement. Citizens First and Citizens First Bancorp would also continue to pay for Mr. Moeller's health and welfare benefit plan coverage for the remaining term of the employment agreement. Upon termination of Mr. Moeller for reasons other than cause or a change in control, he must adhere to a one-year non-competition agreement.

     Under the employment agreements, if, following a change in control of Citizens First or Citizens First Bancorp, Mr. Moeller's employment is involuntarily terminated or if Mr. Moeller voluntarily terminates his employment in connection with circumstances specified in the agreement, then Mr. Moeller or, if Mr. Moeller dies, his beneficiary, would be entitled to a severance payment equal to the greater of the payments and benefits that would have been paid for the remaining term of the agreement or three times the average of the executive's five preceding taxable years' annual compensation. Citizens First and Citizens First Bancorp would also continue Mr. Moeller's health and welfare benefits coverage for thirty-six months. Even though both employment agreements provide for a severance payment if a change in control occurs, Mr. Moeller would not receive duplicate payments or benefits under the agreements. Under applicable law, an excise tax would be triggered by change in control-related payments that equal or exceed three times Mr. Moeller's average annual compensation over the five years preceding the change in control. The excise tax would equal 20% of the amount of the payment in excess of one times Mr. Moeller's average compensation over the preceding five-year period. In the event that payments related to a change in control of Citizens First Bancorp are subject to this excise tax, Citizens First Bancorp will provide Mr. Moeller with an additional amount sufficient to enable Mr. Moeller to retain the full value of his change in control benefits as if the excise tax had not applied. If a change in control of Citizens First and Citizens First Bancorp occurred, the total amount of payments due under the employment agreements, based solely on Mr. Moeller's cash compensation received in the fiscal year ending March 31, 2000 (and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable), would be approximately $1.0 million.

     Citizens First Bancorp will guarantee the payments to Mr. Moeller under Citizens First's employment agreement if they are not paid by Citizens First. Citizens First Bancorp will also make all payment due under the Citizens First Bancorp's employment agreement. Citizens First or Citizens First Bancorp will pay or reimburse all reasonable costs and legal fees incurred by Mr. Moeller under any dispute or question of interpretation relating to the employment agreements, if Mr. Moeller is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Citizens First and Citizens First Bancorp will indemnify Mr. Moeller to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of Citizens First Bancorp or Citizens First.

     Change in Control Agreements. Upon the completion of the conversion, Citizens First intends to enter into change in control agreements with four senior officers who will not be covered by an employment agreement.

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

Each change in control agreement will be renewable on an annual basis. The change in control agreements will have terms of three years. The change in control agreements will provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) follows a change in control of Citizens First and Citizens First Bancorp, the officers would be entitled to receive a severance payment equal to three times their average annual compensation (as described in the agreements) for the five most recent taxable years. Citizens First would also continue to pay for the officers' health and welfare benefits coverage for thirty-six months following termination. If a change in control of Citizens First and Citizens First Bancorp occurred and all officers covered by such agreements were terminated, the total payments that would be due under the change in control agreements, based solely on the cash compensation paid in the fiscal year ended March 31, 2000 to the officers covered by the change in control agreements and excluding any benefits under any employee benefit plan which may be payable, would equal approximately $1.2 million.

Benefits

     Pension Plan. Citizens First participates in a multiple-employer defined benefit pension plan known as the Financial Institutions Retirement Fund. Generally, salaried employees of Citizens First become members of the pension plan upon the completion of one (1) year of service. Citizens First makes annual contributions to the Financial Institutions Retirement Fund sufficient to fund retirement benefits for its employees, as determined in accordance with a formula set forth in the plan document. Participants generally become vested in their accrued benefits under the pension plan after completing five (5) years of service. Participants are automatically vested at age sixty-five (65), regardless of completed years of employment. In general, accrued benefits under the pension plan, including normal retirement benefits and reduced benefits payable upon early retirement or disability, are based on an individual's years of benefit service (as described in the plan document) and the average of the participant's highest five (5) years' salary. The pension plan also provides lump sum death benefits for participants who die while in active service and after retirement. For participants who die while in active service, the death benefit is equal to one hundred percent (100%) of the last twelve (12) months' salary, plus an additional ten percent (10%) of salary for each year of service, up to a maximum of 300% of salary after 20 or more years of service. The lump sum retirement death benefit is twelve (12) times the participant's annual retirement benefit, less the sum of any payments received by the participant before death.

     401(k) Plan. Citizens First maintains a 401(k) Plan for the benefit of eligible employees of Citizens First. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of Citizens First who have completed one (1) year of service and who have attained age eighteen (18) are eligible to participate in the 401(k) Plan beginning on the first day of the month coinciding with or following the date these requirements are satisfied. Eligible participants may elect to defer between 1% and 15% of their annual compensation, up to the applicable limits under federal law ($10,500 in 2000), to the 401(k) Plan through a salary reduction election. Citizens First matches participant contributions at the rate of fifty percent (50%) up to a maximum of four percent (4%) of a participant's annual compensation. Employer matching contributions vest upon the completion of three (3) years of service.

     Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the 401(k) Plan in the form of hardship withdrawals, withdrawals of rollover contributions and withdrawals of unmatched after-tax contributions. Distributions from the 401(k) Plan must generally comply with federal and state income tax withholding requirements, and distributions made before a participant attains age 59 1/2 are generally subject to a federal excise tax.

     The investment of 401(k) Plan assets is directed by plan participants. In connection with the conversion, Citizens First intends to add, as an investment option, an employer stock fund, in which participants may invest a portion of their account balances primarily in Citizens First Bancorp, Inc. common stock. A participant in the

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

401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make a purchase of the common stock using other funds.

     Employee Stock Ownership Plan. In connection with the conversion, Citizens First's Board of Directors has authorized the adoption of an employee stock ownership plan for employees of Citizens First and Citizens First Bancorp. Generally, salaried employees of Citizens First Bancorp and Citizens First will become eligible to participate in the employee stock ownership plan upon the completion of one-year of service and attainment of age 21; provided, however, that all salaried employees who are aged 21 and employed at the date of the conversion will immediately become participants in the plan.

     Citizens First Bancorp intends for the trustee of the employee stock ownership plan to purchase 8% of the shares issued in the conversion. This would range between 489,844 shares, assuming 6,123,060 shares are issued in the conversion, and 662,731 shares assuming 8,284,140 shares are issued in the conversion. If 9,526,761 shares are issued in the conversion, the employee stock ownership plan will purchase 762,140 shares. It is anticipated that the employee stock ownership plan will borrow funds from Citizens First Bancorp to purchase the stock in the conversion. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Citizens First's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 8% of the common stock sold in the offering, it is anticipated that additional shares may be acquired following the conversion through open market purchases, subject to approval by the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation. If such shares purchased in the open market for the employee stock ownership plan at a higher price than the $10.00 per share offering price, the amount of the loan to the employee stock ownership plan will be correspondingly higher.

     In any plan year, Citizens First may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Citizens First Bancorp. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. Citizens First's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

     Shares purchased by the employee stock ownership plan with the proceeds of the loan from Citizens First Bancorp will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of compensation.

     Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year of service, beginning upon the completion of one year of service. Participants who are employed at the completion of the conversion will be fully vested in their accounts. A participant will also become fully vested at retirement, upon death or disability, a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's separation from service. Any forfeitures will be reallocated among the remaining plan participants.

     It is anticipated that Citizens First will appoint an independent trustee. The trustee votes all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

     Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

     The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Citizens First intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Citizens First expects to receive a favorable determination letter, but cannot guarantee that it will.

     Supplemental Executive Retirement Plan. Citizens First currently has a Supplemental Executive Retirement Plan Agreement with Mr. Moeller. Upon Mr. Moeller's disability or death, Citizens First has agreed to pay Mr. Moeller or his beneficiaries the sum of $94,000 per year for ten (10) years. Upon Mr. Moeller's retirement, Citizens First will pay him, or his beneficiary(ies), $94,000 per year for twenty (20) years. In exchange for Citizens First's promises under this agreement, Mr. Moeller has agreed not render services, directly or indirectly, or to otherwise engage in any competing business in St. Clair County, Michigan, without the prior consent of Citizens First. Citizens First's commitments under this Supplemental Executive Retirement Plan Agreement are binding upon successors to Citizens First.

     Following the conversion, Citizens First intends to implement an additional supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan and the 401(k) Plan. The plan will provide participating executives with benefits otherwise limited by other provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible individuals (those designated by the Board of Directors of Citizens First or its affiliates) that cannot be provided under the employee stock ownership plan and the 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan and the 401(k) Plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the new plan will also provide supplemental benefits to designated individuals upon a change of control before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he or she remained employed throughout the term of the employee stock ownership plan loan, less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan will generally become payable upon retirement in accordance with the employee stock ownership plan or the 401(k) Plan, or upon the change in control of Citizens First or Citizens First Bancorp with regard to supplemental stock ownership benefit. The Board of Directors intends to designate Mr. Moeller as a participant in the supplemental executive retirement plan.

     Citizens First may utilize a grantor trust in connection with the supplemental executive retirement plan in order to set funds aside with which to ultimately pay benefits under the plan. The assets of the grantor trust would be subject to the claims of Citizens First's general creditors in the event of Citizens First's insolvency until paid to the individual according to the terms of the supplemental executive retirement plan.

     Stock-Based Incentive Plan. Following the conversion, the Board of Directors of Citizens First Bancorp intends to adopt a stock-based incentive plan that will provide for the granting of options to purchase common stock and awards of restricted stock to eligible officers, employees, and directors of Citizens First Bancorp and Citizens First. As required by applicable regulation, the stock-based incentive plan will not be implemented until at least six months after the completion of the conversion. Citizens First Bancorp will submit the stock-based incentive plan to stockholders for their approval at which time stockholders will be provided with detailed information about the plan.

     Under the stock-based incentive plan, Citizens First Bancorp intends to reserve shares for the grant of stock options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount reserved would range from 612,306 shares, assuming 6,123,060 shares are issued in the conversion to 828,414 shares, assuming 8,284,140 shares are issued in the conversion. If 9,526,761 shares are issued in the conversion, 952,676 shares will be reserved for grants of stock options. Additionally, Citizens First Bancorp intends to reserve shares for the grant of stock awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount reserved would range from 244,922 shares, assuming 6,123,060 shares are issued in the conversion to 331,365 shares, assuming 8,284,140 shares are issued in the conversion. If 9,526,761 shares are issued in the conversion, 381,070 shares would be reserved for stock awards. Any common stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the stock-based incentive plan or from authorized but unissued shares. If additional authorized but unissued shares are acquired by the stock-based incentive plan after the conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

     Employee Severance Compensation Plan. Citizens First's Board of Directors intends to adopt an employee severance compensation plan in connection with the conversion. The severance plan will provide benefits to eligible employees upon a change in control of Citizens First Bancorp or Citizens First. Citizens First expects eligible employees to include those employees who have completed a minimum of one year of service with Citizens First. Eligible employees will not include any individual who enters into an employment or change in control agreement with Citizens First or Citizens First Bancorp. Under the severance plan, if a change in control of Citizens First Bancorp or Citizens First occurs, eligible employees whose employment is terminated or who terminate employment upon the occurrence of events specified in the severance plan, within 12 months of the effective date of a change in control will be entitled to a severance payment based on the individual's compensation and years of service. Generally, the severance benefit equals one month of cash compensation for each year of service up to a maximum of two years of cash compensation. Assuming that a change in control had occurred at August 31, 2000, and resulted in the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $2.2 million.

Transactions with Citizens First

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit Citizens First to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

     Citizens First offers all employees, officers and members of the Board who have completed two years of continuous full-time employment and who satisfy the general underwriting standards of Citizens First, mortgage loans with interest rates of 0.50% below the current interest rates in effect. However, the discounted rate is never less than Citizens First's cost of funds nor greater than the rate paid for similar loans paid by customers. This reduced rate is available only on the borrower's primary residence and only once every five years. Additionally, such borrowers receive a reduced service charge and all application and appraisal fees are waived. If the individual leaves the employ of Citizens First, the loan rate reverts to the contract rate in effect at the time the loan was originated.

     Additionally, Citizens First offers all employees, officers and members of the Board who have completed one year of continuous full-time employment and who satisfy the general underwriting standards of Citizens First, consumer loans with interest rates of 0.50% below the current interest rates in effect. However, the discounted rate is never less than Citizens First's cost of funds nor greater than the rate paid for similar loans paid by customers. Additionally, such borrowers receive a reduced service charge and all application and appraisal fees are waived. If the individual leaves the employ of Citizens First, the loan rate reverts to the contract rate in effect at the time the loan was originated.

     In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Citizens First's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation and Supervision--Savings Institution Regulation-- Transactions with Related Parties."

     The aggregate amount of loans by Citizens First to its executive officers and directors was $2.9 million at August 31, 2000, or approximately 2.2% of pro forma stockholders' equity assuming that 8,284,140 shares are issued in the conversion. These loans were performing according to their original terms at August 31, 2000.

Indemnification for Directors and Officers

     Citizens First Bancorp's certificates of incorporation contain provisions that limit the liability of and provide indemnification for its directors and officers. These provisions provide that directors and officers will be indemnified and held harmless by Citizens First Bancorp when that individual is made a party to civil, criminal, administrative and investigative proceedings. Directors and officers will be indemnified to the fullest extent authorized by Delaware Law against all expense, liability and loss reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Citizens First Bancorp pursuant to the certificate of incorporation or otherwise, Citizens First Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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

                          Regulation and Supervision

General

     As a savings and loan holding company, Citizens First Bancorp will be required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. Citizens First Bancorp is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator. Citizens First is a member of the Federal Home Loan Bank System and, with respect to deposit insurance, of the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. Citizens First must file reports with the Michigan Banking Commissioner and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Michigan Banking Commissioner and/or the Federal Deposit Insurance Corporation conduct periodic examinations to test Citizens First's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Michigan Office of Financial and Insurance Services or the U.S. Congress, could have a material adverse impact on Citizens First Bancorp, Citizens First and their operations. Certain of the regulatory requirements applicable to Citizens First and to Citizens First Bancorp are referred to below or elsewhere in this prospectus. The description of statutory provisions and regulations applicable to savings institutions and their holding companies included in this prospectus does not purport to be a complete description of such statutes and regulations and their effects on Citizens First and Citizens First Bancorp.

Michigan Banking Law and Regulation

     Michigan savings banks are regulated and supervised by the Commissioner of the Michigan Office of Financial and Insurance Services. State-chartered banks are subject to periodic examination by the Michigan Commissioner either with or without notice. The approval of the Michigan Commissioner is required to determine whether the banks transacts its business in the manner prescribed by law. The approval of the Michigan Commissioner is required for a bank to merge with another bank, to reorganize, to issue stock or to undertake many other activities. The Michigan Commissioner must be notified in writing before any branches or agencies are closed.

     Enforcement. Under Michigan law, the Michigan Department of Consumer and Industry Services has broad enforcement authority over Michigan Banks and, under certain circumstances, affiliated parties, insiders, and agents. If a Michigan bank does not operate in accordance with the regulations, policies and directives of the Michigan Commissioner or is engaging, has engaged, or is about to engage in an unsafe or unsound practice in conducting the business of the bank, the Michigan Commissioner may issue and serve upon the bank a notice of charges with respect to the practice or violation. The Michigan Commissioner's enforcement authority includes: cease and desist orders, receivership, conservatorship, removal and suspension of officers and directors, assessment of monetary penalties, emergency closures, liquidation, and the power to issue orders and declaratory rulings to enforce the Savings Bank Act provisions.

     The Federal Deposit Insurance Corporation also regulates many of the areas regulated by the Michigan Commissioner and federal law may limit some of the authority provided to Citizens First by Michigan law. The Federal Deposit Insurance Corporation has primary federal enforcement responsibility over savings institutions,

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such as Citizens First, and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. Federal law also establishes criminal penalties for certain violations.

     The powers which Michigan-chartered savings banks can exercise under the law are summarized below.

     Lending Activities. A Michigan-chartered savings bank may make a wide variety of loans. They may make, sell, purchase, arrange, participate in, invest in, or otherwise deal in loans or extensions of credit for consumer, agricultural, business, corporate or commercial purposes, which are unsecured or secured by liens or interests in personal property or real estate.

     Dividends. Dividends must be paid out of net profits after deducting losses and bad debts. A Michigan-chartered savings bank may only pay dividends on its common stock if the savings bank has a surplus amounting to not less than 20% of its capital after the payment of the dividend. If a bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. A savings bank with the approval of the Commissioner and by a vote of shareholders owning 2/3 of the stock entitled to vote may increase its capital stock by a declaration of a stock dividend on the capital stock. A savings bank may pay dividends on its preferred stock at a rate as may be applicable without limitations.

     Federal law generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. The Federal Deposit Insurance Corporation may prevent an insured bank from paying dividends if the bank is in default of payment of any assessment due to the Federal Deposit Insurance Corporation. In addition, the Federal Deposit Insurance Corporation may prohibit the payment of dividends by a bank, if such payment is determined, by reason of the financial condition of the bank, to be an unsafe and unsound banking practice.

     Branching Activities. Michigan banks, such as Citizens First, have the authority under Michigan law to establish branches anywhere in the State of Michigan, subject to receipt of all required regulatory approvals (including the approval of the Michigan Banking Commissioner and the Federal Deposit Insurance Corporation).

     Commissioner Assessments. Michigan banks are required to pay supervisory fees to the Commissioner to fund the operations of the Commissioner. The amount of supervisory fees paid by a bank is based upon the bank's total assets, as reported to the Commissioner.

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Savings Institution Regulation

     Business Activities. The activities of state savings banks are governed by state law and regulations. These laws and regulations delineate the nature and extent of the investments and activities in which state institutions may engage. In particular, many types of lending authority for state institutions e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets. Some of the authority granted by Michigan law may be qualified or restricted by federal law or regulation.

     Capital Requirements. Under Federal Deposit Insurance Corporation regulations, federally-insured state-chartered banks that are not members of the Federal Reserve System ("state non-member banks"), such as Citizens First, are required to comply with minimum leverage capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System (the rating system) established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier 1 capital is the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships).

     Citizens First must also comply with the Federal Deposit Insurance Corporation risk-based capital guidelines. The Federal Deposit Insurance Corporation guidelines require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as Citizens First's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation's risk-weighting system, cash and securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight, loans secured by one- to four-family residential properties generally have a 50% risk weight and commercial loans have a risk weighting of 100%.

     State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, a portion of the net unrealized gain on equity securities and other capital instruments. The includable amount of Tier 2 capital cannot exceed the amount of the institution's Tier 1 capital.

     The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. See "Regulatory Capital Compliance."

     Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulating authorities take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is

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deemed to be "critically undercapitalized." Subject to a narrow exception, the
Federal Deposit Insurance Corporation is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Federal Deposit Insurance Corporation within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Federal Deposit Insurance Corporation could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     Insurance of Deposit Accounts. Citizens First is a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for insured institutions are determined semiannually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

     In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During 1999, payments for Savings Association Insurance Fund members approximated 6.1 basis points, while Bank Insurance Fund members paid 1.2 basis points. Since January 1, 2000, there has been equal sharing of Financing Corporation payments between members of both insurance funds.

     The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Citizens First. Management cannot predict what insurance assessment rates will be in the future.

     Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Citizens First does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Loans to One Borrower. State law provides that stock savings banks may not provide loans or extensions of credit to a person in excess of 15% of the capital and surplus of the stock savings bank. The limit, however, may be increased to 25% of capital and surplus if approval of two-thirds of the bank's board of directors is granted. If the Michigan Commissioner determines that the interests of a group of more than one person, co-partnership, association or corporation are so interrelated that they should be considered as a unit for the purpose of extending credit, the total loans and extensions of credit of that group shall be combined. At August 31, 2000, Citizens First did not have any loans with one borrower that exceeded its regulatory limit.

     A number of loans are exempted from the above limitations. They include among others loans on commercial paper, loans to financial institutions, and loans secured by bonds, notes and certificates of indebtedness.

     QTL Test. To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), Citizens First must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Citizens First must either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of

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property used to conduct business) in certain "qualified thrift investments"
(primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

     A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of August 31, 2000, Citizens First met the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

     Assessments. Savings banks are required to pay assessments to the Michigan Division of Financial Institutions to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in Citizens First's latest quarterly thrift financial report. The assessments paid by Citizens First for the fiscal year ended March 31, 2000 totaled $52,573.

     Transactions with Related Parties. Citizens First's authority to engage in transactions with "affiliates" (e.g., any company that controls or is under common control with an institution, including Citizens First Bancorp and its non-savings institution subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     Citizens First's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is also governed by federal law. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. An exception exists for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans Citizens First may make to insiders based, in part, on Citizens First's capital position and requires certain board approval procedures to be followed. Loans to executive officers are subject to additional restrictions.

     Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, and fees and benefits. If the appropriate federal banking agency determines that a savings institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit an acceptable plan to achieve compliance with the standard.

Investment Activities

     Since the enactment of the Federal Deposit Insurance Corporation Improvement Act, all state-chartered Federal Deposit Insurance Corporation insured banks, including savings banks, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation permit exceptions to these limitations. For example, state-chartered banks, such as Citizens First, may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in

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common or preferred stocks listed on a national securities exchange or the
Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation has recently adopted revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or investments. These revisions, among other things, streamline the application procedures for healthy banks and impose quantitative and qualitative restrictions on a bank's dealings with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or approved by the Federal Deposit Insurance Corporation, must have been divested by December 19, 1996, under a Federal Deposit Insurance Corporation-approved divestiture plan, unless such investments were grandfathered by the Federal Deposit Insurance Corporation. Citizens First did not receive grandfathered authority from the Federal Deposit Insurance Corporation to invest in listed stocks and/or registered shares and maintains no such investments.

Interstate Banking and Branching

     As a savings and loan holding company, Citizens First Bancorp will be limited under the Home Owners' Loan Act with respect to its acquisition of a savings association located in a state other than Michigan. In general, a savings and loan holding company may not acquire an additional savings association subsidiary that is located in a state other than the home state of its first savings association subsidiary unless such an interstate acquisition is permitted by the statutes of such other state. Many states permit such interstate acquisitions if the statutes of the home state of the acquiring savings and loan holding company satisfy various reciprocity conditions. Michigan is one of a number of states that permit, subject to the reciprocity conditions of the Michigan Savings Bank Act, out-of-state bank and savings and loan holding companies to acquire Michigan savings associations.

     In contrast, bank holding companies are generally authorized to acquire banking subsidiaries in more than one state irrespective of any state law restrictions on such acquisitions. The Interstate Banking Act, which was enacted on September 29, 1994, permits approval under the Bank Holding Company Act of the acquisition of a bank located outside of the holding company's home state regardless of whether the acquisition is permitted under the law of the state of the acquired bank. The Federal Reserve Board may not approve an acquisition under the Bank Holding Company Act that would result in the acquiring holding company controlling more than 10% of the deposits in the United States or more than 30% of the deposits in any particular state.

     Until recently, branching across state lines was generally not available to a state bank such as Citizens First. Out-of-state branches of banking institutions are authorized under the Michigan Banking Law, but similar authority did not exist generally under the laws of most other states. Beginning June 1, 1997, the Interstate Banking Act permitted the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act before June 1, 1997, and permitted a state to "opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. Michigan did not "opt out" of the provisions of the Interstate Banking Act. Accordingly, beginning June 1, 1997, the Interstate Banking Act permitted a bank, such as Citizens First, to acquire an institution by merger in a state other than Michigan unless the other state had opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders.

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Federal Home Loan Bank System

     Citizens First is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Citizens First, as a member of the Federal Home Loan Bank of Indianapolis, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. Citizens First was in compliance with this requirement with an investment in Federal Home Loan Bank stock at August 31, 2000 of $5.1 million.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, Citizens First's net interest income would likely also be reduced. Recent legislation has changed the structure of the Federal Home Loan Banks funding obligations for insolvent thrifts, revised the capital structure of the Federal Home Loan Banks and implemented entirely voluntary membership for Federal Home Loan Banks. Management cannot predict the effect that these changes may have with respect to its Federal Home Loan Bank membership.

Federal Reserve System

     The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $44.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts aggregating greater than $44.3 million, the reserve requirement is $1.329 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. Citizens First complies with the foregoing requirements.

Prospective Legislation

     Citizens First is, and Citizens First Bancorp as a savings and loan holding company will be, extensively regulated and supervised. Regulations, which affect Citizens First on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the U.S. Congress, could have a material impact on Citizens First Bancorp, Citizens First, its operations or the conversion.

     Legislation enacted several years ago provided that the Bank Insurance Fund and the Savings Association Insurance Fund would have merged on January 1, 1999 if there had been no more savings associations as of that date. Congress did not enact legislation eliminating the savings association charter by that date. Citizens First is unable to predict whether the Savings Association Insurance Fund and Bank Insurance Fund will eventually be merged and what effect, if any, that may have on its business.

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Holding Company Regulation

     Federal law allows a state savings bank that qualifies as a "Qualified Thrift Lender," discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners' Loan Act. Such election allows its holding company to be regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. Citizens First has made such election and expects Citizens First Bancorp to receive approval from the Office of Thrift Supervision to become a savings and loan holding company. Citizens First Bancorp will be regulated as a savings and loan holding company within the meaning of the Home Owners' Loan Act. As such, Citizens First Bancorp will be required to register with the Office of Thrift Supervision and will have to adhere to the Office of Thrift Supervision's regulations and reporting requirements. In addition, the Office of Thrift Supervision may examine and supervise Citizens First Bancorp and the Office of Thrift Supervision has enforcement authority over Citizens First Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, Citizens First will be required to notify the Office of Thrift Supervision at least 30 days before declaring any dividend to Citizens First Bancorp. By regulation, the Office of Thrift Supervision may restrict or prohibit Citizens First from paying dividends. Citizens First Bancorp will be a nondiversified unitary savings and loan holding company within the meaning of federal law. Under prior law, a unitary savings and loan holding company, such as Citizens First Bancorp, was not generally restricted as to the types of business activities in which it may engage, provided that Citizens First continued to be a qualified thrift lender. See "--Savings Institution Regulation--QTL Test." The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for financial holding companies under the law or for multiple savings and loan holding companies. Citizens First Bancorp will not qualify for the grandfather and will be limited to the activities permissible for financial holding companies or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulation.

     A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company without prior written approval of the Office of Thrift Supervision and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the holding company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies and
(2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions as described below. Citizens First must notify the Office of Thrift Supervision 30 days before declaring any dividend to Citizens First Bancorp. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the

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agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Securities Laws

     Citizens First Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, Citizens First Bancorp's common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. Citizens First Bancorp will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.

     The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of those shares. Shares of the common stock purchased by persons who are not affiliates of Citizens First Bancorp may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of Citizens First Bancorp. As defined under Rule 144, an affiliate of Citizens First Bancorp is a person that directly or indirectly controls, is controlled by, or is under common control with Citizens First Bancorp. Generally, executive officers and directors will be considered affiliates of Citizens First Bancorp. If Citizens First Bancorp meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Citizens First Bancorp which complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of Citizens First Bancorp or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by Citizens First Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.

                          Federal and State Taxation

Federal Income Taxation

     General. Citizens First Bancorp and Citizens First intend to report their income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to Citizens First Bancorp and Citizens First in the same manner as to other corporations with some exceptions, including particularly Citizens First's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Citizens First or Citizens First Bancorp. Citizens First's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 2000 tax year, Citizens First's maximum federal income tax rate was 34%.

     Bad Debt Reserves. For fiscal years beginning before December 31, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

     Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $6.6 million of Citizens First's accumulated bad debt reserves would not be recaptured into taxable income unless Citizens First makes a "non-dividend distribution" to Citizens First Bancorp as described below.

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

     Distributions. If Citizens First makes "non-dividend distributions" to Citizens First Bancorp, they will be considered to have been made from Citizens First's unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1988, to the extent of the "non-dividend distributions," and then from Citizens First's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Citizens First's taxable income. Non-dividend distributions include distributions in excess of Citizens First's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Citizens First's current or accumulated earnings and profits will not be so included in Citizens First's taxable income.

     The amount of additional taxable income triggered by a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Citizens First makes a non-dividend distribution to Citizens First Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Citizens First does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

     The State of Michigan imposes a Single Business Tax (the "SBT"), which is an annual value-added tax imposed on the privilege of doing business in the state. Every person with business activity in Michigan is subject to the tax. Most organizations exempt from federal income tax are also exempt from the SBT. The major components of the SBT are compensation, depreciation and federal taxable income, increased by net operating losses, if any, utilized in arriving at federal taxable income. For tax years beginning before 2000, the SBT base is decreased by the cost of depreciable tangible assets acquired during the year. For tax years beginning after 1999, an investment tax credit is claimed for the acquisition of depreciable tangible assets. Effective January 1, 1999, the SBT rate is 2.2% and will be phased out during a 23-year period.

     Delaware State Taxation. As a Delaware holding company not earning income in Delaware, Citizens First Bancorp will be exempt from Delaware corporate income tax.

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

                     Shares to be Purchased by Management
                           with Subscription Rights

     The following table presents certain information as to the approximate purchases of common stock by the directors and executive officers of Citizens First, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

                                                                                  Percent of         Percent of
                                              Anticipated      Anticipated        Shares at          Shares at
                                               Number of          Dollar           Minimum            Maximum
                                              Shares to be     Amount to be      of Estimated       of Estimated
Name                                         Purchased (1)    Purchased (1)    Valuation Range    Valuation Range
----                                         -------------    -------------    ---------------    ---------------
J. Stephen Armstrong......................       5,000          $   50,000           0.09%             0.07%

Marshall J. Campbell......................      40,000             400,000           0.71              0.52

Randy J. Cutler...........................       5,000              50,000           0.09              0.07

Thomas E. Kaczperski......................      15,000             150,000           0.26              0.20

Christopher A. Kellerman..................      30,000             300,000           0.53              0.39

Larry J. Moeller, Sr......................      25,000             250,000           0.44              0.33

B. Scott Nill.............................       7,500              75,000           0.13              0.10

Timothy D. Regan..........................      15,000             150,000           0.26              0.20

Janice U. Whipple.........................       5,000              50,000           0.09              0.07

Daniel J. Wilheim.........................       5,000              50,000           0.09              0.07
                                               -------          ----------           ----              ----
All Directors and Executive Officers
 as a Group (10 persons) (2)..............     152,500          $1,525,000           2.69%             1.99%
                                               =======          ==========           ====              ====

______________________
(1) Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.

(2) Including the effect of shares issued to Citizens First Foundation, the aggregate beneficial ownership of all directors and executive officers as a group would be 2.49% and1.84% at the minimum and maximum of the estimated valuation range, respectively.

                                The Conversion

     The Michigan Office of Financial and Insurance Services has approved Citizens First's plan of conversion, provided that it is approved by the members of Citizens First and that Citizens First Bancorp and Citizens First satisfy certain other conditions. Michigan Banking Commissioner approval is not a recommendation or endorsement of the plan of conversion and is not a recommendation to purchase common stock in the offering.

General

     On September 19, 2000, the Board of Directors of Citizens First unanimously adopted the plan of conversion. Under the plan of conversion, Citizens First will convert from a state-chartered mutual savings bank to a state-chartered stock savings bank and become a wholly-owned subsidiary of Citizens First Bancorp, a newly formed Delaware corporation. In addition, the plan provides that Citizens First Bancorp will offer its common stock in a subscription offering and, if necessary, through a community offering and/or a syndicate of registered broker-dealers. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, you should read carefully the plan of conversion, which accompanies Citizens First's proxy statement and is available to members of Citizens First upon request. The plan of conversion is also filed as an exhibit to the registration statement that Citizens First Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     The Michigan Office of Financial and Insurance Services has approved and Citizens First has received from the Federal Deposit Insurance Corporation a notice of intent not to object to the plan of conversion, subject to, among other things, approval of the plan of conversion by Citizens First's members. Citizens First has called a special meeting of its members for this purpose on _________, 2001. Depositors as of _______, 2000 will be entitled to vote at the special meeting. Citizens First will complete the conversion only upon completion of the sale of at least the minimum number of shares of Citizens First Bancorp common stock offered through this prospectus and approval of the plan of conversion by Citizens First's voting members.

     The Board of Directors established the aggregate price of the shares of common stock to be issued in the conversion based upon an independent appraisal of Citizens First giving effect to the conversion. Keller, a consulting firm experienced in the valuation and appraisal of savings institutions, prepared the appraisal. Keller will affirm or, if necessary, update its appraisal at the completion of the offering.

     The completion of the offering depends on market conditions and other factors beyond Citizens First's control. No assurance can be given as to the length of time after the approval of the plan of conversion at the special meeting that will be required to complete the sale of the common stock. If delays are experienced, significant changes may occur in the appraisal of Citizens First Bancorp and Citizens First as converted, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by Citizens First Bancorp from the sale of the common stock. If the conversion is terminated, Citizens First would be required to charge all conversion expenses against current income.

Reasons for the Conversion

     After considering the advantages and disadvantages of the conversion, the Board of Directors of Citizens First unanimously approved the conversion as being in the best interests of Citizens First, its customers and employees and the communities it serves. The Board of Directors concluded that the conversion offers a number of advantages that will be important to the future growth and performance of Citizens First.

     Formation of Citizens First as a capital stock savings bank subsidiary of Citizens First Bancorp will permit Citizens First Bancorp to sell common stock, which is a source of capital not available to mutual savings banks. The capital raised through the sale of common stock in the conversion will support Citizens First's future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Additional capital also will increase Citizens First's ability to render services to the communities it serves, although Citizens First has no current specific plans, arrangements or understandings regarding these activities.

     After completion of the conversion, the unissued common and preferred stock authorized by Citizens First Bancorp's certificate of incorporation will permit Citizens First Bancorp to raise additional capital through further sales of securities and to issue securities in connection with possible acquisitions, subject to market conditions and any required regulatory approvals. Citizens First Bancorp currently has no plans with respect to additional offerings of securities.

     The conversion will afford Citizens First's management, members and others the opportunity to become stockholders of Citizens First Bancorp and participate more directly in, and contribute to, any future growth of Citizens First Bancorp and Citizens First. Citizens First Bancorp will use stock-related incentive programs to attract and retain executive and other personnel.

Effects of Conversion to Stock Form

     General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that the institution is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after payment of other claims, including claims of depositors to the amounts of their deposits. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. The common stock of Citizens First Bancorp is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

     No assets of Citizens First Bancorp or Citizens First will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

     Continuity. While the conversion is being accomplished, the normal business of Citizens First will continue without interruption, including being regulated by the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation. After conversion, Citizens First will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors of Citizens First at the time of conversion will serve as directors of Citizens First after the conversion. The directors of Citizens First Bancorp will be primarily composed of individuals who served on the Board of Directors of Citizens First. All officers of Citizens First at the time of conversion will retain their positions after the conversion.

     Deposit Accounts and Loans. Citizens First's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Citizens First.

     Effect on Voting Rights. Voting rights in Citizens First, as a mutual savings bank, belong to its depositor members. After the conversion, depositors will no longer have voting rights in Citizens First and, therefore, will no longer be able to elect directors of Citizens First or control its affairs. Instead, Citizens First Bancorp, as the sole stockholder of Citizens First, will possess all voting rights in Citizens First. The holders of the common stock of Citizens First Bancorp will possess all voting rights in Citizens First Bancorp. Depositors of Citizens First will not have voting rights after the conversion except to the extent that they become stockholders of Citizens First Bancorp by purchasing common stock.

     Tax Effects. Citizens First has received an opinion from Muldoon Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon factual representations given by Citizens First, concludes that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states the following, which constitutes all of the material federal tax consequences of the conversion:

     . no gain or loss will be recognized to Citizens First in its mutual or stock form by reason of the conversion;

     . no gain or loss will be recognized to Citizens First's account holders upon the issuance to them of accounts in Citizens First immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Citizens First in its mutual form plus interest in the liquidation account;

     . the tax basis of account holders' accounts in Citizens First immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

     . the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

     . the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase; and

     . no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except if subscription rights are deemed to have value as discussed below.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other individuals under the plan of conversion will be taxable if the subscription rights are deemed to have a fair market value. Keller, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Citizens First could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have a fair market value.


     Citizens First has also received an opinion from Plante & Moran, LLP, Auburn Hills, Michigan, that, assuming the conversion does not result in any federal income tax liability to Citizens First, its account holders, or Citizens First Bancorp, implementation of the plan of conversion will not result in any Michigan income tax liability to those entities or persons.

     The opinions of Muldoon Murphy & Faucette LLP and Plante & Moran, LLP, and the letter from Keller are filed as exhibits to the registration statement that Citizens First Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     You should consult with your own tax advisor regarding the tax consequences of the conversion particular to you.

     Liquidation Account. In the unlikely event of a complete liquidation of Citizens First, before the conversion, each depositor in Citizens First would receive a pro rata share of any assets of Citizens First remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor would receive a pro rata share of the remaining assets in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Citizens First at the time of liquidation.

     After the conversion, holders of withdrawable deposit(s) in Citizens First, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Citizens First. However, under applicable regulations, Citizens First will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

     Citizens First will maintain the liquidation account after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Citizens First. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

     The initial sub-account balance for a savings account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the denominator is the total amount of the "qualifying deposits" of all eligible or supplemental eligible account holders. The initial subaccount balance will not be increased, but it will be decreased as provided below.

     If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Citizens First (which is March 31) after July 31, 1999, or December 31, 2000 is less than the lesser of the deposit balance in a deposit account at the close of business on any other annual closing date after July 31, 1999 or December 31, 2000, or the amount of the "qualifying deposit" in a savings account on July 31, 1999 or December 31, 2000, then the subaccount balance for a savings account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the savings balance. Once reduced, the subaccount balance will not be subsequently increased, notwithstanding any increase in the savings balance of the related savings account. If any savings account is closed, the related subaccount balance will be reduced to zero.

     Upon a complete liquidation of Citizens First, each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Citizens First is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

     In the unlikely event Citizens First is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Citizens First Bancorp as the sole stockholder of Citizens First.

Establishment of the Charitable Foundation

     General. In furtherance of Citizens First's commitment to its local community, the plan of conversion provides that Citizens First and Citizens First Bancorp will establish Citizens First Foundation and will fund it with Citizens First Bancorp common stock, as further described below. Citizens First Bancorp and Citizens First believe that the funding of Citizens First Foundation with Citizens First Bancorp common stock is a means of establishing a bond between Citizens First and its community and thereby enables Citizens First's community to share in the potential growth and success of Citizens First Bancorp over the long-term. By further enhancing Citizens First's visibility and reputation in its local community, Citizens First believes that the foundation will enhance the long-term value of Citizens First's community banking franchise.

     Purpose of Citizens First Foundation. Citizens First emphasizes community lending and community activities. In 1998, Citizens First formed Citizens First Savings Charitable Foundation, Inc., a foundation that provides grants to public charities that are operated for charitable, scientific, literary or educational purpose, within the communities in which Citizens First operates. See "Business of Citizens First Savings Bank - Citizens First Savings Charitable Foundation, Inc."

     Citizens First Foundation is being formed to complement Citizens First's existing community activities. Citizens First intends to continue to emphasize community lending and community activities following the conversion. However, such activities are not Citizens First's sole corporate purpose. Citizens First Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to Citizens First. Citizens First believes that Citizens First Foundation will enable Citizens First Bancorp and Citizens First to assist the communities in which Citizens First operates in areas beyond community development and lending and will enhance its current activities under the CRA. Citizens First received a "Satisfactory" CRA rating in its last CRA examination by the Federal Deposit Insurance Corporation and the Michigan Office of Financial and Insurance Services.

     The Board of Directors believes the establishment of Citizens First Foundation is consistent with Citizens First's commitment to community service. The Board further believes that the funding of Citizens First Foundation with Citizens First Bancorp common stock will allow Citizens First's community to share in the potential growth and success of Citizens First Bancorp long after the conversion. Citizens First Foundation will accomplish that goal by providing for continued ties between it and Citizens First, thereby forming a partnership within the communities in which Citizens First operates.


     Citizens First, however, does not expect the contribution to Citizens First Foundation to take the place of Citizens First's traditional community lending and charitable activities. For the five months ended August 31, 2000, Citizens First and Citizens First Savings Charitable Foundation contributed approximately $188,000 to community organizations. Citizens First and Citizens First Savings Charitable Foundation expect to continue making charitable contributions within its communities. Upon conversion, Citizens First Bancorp intends to contribute to Citizens First Foundation shares of its common stock equal to 8% of the common stock sold in the conversion, or stock valued at between approximately $4.5 million based on the purchase price of $10.00 per share, if 5,669,500 shares are sold in the conversion and approximately $6.1 million, based on the purchase price of $10.00 per share if 7,670,500 shares are sold in the conversion. If the number of shares sold in the conversion is increased to 8,821,075 shares, the foundation would be funded with common stock valued at $7.1 million. The conversion presents Citizens First and Citizens First Bancorp with a unique opportunity to provide a substantial and continuing benefit to the communities in which Citizens First operates, and to receive the associated tax benefits, without any significant cash outlay by Citizens First and without any significant adverse impact to the depositors of Citizens First.

     Structure of Citizens First Foundation. Citizens First Foundation will be incorporated under Delaware law as a non-stock corporation. Under its Bylaws, Citizens First Foundation's Board of Directors will be composed of individuals that are existing or former directors or officers of Citizens First Bancorp or Citizens First. The Certificate of Incorporation of Citizens First Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Citizens First Foundation's Certificate of Incorporation will further provide that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

     The Board of Directors of Citizens First Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Citizens First Foundation will at all times be bound by their fiduciary duty to advance Citizens First Foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which Citizens First Foundation was established. The directors of Citizens First Foundation will also be responsible for directing the activities of the foundation, including the management and voting of the common stock of Citizens First Bancorp held by Citizens First Foundation. However, all shares of common stock held by Citizens First Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Citizens First Bancorp.

     Citizens First Foundation's place of business will be located at Citizens First Bancorp' administrative offices. The Board of Directors of Citizens First Foundation will appoint such officers and employees as may be necessary to manage its operations.

     Citizens First Foundation will receive working capital from: (1) any dividends that may be paid on Citizens First Bancorp's common stock in the future; (2) loans collateralized by the common stock within the limits of applicable federal and state laws, or (3) the proceeds of the sale of any of the common stock in the open market from time to time. As a private foundation under
Section 501(c)(3) of the Internal Revenue Code, Citizens First Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by Citizens First Bancorp is that the amount of common stock that may be sold by Citizens First Foundation in any one year shall not exceed 5% of the average market value of the assets held by Citizens First Foundation, except where the Board of Directors of Citizens First Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes. Upon completion of the conversion and the contribution of shares to Citizens First Foundation immediately following the conversion, Citizens First Bancorp will have 6,123,060 and 8,284,140 shares issued and outstanding at the minimum and maximum of the offering range. The gift of common stock to Citizens First Foundation by Citizens First Bancorp will increase the number of shares outstanding and, therefore, dilute the voting and ownership interests of stockholders in Citizens First Bancorp by 7.4%, compared to their interests in Citizens First Bancorp if Citizens First Foundation were not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

     Tax Considerations. Citizens First Bancorp and Citizens First have been advised by their independent tax advisors that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Citizens First Foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization. As long as Citizens First Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Citizens First Bancorp's independent tax advisors, however, have not rendered any advice on whether Citizens First Foundation's tax exempt status will be affected by the requirement of the regulatory authorities that all shares of common stock of Citizens First Bancorp held by Citizens First Foundation must be voted in the same ratio as all other outstanding shares of common stock of Citizens First Bancorp on all proposals considered by stockholders of Citizens First Bancorp. See "--Regulatory Conditions Imposed on Citizens First Foundation."

     Delaware law authorizes Citizens First Bancorp to make charitable contributions. Delaware case law has recognized the benefits of such contributions to a Delaware corporation. Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Citizens First Bancorp and Citizens First believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, Citizens First Bancorp and Citizens First considered the dilutive impact of the contribution of common stock to Citizens First Foundation on the amount of common stock to be sold in the conversion. Citizens First Bancorp and Citizens First believe that the contribution to Citizens First Foundation in excess of the 10% annual limitation on charitable deductions described below is justified given Citizens First's capital position and its earnings, the substantial additional capital being raised in the conversion and the potential benefits of Citizens First Foundation within the communities in which Citizens First operates. See "Capitalization," "Regulatory Capital Compliance," and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation." The amount of the contribution will not adversely affect the financial condition of Citizens First Bancorp and Citizens First. Citizens First Bancorp and Citizens First therefore believe that the amount of the charitable contribution is reasonable given Citizens First Bancorp's and Citizens First's pro forma capital positions and does not raise safety and soundness concerns.

     Citizens First Bancorp and Citizens First have received an opinion from their independent tax advisors that Citizens First Bancorp's contribution of its stock to Citizens First Foundation should not constitute an act of self-dealing and that Citizens First Bancorp should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that Citizens First Foundation is required to pay Citizens First Bancorp for such stock. Citizens First Bancorp is only permitted to deduct an amount equal to 10% of its annual taxable income in any one year. However, Citizens First Bancorp is permitted under the Internal Revenue Code to carry the excess contribution over the five year period following the contribution to Citizens First Foundation. Citizens First Bancorp estimates that substantially all of the contribution should be deductible over the six-year period. However, Citizens First Bancorp does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. Furthermore, even if the contribution is deductible, Citizens First Bancorp may not have sufficient earnings to be able to use the deduction in full. Neither Citizens First Bancorp nor Citizens First expect to make any further contributions to Citizens First Foundation or to Citizens First Savings Charitable Foundation within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among

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other factors, the financial condition of Citizens First Bancorp and Citizens
First at that time, the interests of stockholders and depositors of Citizens First Bancorp and Citizens First, and the financial condition and operations of the foundations.

     Although Citizens First Bancorp and Citizens First have received an opinion from their independent tax advisors that Citizens First Bancorp should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize Citizens First Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, Citizens First Bancorp's contribution to Citizens First Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. See "Risk Factors--Contribution to Citizens First Foundation may not be tax deductible which could hurt Citizens First Bancorp's profits."

     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. Citizens First Foundation will be required to file an information return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Citizens First Foundation will be required to make its annual information return available for public inspection for a three-year period. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

     Regulatory Conditions Imposed on Citizens First Foundation. Establishment of Citizens First Foundation is expected to be subject to the following conditions to be agreed to by Citizens First Foundation as a condition to receiving the Federal Deposit Insurance Corporation's non-objection to the conversion:

     1.  the Federal Deposit Insurance Corporation can examine the foundation;

     2. the foundation must comply with all supervisory directives imposed by the Federal Deposit Insurance Corporation;

     3. the foundation will operate according to written policies adopted by its board of directors, including a conflict of interest policy acceptable to the Federal Deposit Insurance Corporation;

     4. the foundation shall not engage in self-dealing and shall comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

     5. the foundation must vote its shares in the same ratio as all other holders of shares.

     The Federal Deposit Insurance Corporation may waive the voting restriction under certain circumstances, such as if the restriction would result in the loss of the foundation's tax-exempt status. The Federal Deposit Insurance Corporation may impose additional conditions as part of the granting of such waiver.

     Citizens First Foundation will also need to comply with substantially similar conditions imposed by the State of Michigan. Additionally, the establishment and funding of Citizens First Foundation must be approved by Citizens First's voting members at a special meeting called for such purpose.

Subscription Offering and Subscription Rights

     Under the plan of conversion, Citizens First has granted rights to subscribe for Citizens First Bancorp common stock to the following persons in the following order of priority:

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     1.  Persons with deposits in Citizens First with balances aggregating $50 or more ("qualifying deposits") as of July 31, 1999 ("eligible account holders"). For this purpose, deposit accounts include all savings, time, and demand accounts, not including escrow accounts.

     2. Tax-qualified benefit plans of Citizens First Bancorp or Citizens First, including Citizens First's employee stock ownership plan.

     3. Persons with qualifying deposits in Citizens First as of December 31, 2000 ("supplemental eligible account holders").

     The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See "--Limitations on Purchases of Shares." All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

     Subscription rights are nontransferable. If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Michigan Office of Financial and Insurance Services, the Federal Deposit Insurance Corporation or another agency of the U.S. Government. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Citizens First and Citizens First Bancorp.

     Category 1: Eligible Account Holders. Each eligible account holder has the right to subscribe for up to the greater of:

     .    $250,000 of common stock (which equals 25,000 shares);

     .    one-tenth of one percent of the total offering of common stock; or

     . 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

     If there are not sufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Citizens First or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Citizens First in the one year period preceding July 31, 1999.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at July 31, 1999. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

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     Category 2: Tax-Qualified Employee Benefit Plans.  Citizens First's tax-
qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the conversion. As a tax-qualified employee benefit plan, Citizens First's employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the conversion. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by the officers and directors of Citizens First, for the purpose of applying the purchase limitations in the plan of conversion. If Citizens First Bancorp increases the number of shares offered in the conversion, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from Citizens First Bancorp with the approval of the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation, if required.

     Category 3: Supplemental Eligible Account Holders. Each supplemental eligible account holder has the right to subscribe for up to the greater of:

     .    $250,000 of common stock (which equals 25,000 shares);

     .    one-tenth of one percent of the total offering of common stock; or

     . 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

     If eligible account holders and Citizens First's employee stock ownership plan subscribe for all of the shares being sold by Citizens First Bancorp, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are not sufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make that person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at December 31, 2000. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

     Expiration Date for the Subscription Offering. The subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Eastern time, on ___________, 2001. Citizens First will not accept orders for common stock in the subscription offering received in hand after that time. Citizens First Bancorp and Citizens First may extend the subscription offering to up to ______________, 2001 without regulatory approval. Citizens First Bancorp and Citizens First will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights, however all subscription rights will expire on the expiration date, as extended, whether or not Citizens First has been able to locate each person entitled to subscription rights.

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     Applicable regulations require that Citizens First Bancorp complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at Citizens First's passbook rate and all withdrawal authorizations will be canceled unless Citizens First receives approval of the State of Michigan and the Federal Deposit Insurance Corporation, if required, to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If Citizens First Bancorp does not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate, may not last beyond ___________________, 2003.

     Persons in Non-Qualified States. Citizens First Bancorp and Citizens First will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, Citizens First Bancorp and Citizens First are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which only a small number of persons otherwise eligible to subscribe for shares of common stock reside and where Citizens First Bancorp or Citizens First determines that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise. Citizens First may determine compliance with state securities laws to be impracticable based on a request or requirement that Citizens First Bancorp and Citizens First or their officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, Citizens First Bancorp may offer shares pursuant to the plan of conversion in a community offering to the following persons in the following order of priority:

     1. Persons who are residents of Huron, Lapeer, Sanilac and St. Clair Counties, Michigan.

     2.   Other persons to whom Citizens First delivers a prospectus.

     Purchasers in the community offering, together with any associate or persons acting in concert with the purchaser, are eligible to purchase up to $250,000 of common stock (which equals 25,000 shares). If not enough shares are available to fill orders in the community offering, the available shares will be allocated first to each subscriber whose order is accepted by Citizens First in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among such subscribers whose orders remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated.

     The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by Citizens First Bancorp and Citizens First, with approval of the State of Michigan and the Federal Deposit Insurance Corporation, if required. Citizens First Bancorp presently intends to terminate the community offering as soon as it has received orders for all shares available for purchase in the conversion. If Citizens First receives regulatory approval of an extension of time, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If Citizens First Bancorp does not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. Citizens First and

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Citizens First Bancorp have the absolute right to accept or reject in whole or in part any orders to purchase shares in the community offering. If any order is rejected in part, the purchaser does not have the right to cancel the remainder of the order.

     The opportunity to subscribe for shares of common stock in the community offering is subject to the right of Citizens First Bancorp and Citizens First to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

     The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Trident Securities, acting as agent of Citizens First Bancorp. Alternatively, Citizens First Bancorp may sell any remaining shares in an underwritten public offering. Citizens First and Citizens First Bancorp have the right to reject orders, in whole or in part, in their sole discretion in the syndicated community offering. Neither Trident Securities nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the syndicated community offering. Citizens First Bancorp has not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by Citizens First Bancorp and Citizens First, with approval of the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation, if required. See "--Community Offering" above for a discussion of rights of subscribers in the event an extension is granted.

     The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to the right of Citizens First Bancorp and Citizens First to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to be Issued." Purchasers in the syndicated community offering, together with any associate or persons acting in concert with the purchaser, are eligible to purchase up to $250,000 of common stock (which equals 25,000 shares).

     If Citizens First is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Citizens First, if feasible. Other purchase arrangements must be approved by the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation, if required, and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

Marketing and Underwriting Arrangements

     Citizens First and Citizens First Bancorp have retained Trident Securities to consult with and advise Citizens First and to assist Citizens First and Citizens First Bancorp, on a best efforts basis, in the distribution of shares in the offering. Trident Securities is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Trident Securities will assist Citizens First in the conversion by acting as marketing advisor with respect to the subscription offering and will represent Citizens

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First as placement agent on a best efforts basis in the sale of the common stock in the community offering if one is held. Trident Securities will conduct training sessions with directors, officers and employees of Citizens First regarding the conversion process, assist in the establishment and supervision of Citizens First's stock information center and, with management's input, train Citizens First's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.


     Based on negotiations between Citizens First and Citizens First Bancorp concerning the fee structure, Trident Securities will receive a fee equal to 1.50% of the aggregate amount of all common stock sold in the subscription and community offerings, excluding any shares sold to Citizens First's directors, executive officers and their associates and Citizens First's employee stock ownership plan. Total marketing fees paid to Trident Securities are expected to range from $746,000 to $1.0 million from the minimum to the maximum of the offering range. Citizens First will pay Trident Securities's fee upon completion of the conversion. Citizens First will reimburse Trident Securities for its reasonable out-of-pocket expenses, including legal fees in an amount not to exceed $75,000. In addition, Trident Securities will receive a records management fee of $40,000.

     Trident Securities has not prepared any report or opinion constituting a recommendation or advice to Citizens First Bancorp or Citizens First or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to Citizens First Bancorp or Citizens First of the purchase price or the terms of the stock to be sold. Trident Securities expresses no opinion as to the prices at which common stock to be issued may trade. Trident Securities and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by Citizens First Bancorp and Citizens First to reflect market requirements at the time of the allocation of shares in the syndicated community offering but in no event will the commission exceed 4.5% of the aggregate dollar amount of any common stock sold in the syndicated community offering.

     With certain limitations, Citizens First Bancorp and Citizens First have also agreed to indemnify Trident Securities against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon the performance of Trident Securities of its services in connection with the conversion.

Description of Sales Activities

     Citizens First Bancorp will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at Citizens First's stock information center. The stock information center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more Trident Securities employees will be working at the stock information center. Employees of Trident Securities will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of Citizens First may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of Citizens First may answer questions regarding the business of Citizens First when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of Citizens First Bancorp and Citizens First have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

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     No officer, director or employee of Citizens First or Citizens First
Bancorp will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of Citizens First's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Citizens First's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings

     Use of Order Forms. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to Citizens First by 12:00 Noon, Eastern time, on _________ __, 2001. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Citizens First. In order to purchase shares in the community offering, you must submit a properly completed and executed order form to Citizens First, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on or at any time after the end of the subscription offering.

     In order to ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number.

     Citizens First Bancorp need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, Citizens First and Citizens First Bancorp are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. Citizens First Bancorp and Citizens First have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Notwithstanding the foregoing, Citizens First and Citizens First Bancorp will have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. Under the plan of conversion, the interpretation by Citizens First Bancorp and Citizens First of the terms and conditions of the plan of conversion and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without the consent of Citizens First unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

     The reverse side of the order form contains a regulatory mandated certification form. Citizens First Bancorp will not accept order forms on which the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

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     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

     Payment for Shares. Payment for subscriptions may be made by cash, check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Citizens First. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at Citizens First's passbook rate from the date payment is received at the stock information center until the completion or termination of the conversion. Any orders received in the subscription or community offering which aggregate $25,000 or more must be paid by official or certified check or by withdrawal authorization from a deposit account at Citizens First. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes Citizens First to withdraw the amount of the purchase price from his or her deposit account, Citizens First will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Citizens First will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Citizens First's passbook rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the conversion; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Citizens First Bancorp to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Some individual retirement deposit accounts maintained in Citizens First may not permit investment in the common stock. In that case, a depositor interested in using his or her individual retirement deposit account funds to purchase common stock must do so through a self-directed individual retirement account. Citizens First will allow a depositor to transfer funds from an existing individual retirement account to a new self-directed individual retirement account program with Citizens First whereby such transferred funds may be used to purchase Citizens First Bancorp's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. Citizens First as trustee would hold the common stock in a self-directed account in the same manner as Citizens First now holds the depositor's individual retirement deposit account funds. An annual administrative fee may be payable to Citizens First. Depositors interested in using funds in an individual retirement deposit account at Citizens First to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-

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directed individual retirement deposit account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified in properly completed order forms or to the last address of the persons appearing on the records of Citizens First as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

Stock Pricing and Number of Shares to be Issued

     The plan of conversion requires that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Citizens First Bancorp and Citizens First as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. Citizens First and Citizens First Bancorp have retained Keller, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of Citizens First Bancorp and Citizens First, as converted, and to assist Citizens First in preparing a business plan. Keller will receive a fee expected to total approximately $41,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. Citizens First has agreed to indemnify Keller under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

     Keller has prepared an appraisal of the estimated pro forma market value of Citizens First Bancorp and Citizens First, as converted. For its analysis, Keller undertook substantial investigations to learn about Citizens First's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller reviewed Citizens First's conversion application as filed with the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation and Citizens First Bancorp's registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller visited Citizens First's facilities and had discussions with Citizens First's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP.
Keller did not perform a detailed individual analysis of the separate components of Citizens First Bancorp's or Citizens First's assets and liabilities.

     Keller's analysis utilized three selected valuation procedures, the price/book method, the price/earnings method, and price/assets method, all of which are described in its report. Keller placed the greatest emphasis on the price/earnings and price/book methods in estimating pro forma market value. In applying these procedures, Keller reviewed, among other factors, the economic make-up of Citizens First's primary market area, Citizens First's financial performance and condition in relation to publicly traded institutions that Keller deemed comparable to Citizens First, the specific terms of the offering of Citizens First Bancorp's common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Keller's analysis provides an approximation of the pro forma market value of Citizens First Bancorp and Citizens First, as converted, based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Citizens First Bancorp after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock sold in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

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     On the basis of the analysis in its report, Keller has advised Citizens
First Bancorp and Citizens First that, in its opinion, as of November 17, 2000, the estimated pro forma market value of Citizens First Bancorp and Citizens First, as converted, was within the valuation range of $6.7 million to $76.7 million with a midpoint of $66.7 million. After reviewing the methodology and the assumptions used by Keller in the preparation of the appraisal, the Board of Directors established the offering range, which is equal to the valuation range, of $56.7 million to $76.7 million with a midpoint of $66.7 million. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 5,669,500 and 7,670,500 with a midpoint of 6,670,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of Citizens First and Citizens First Bancorp and Trident Securities, taking into account, among other factors, the requirement that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Citizens First Bancorp at this time. The offering range may be amended, with the approval of the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of Citizens First, regulatory guidelines or national or local economic conditions. Keller's appraisal report is filed as an exhibit to the registration statement that Citizens First Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Keller, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Citizens First Bancorp and Citizens First, as converted, as of the close of the subscription offering.

     No shares will be sold unless Keller confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of Citizens First Bancorp and Citizens First, as converted, at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.


     Depending upon market and financial conditions, the number of shares sold may be more than 8,821,075 shares or less than 5,669,500 shares. If the total amount of shares sold is less than 5,669,500 or more than 8,821,075 (15% above the maximum of the offering range), for aggregate gross proceeds of less than $56.7 million or more than $88.2 million, subscription funds will be returned promptly with interest to each subscriber unless he or she indicates otherwise. If Keller establishes a new valuation range, it must be approved by the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation.


     The number of shares to be issued and outstanding as a result of the sale of common stock in the conversion will be increased by the number of shares contributed to Citizens First Foundation, which is expected to be 8% of the common stock sold in the conversion. Assuming the sale of shares at the maximum of the estimated valuation range, Citizens First Bancorp will issue 613,640 shares of its common stock from authorized but unissued shares to Citizens First Foundation immediately following the completion of the conversion. In that event, Citizens First Bancorp will have total common stock outstanding of 8,284,140 shares. Of that amount, Citizens First Foundation will own 7.4%. Funding Citizens First Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the conversion by 7.4% since a greater number of shares will be outstanding upon completion of the conversion than would be if Citizens First Foundation were not established. See "Pro Forma Data."

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     In formulating its appraisal, Keller relied upon the truthfulness, accuracy and completeness of all documents Citizens First furnished to it. Keller also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller believes this information to be reliable, Keller does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Citizens First and Citizens
First Bancorp or independently value the assets or liabilities of Citizens First Bancorp and Citizens First. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock.
Moreover, because the appraisal must be based on many factors which change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

     Copies of the appraisal report of Keller including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Citizens First and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

     The plan of conversion imposes limitations upon the purchase of common stock by eligible subscribers and others in the conversion. In addition to the purchase limitations described above under "-Subscription Offering and Subscription Rights," "-Community Offering" and "-Syndicated Community Offering," the plan of conversion provides for the following purchase limitations:

     . Except for Citizens First's tax-qualified employee benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 1.5% of the common stock offered (which equals 115,057 shares), subject to increase as described below.

     . The Board of Directors and the executive officers of Citizens First, together with their associates, may purchase up to 25.0% of the common stock sold in the offering.

     .    Each subscriber must subscribe for a minimum of 25 shares.

     The 1.5% limitation applies to individual purchases in the offering, aggregated with purchases by the person's associates and those persons acting in concert with the purchaser. If you purchase $250,000 of common stock in the subscription offering, you may still purchase up to $900,570 of common stock in the community offering. Alternatively, if you purchase $250,000 of common stock in the subscription offering, your associates and persons acting in concert with you may purchase in the aggregate up to $900,570 of common stock in the subscription offering and/or community offering.

     For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares if the maximum purchase limitations are exceeded.

     Citizens First's and Citizens First Bancorp's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares that exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Citizens First and Citizens First Bancorp do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If the Boards of Directors decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. Citizens First Bancorp and Citizens First, in their discretion, also may give other large subscribers the right to increase their subscriptions.

     The plan of conversion defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. Citizens First Bancorp and Citizens First may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

     The plan of conversion defines "associate," with respect to a particular person, to mean:

     1. any corporation or organization (other than Citizens First or a majority-owned subsidiary of Citizens First) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

     2. any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

     3. any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Citizens First or any of its parents or subsidiaries.

     For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above.

     The plan of conversion defines "officer" to mean an executive officer of Citizens First, including its Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and Controller.

Restrictions on Transfer of Shares After the Conversion Applicable to Officers, Directors and NASD Members

     Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Citizens First and Citizens First Bancorp and by NASD members.

     Shares of common stock purchased by directors and officers of Citizens First and Citizens First Bancorp may not be sold for a period of one year following the conversion, except upon the death of the stockholder or unless approved by the Michigan Office of Financial and Insurance Services. Shares purchased by these persons after the conversion will be free of this restriction. Shares of common stock issued by Citizens First Bancorp to directors and officers will bear a legend giving appropriate notice of the restriction and, in addition, Citizens First Bancorp will give appropriate instructions to the transfer agent for Citizens First Bancorp's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

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

     Purchases of outstanding shares of common stock of Citizens First Bancorp by directors, officers, or any person who was an officer or director of Citizens First after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Michigan Office of Financial and Insurance Services. This restriction does not apply, however, to negotiated transactions involving more than 1% of Citizens First Bancorp's outstanding common stock or to the purchase of stock under stock benefit plans.

     Citizens First Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Citizens First Bancorp may be resold without registration. Shares purchased by an affiliate of Citizens First Bancorp will have resale restrictions under Rule 144 of the Securities Act. If Citizens First Bancorp meets the current public information requirements of Rule 144, each affiliate of Citizens First Bancorp who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Citizens First Bancorp or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Citizens First Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face restrictions on the transfer of securities purchased with subscription rights and reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

     To the extent permitted by law, all interpretations of the plan of conversion by Citizens First will be final; however, such interpretations have no binding effect on the Michigan Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation. The plan of conversion provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion may be substantively amended by the Board of Directors as a result of comments from regulatory authorities or otherwise, without the further approval of Citizens First's members.

     Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by Citizens First's members. If this condition is not satisfied, the plan of conversion will be terminated and Citizens First will continue its business in the mutual form of organization. Citizens First's Board of Directors may terminate the plan of conversion at any time prior to the approval of the plan by Citizens First's members and, thereafter, with the concurrence of the Michigan Banking Commissioner and the Federal Deposit Insurance Corporation, if required.

             Restrictions on Acquisition of Citizens First Bancorp
                              And Citizens First

General

     The plan of conversion provides for the conversion of Citizens First from the mutual to stock form of organization and, as part of the conversion, the adoption of new articles of incorporation and bylaws by Citizens First's members. See "The Conversion--General." As described below and elsewhere in this prospectus, certain provisions in Citizens First Bancorp's certificate of incorporation and bylaws, may have anti-takeover effects. In

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

addition, provisions in Citizens First's articles of incorporation and bylaws may also have anti-takeover effects. Finally, Delaware corporate law and regulatory restrictions may make it difficult for persons or companies to acquire control of Citizens First Bancorp or Citizens First.

Restrictions in Citizens First Bancorp's Certificate of Incorporation and Bylaws

     Citizens First Bancorp's certificate of incorporation and bylaws contain provisions that could make an acquisition of Citizens First Bancorp by means of a tender offer, proxy contest or otherwise more difficult. Some provisions will also render the removal of the incumbent Board of Directors or management of Citizens First Bancorp more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the directors of Citizens First Bancorp but which Citizens First Bancorp stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in Citizens First Bancorp's certificate of incorporation and bylaws. See "Where You Can Find More Information" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. The certificate of incorporation of Citizens First Bancorp provides that no record owner of any outstanding Citizens First Bancorp common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Citizens First Bancorp common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined by federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the certificate of incorporation), shares which such person or his or her affiliates have the right to acquire under any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which such person and his or her affiliates have or share voting or investment power. Beneficial ownership does not include shares under a publicly solicited revocable proxy or shares that are not otherwise deemed to be beneficially owned by such person and his affiliates. No director or officer (or any affiliate thereof) of Citizens First Bancorp shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other director or officer (or affiliate thereof) nor will the employee stock ownership plan or any similar plan of Citizens First Bancorp or Citizens First or any director with respect thereto (solely by reason of such director's capacity) be deemed to beneficially own any shares held under any such plan.

     Classified Board of Directors. The Board of Directors of Citizens First Bancorp is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Citizens First Bancorp.

     Filling of Vacancies; Removal. Citizens First Bancorp's certificate of incorporation and bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, can be filled for the remainder of the unexpired term only by a majority vote of the Directors then in office. Directors may be removed by the stockholders only for cause by the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace than with their own nominees. In the absence of these provisions, the vote of the holders of a majority of the shares could remove any director or the entire Board, with or without cause and replace the director or directors with persons of such holder's choice.

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

     Director Qualifications. Citizens First Bancorp's bylaws require that to be eligible to serve on the Board of Directors, an individual: (1) not have been the subject of certain enumerated regulatory actions by a financial regulatory agency within the last ten years; (2) not have been convicted of or be currently charged in any crime involving dishonesty or breach of trust which is punishable for a term exceeding one year; (3) be a resident for at least one year of a county in which Citizens First maintains a banking office, or of a county contiguous to such county or have significant ties to such communities; and (4) not be a director or officer of another state or federally chartered financial institution that engages in business activities in the same market area as Citizens First Bancorp or any of its subsidiaries. Additionally, no person shall be eligible for election to the Board of Directors if such person is the representative or nominee of a person or acting in concert with a person who is ineligible for election to the Board of Directors. In addition, no person 70 years of age or older may serve on the Board of Directors. These provisions will limit the individuals that can be nominated for election or serve on the Board of Directors.

     Cumulative Voting, Special Meetings and Action by Written Consent. The certificate of incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of Citizens First Bancorp may be called only by a resolution adopted by a majority of the Board of Directors of Citizens First Bancorp. The certificate of incorporation also provides that any action required or permitted to be taken by the stockholders of Citizens First Bancorp may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     Authorized Shares. The certificate of incorporation authorizes the issuance of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide Citizens First Bancorp's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Citizens First Bancorp. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. Although Citizens First Bancorp's Board of Directors has no intention at the present time of doing so, it could, to the extent consistent with its fiduciary duty, issue a series of preferred stock to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

     Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The certificate of incorporation requires the approval of the holders of at least 80% of Citizens First Bancorp's outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested stockholder". Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must be approved by a majority of the outstanding shares of common stock of Citizens First Bancorp and any other affected class of stock. This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of Citizens First Bancorp's Board of Directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, the approval of only a majority of the outstanding shares of voting stock is sufficient.

     The term "interested stockholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than Citizens First Bancorp or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of Citizens First Bancorp.

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

     A "business combination" includes:

     1. any merger or consolidation of Citizens First Bancorp or any of its subsidiaries with any interested stockholder or affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

     2. any sale or other disposition to or with any interested stockholder or affiliate of 25% or more of the assets of Citizens First Bancorp or of the combined assets of Citizens First Bancorp and its subsidiaries;

     3. the issuance or transfer to any interested stockholder or its affiliate by Citizens First Bancorp (or any subsidiary) of any securities of Citizens First Bancorp (or any subsidiary) in exchange for cash, securities or other property, the value of which equals or exceeds 25% of the fair market value of the common stock of Citizens First Bancorp;

     4. the adoption of any plan for the liquidation or dissolution of Citizens First Bancorp proposed by or on behalf of any interested stockholder or its affiliate; and

     5. any reclassification of securities, recapitalization, merger or consolidation of Citizens First Bancorp with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of Citizens First Bancorp or subsidiary owned directly or indirectly, by an interested stockholder or affiliate thereof.


     The directors and executive officers of Citizens First are purchasing approximately 1.99% of the shares of the common stock to be issued in the conversion based on the maximum of the offering range. In addition, the employee stock ownership plan intends to purchase 8% of the common stock issued in connection with the conversion. Additionally, if stockholders approve the proposed stock-based incentive plan, Citizens First Bancorp expects to grant stock awards to executive officers and directors equal to 4% of the outstanding common stock issued in connection with the conversion and options to purchase up to 10% of the common stock issued in connection with the conversion. As a result, directors, executive officers and employees may control the voting of approximately 20.91% of the common stock to be issued in the conversion on a diluted basis at the maximum of the offering range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of Citizens First Bancorp's outstanding shares of voting stock. The voting power of directors, executive officers and employees will be further enhanced by the regulatory condition imposed on Citizens First Foundation that any shares held by it must be voted in the same ratio as all other shares of Citizens First Bancorp common stock.

     Evaluation of Offers. The certificate of incorporation of Citizens First Bancorp provides that the Board of Directors of Citizens First Bancorp, when evaluating a transaction that may involve a change in control of Citizens First Bancorp, may, in connection with the exercise of its judgment in determining what is in the best interest of Citizens First Bancorp and its stockholders, give consideration to a variety of factors, including the social and economic effects of acceptance of such offer on Citizens First Bancorp's present and future customers and employees and those of its subsidiaries (including Citizens First) and the communities in which Citizens First Bancorp and Citizens First operate or are located, the ability of Citizens First Bancorp to fulfill its corporate objectives as a savings and loan holding company and the ability of Citizens First to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the certificate of incorporation of Citizens First Bancorp, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of Citizens First Bancorp, even if the price offered is significantly greater than the then market price of any equity security of Citizens First Bancorp.

     Amendment of Certificate of Incorporation and Bylaws. Citizens First Bancorp's certificate of incorporation requires the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations with related persons, calling special meetings, the number and classification of directors, director and officer indemnification by Citizens First Bancorp and the provisions allowing for the amendment of Citizens First Bancorp's bylaws and certificate of incorporation.

     Citizens First Bancorp's bylaws may be amended by a majority of the Board of Directors or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Advance Notice Provisions for Stockholder Nominations and Proposals. Citizens First Bancorp's bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Citizens First Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Citizens First Bancorp's Board of Directors or by a stockholder who has given appropriate notice to Citizens First Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Citizens First Bancorp appropriate notice of its intention to bring that business before the meeting. Citizens First Bancorp's Secretary must receive notice of the nomination or proposal not less than 90 days prior to the annual meeting, provided Citizens First Bancorp gives at least 100 days notice of the meeting. A stockholder who desires to raise new business must provide certain information to Citizens First Bancorp concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Citizens First Bancorp with certain information concerning the nominee and the proposing stockholder.

     Advance notice of nominations or proposed business by stockholders gives Citizens First Bancorp's Board of Directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable, to inform stockholders and make recommendations about those matters.

Anti-Takeover Effects of Citizens First Bancorp's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

     The provisions described above are intended to reduce Citizens First Bancorp's vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Additionally, provisions of the stock-based incentive plan may provide for accelerated benefits to participants if a change in control of Citizens First Bancorp or Citizens First occurs or a tender or exchange offer for their stock is made. See "Management of Citizens First Savings Bank--Benefits--Stock-Based Incentive Plan." Citizens First Bancorp and Citizens First have also entered into agreements with key officers and intends to establish the Employee Severance Compensation Plan, all of which will provide eligible employees with additional payments and benefits on the officer's or employee's termination in connection with a change in control of Citizens First Bancorp or Citizens First. See "Management of Citizens First Savings Bank--Executive Compensation-- Employment Agreements," and "Management of Citizens First Savings Bank-- Benefits--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of Citizens First Bancorp. Additionally, the provisions could deter offers to acquire the outstanding shares of Citizens First Bancorp which might be viewed by stockholders to be in their best interests.

     Citizens First Bancorp's Board of Directors believes that the provisions of the certificate of incorporation and bylaws are in the best interest of Citizens First Bancorp and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Citizens First Bancorp and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Anti-Takeover Effects of Provisions of Delaware Law

     Delaware law provides Delaware corporations with additional protection against hostile takeovers by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the takeover statute provides that a "Person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "interested stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "person" became an interested stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute:

     1. any business combination if, before the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     2. any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned (a) by the corporation's directors who are also officers and (b) specific employee stock plans;

     3. any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

     4. certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. Citizens First Bancorp's certificate of incorporation and bylaws do not currently contain such provision and, at the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in Citizens First's Amended and Restated Articles of Incorporation and Bylaws

     Although the Board of Directors of Citizens First is not aware of any effort that might be made to obtain control of Citizens First after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by Michigan law to protect the interests of the converted bank and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of Citizens First Bancorp, as Citizens First's sole stockholder. See "Risk Factors--Various factors could make takeover attempts that you want to occur more difficult to achieve."

     Citizens First's amended and restated articles of incorporation will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Citizens First by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the conversion without the prior written notice to Citizens First and the prior written approval of the Michigan Banking Commissioner. If shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of the 10% limit shall be considered "excess shares" and will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These limitations shall not apply to any transaction in which Citizens First forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights. If holders of revocable proxies for more than 10% of the shares of the common stock of Citizens First Bancorp seek, among other things, to elect one-third or more of Citizens First Bancorp's Board of Directors, to cause Citizens First Bancorp's stockholders to approve the acquisition or corporate reorganization of Citizens First Bancorp or to exert a continuing influence on a material aspect of the business operations of Citizens First Bancorp, which actions could indirectly result in a change in control of Citizens First, the Board of Directors of Citizens First will be able to assert this provision of Citizens First's amended and restated articles of incorporation against such holders. Although the Board of Directors of Citizens First is not currently able to determine when and if it would assert this provision, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Citizens First, Citizens First Bancorp and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Citizens First indirectly through a change in control of Citizens First Bancorp.

     In addition, stockholders are not permitted to cumulate their votes in the election of Directors. Furthermore, Citizens First's bylaws provide for the election of three classes of directors to staggered terms.

     Finally, the amended and restated articles of incorporation provide for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by Citizens First's Board of Directors without stockholder approval. Although Citizens First has no arrangements, understandings or plans at the present time for the issuance or use of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide Citizens First with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. If a proposed merger, tender offer or other attempt to gain control of Citizens First occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of Citizens First and its then existing stockholders.

Regulatory Restrictions

     Change in Bank Control Act. The acquisition of 10% or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Federal Deposit Insurance Corporation has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a Federal Deposit Insurance Corporation-insured state-chartered non-member bank, including a savings bank such as Citizens First, to provide 60 days prior written notice and certain financial and other information to the Federal Deposit Insurance Corporation.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of Citizens First's voting stock or the power to direct the management or policies of Citizens First. However, under Federal Deposit Insurance Corporation regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of Citizens First's voting securities if specified "control factors" are present. The statute and underlying regulations authorize the Federal Deposit Insurance Corporation to disapprove a proposed acquisition on certain specified grounds.

     Federal Reserve Board Regulations. If Citizens First does not maintain its qualification as a qualified thrift lender, attempts to acquire control of Citizens First will trigger the regulations of the Federal Reserve Board under the Change in Bank Control Act.

              Description of Citizens First Bancorp Capital Stock

   ---------------------------------------------------------------------------
   The common stock of Citizens First Bancorp will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
   ---------------------------------------------------------------------------

     The following summarizes the material terms of Citizens First Bancorp's capital stock but does not purport to be complete. This discussion is qualified in its entirety by reference to the applicable provisions of federal law governing savings and loan holding companies, Delaware law, and Citizens First Bancorp's certificate of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

Common Stock


     General. Citizens First Bancorp is authorized to issue 20,000,000 shares of common stock having a par value of $.01 per share. Citizens First Bancorp currently expects to issue up to 9,526,761 shares of common stock. Citizens First Bancorp will not issue any shares of preferred stock in the conversion. Each share of Citizens First Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.

     Dividends. Citizens First Bancorp can pay dividends out of statutory surplus or from certain net profits if declared by its Board of Directors. The payment of dividends by Citizens First Bancorp is limited by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of common stock of Citizens First Bancorp will be entitled to receive and share equally in any dividends declared by the Board of Directors of Citizens First Bancorp. If Citizens First Bancorp issues preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the conversion, the holders of common stock of Citizens First Bancorp will possess exclusive voting rights in Citizens First Bancorp. They will elect Citizens First Bancorp's Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Citizens First Bancorp and Citizens First," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Citizens First Bancorp issues preferred stock, holders of Citizens First Bancorp preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of Citizens First Bancorp and Citizens First."

     Liquidation. Upon liquidation, dissolution or winding up of Citizens First Bancorp, the holders of its common stock would be entitled to receive all of the assets of Citizens First Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If Citizens First Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Indemnification and Limit on Liability. Citizens First Bancorp's certificate of incorporation contains provisions which limit the liability of and indemnify its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Citizens First Bancorp shall be indemnified and held harmless by Citizens First Bancorp to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by Citizens First Bancorp the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of Citizens First Bancorp shall not be personally liable to Citizens First Bancorp or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     Preemptive Rights; Redemption. Holders of the common stock of Citizens First Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     Citizens First Bancorp is authorized to issue 1,000,000 shares of preferred stock having a par value of $0.01 per share. Citizens First Bancorp will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of Citizens First Bancorp are restricted by provisions in its certificate of incorporation and bylaws and by rules and regulations of various regulatory agencies. See "Regulation and Supervision" and "Restrictions on Acquisition of Citizens First Bancorp and Citizens First."

                      Description of Citizens First Stock

Common Stock

     General. The amended and restated articles of incorporation of Citizens First, to be effective upon the conversion, authorize the issuance of 1,000 shares of common stock, having a par value of $1.00 per share. Each share of common stock of Citizens First will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the amended and restated articles of incorporation without the approval of Citizens First's stockholders. All of the issued and outstanding common stock of Citizens First will be held by Citizens First Bancorp. Citizens First stock will represent non-withdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation.

     Dividends. The holders of Citizens First's common stock will be entitled to receive and to share equally in any dividends as may be declared by the Board of Directors of Citizens First. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation--Federal Income Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. As a mutual savings bank, corporate powers and control of Citizens First are currently vested in (1) its members who elect Citizens First's directors, and (2) its Board of Directors, who elect the officers of Citizens First and who fill vacancies on the Board of Directors. Immediately after the conversion, the holders of Citizens First's common stock will possess exclusive voting rights in Citizens First. Each holder of shares of common stock will be entitled to one vote for each share held. Stockholders will not be entitled to cumulate their votes for the election of directors. See "Restrictions on Acquisition of Citizens First Bancorp and Citizens First--Anti-Takeover Effects of Citizens First Bancorp's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of Citizens First, Citizens First Bancorp, as the holder of all of the outstanding common stock of Citizens First, will be entitled to receive, after payment of all Citizens First's debts and liabilities (including all deposit accounts and accrued interest thereon) and distribution of the balance in the special liquidation account to eligible and supplemental eligible account holders, all assets of Citizens First available for distribution in cash or in kind. If additional preferred stock is issued after the conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of Citizens First's common stock will not be entitled to preemptive rights with respect to any shares of Citizens First which may be issued. Upon receipt by Citizens First of the full specified purchase price therefor, the common stock will be fully paid and nonassessable.

Preferred Stock

     The amended and restated articles of incorporation of Citizens First, to be effective upon completion of the conversion, authorize the issuance of 1,000 shares of preferred stock, having a par value of $1.00 per share. The preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine.

                         Transfer Agent and Registrar

     The transfer agent and registrar for Citizens First Bancorp's common stock is ________________________.

                           Registration Requirements

     Citizens First Bancorp has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                            Legal and Tax Opinions

     The legality of the common stock has been passed upon for Citizens First Bancorp by Muldoon Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon Murphy & Faucette LLP and the state tax consequences of the conversion have been opined upon by Plante & Moran, LLP, Auburn Hills, Michigan. Muldoon Murphy & Faucette LLP and Plante & Moran, LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Trident Securities, a Division of McDonald Investments Inc., by Michael Best and Friedrich LLP, Milwaukee, Wisconsin.

                                    Experts

     The financial statements of Citizens First as of March 31, 2000 and 1999, and for the three years then ended are included in this prospectus and in the registration statement in reliance upon the report of Plante & Moran, LLP, independent certified public accountants, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     Keller has consented to the summary in this prospectus of its report to Citizens First setting forth its opinion as to the estimated pro forma market value of Citizens First Bancorp and Citizens First, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.

                      Where You Can Find More Information

     Citizens First Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-49234) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

     Citizens First has filed an application for approval of conversion with the Michigan Office of Financial and Insurance Services and a notice of intent to convert with the Federal Deposit Insurance Corporation, which includes proxy materials for Citizens First's special meeting of members and certain other information. This prospectus omits certain information contained in that application and notice. The conversion application may be examined at Michigan Office of Financial and Insurance Services, 333 South Capital Avenue, Suite A, Lansing, Michigan 48909. The notice of intent to convert may be examined at the Federal Deposit Insurance Corporation's offices at 500 West Monroe Street, Suite 3300, Chicago, Illinois 60661.

     Citizens First Bancorp has filed with the Office of Thrift Supervision an application to become the holding company for Citizens First. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Central Regional Office of the Office of Thrift Supervision, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

     A copy of the plan of conversion, Citizens First Bancorp's certificate of incorporation and bylaws and Citizens First's amended and restated articles of incorporation and bylaws are available without charge from Citizens First.

                         Index to Financial Statements
                          Citizens First Savings Bank

                                                                                                       Page
                                                                                                       ----
Report of Independent Auditors......................................................................   F-1

Consolidated Balance Sheets as of August 31, 2000 and March 31, 2000 and 1999.......................   F-2

Consolidated Statements of Income for the Five Months Ended August 31, 2000 and 1999 and
          for the Years Ended March 31, 2000, 1999 and 1998.........................................    26

Consolidated Statements of Changes in Equity for the Five Months Ended August 31, 2000 and 1999 and
          for the Years Ended March 31, 2000, 1999 and 1998.........................................   F-3

Consolidated Statements of Cash Flows for the Five Months Ended August 31, 2000 and 1999 and
          for the Years Ended March 31, 2000, 1999 and 1998.........................................   F-4

Notes to Consolidated Financial Statements..........................................................   F-5

                                    *  *  *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Citizens First Bancorp have not been included in this prospectus because Citizens First Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                          Independent Auditor's Report

To the Board of Directors
Citizens First Savings Bank and Subsidiary
Port Huron, Michigan

We have audited the accompanying consolidated balance sheet of Citizens First Savings Bank and subsidiary as of March 31, 2000 and 1999 and the related consolidated statements of income, changes in equity and cash flows for the three years ended March 31, 2000. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Citizens First Savings Bank and subsidiary as of March 31, 2000 and 1999 and the consolidated results of their operations and their cash flows for the three years ended March 31, 2000, in conformity with generally accepted accounting principles.

                                                         /s/ Plante & Moran, LLP

May 9, 2000

Citizens First Savings Bank and Subsidiary
================================================================================
                                                      Consolidated Balance Sheet
                                                                  (000s omitted)

                                                                     August 31                March 31
                                                                   -------------    ----------------------------
                                                                        2000           2000              1999
                                                                   -------------    -------------   -------------
                                                                     (unaudited)
                                              Assets

Cash and cash equivalents:
     Cash and due from depository institutions                      $    8,888      $    5,194        $    6,344
     Interest-bearing deposits in other depository institutions         35,766          34,788             9,170
     Federal funds sold                                                     -            5,200               750
                                                                    ----------     -----------       -----------
               Total cash and cash equivalents                          44,654          45,182            16,264

Securities available for sale (Note 3)                                  85,661          94,288             2,003
Loans held for sale (Note 4)                                             2,317           5,740            12,527
Loans - Net (Note 5)                                                   631,166         568,503           590,637
Federal Home Loan Bank stock                                             5,119           5,119             4,546
Accrued interest receivable and other assets (Note 9)                   15,733          13,270            10,767
Premises and equipment - Net (Note 6)                                    9,778           9,468             9,012
                                                                    ----------     -----------       -----------

               Total assets                                         $  794,428      $  741,570        $  645,756
                                                                    ==========     ===========       ===========

                                  Liabilities and Equity

Liabilities
     Deposits:
        Noninterest-bearing                                         $   19,675      $   15,867        $   11,531
        Interest-bearing (Note 7)                                      617,348         585,141           515,309
                                                                    ----------     -----------       -----------
               Total deposits                                          637,023         601,008           526,840

     Federal Home Loan Bank advances (Note 8)                           77,302          70,502            54,267
     Accrued interest and other liabilities                             13,140           6,801             7,136
                                                                    ----------     -----------       -----------
               Total liabilities                                       727,465         678,311           588,243

Equity
     Retained earnings                                                  66,786          63,419            57,513
     Accumulated other comprehensive income (loss)                         177            (160)               -
                                                                    ----------     -----------       -----------
               Total equity                                             66,963          63,259            57,513
                                                                    ----------     -----------       -----------
               Total liabilities and equity                         $  794,428      $  741,570        $  645,756
                                                                    ==========     ===========       ===========

See Notes to Consolidated Financial Statements.

Citizens First Savings Bank and Subsidiary
================================================================================
                                     Consolidated Statement of Changes in Equity
                                                                  (000s omitted)

                                                                                     Accumulated
                                                                                        Other
                                                                  Retained          Comprehensive
                                                                  Earnings          Income (Loss)        Total
                                                                 -----------       --------------       ---------
Balance - April 1, 1998                                          $    50,909        $     4,229         $  55,138

Comprehensive income:
 Net income                                                            6,604                  -             6,604
 Change in net unrealized loss on securities
   available for sale - Net of reclassification
   adjustment and tax effect                                               -             (4,229)           (4,229)
                                                                                                        ---------
    Total comprehensive income                                                                              2,375
                                                                 -----------        -----------         ---------
Balance - March 31, 1999                                              57,513                  -            57,513


Comprehensive income:
 Net income                                                            5,906                  -             5,906
 Change in net unrealized loss on securities
   available for sale - Net of reclassification
   adjustment and tax effect                                               -               (160)             (160)
                                                                                                        ---------
    Total comprehensive income                                                                              5,746
                                                                 -----------        -----------         ---------


Balance - March 31, 2000                                              63,419               (160)           63,259


Comprehensive income (unaudited):
 Net income                                                            3,367                  -             3,367
 Change in net unrealized gain on securities
   available for sale - Net of reclassification
   adjustment and tax effect                                               -                337               337
                                                                                                        ---------
    Total comprehensive income                                                                              3,704
                                                                 -----------        -----------         ---------
Balance - August 31, 2000 (unaudited)                            $    66,786        $       177         $  66,963
                                                                 ===========        ===========         =========

See Notes to Consolidated Financial Statements.

Citizens First Savings Bank and Subsidiary
--------------------------------------------------------------------------------
                                            Consolidated Statement of Cash Flows
                                                                  (000s omitted)



                                                                                  Five Months
                                                                                Ended August 31            Year Ended March 31
                                                                               ----------------        ---------------------------
                                                                               2000        1999        2000       1999        1998
                                                                               ----        ----        ----       ----        ----
                                                                                   (Unaudited)
Cash Flows from Operating Activities
 Net income                                                                 $  3,367    $  3,361   $  5,906    $  6,604    $ 6,209
 Adjustments to reconcile net income to net cash from operating activities:
   Provision for deferred taxes                                                    -         280        900      (2,296)      (250)
   Provision for loan losses                                                     106           -       (483)      3,800        714
   Depreciation                                                                  452         230        888         870        878
   (Accretion) amortization                                                     (164)          1          -           1          -
   Proceeds from sale of mortgage loans held for sale                         11,877      32,416    188,848      94,233     43,505
   Origination of mortgage loans held for sale                                (8,392)    (22,232)  (186,257)    (98,009)   (40,363)
   Gain on sale of investment securities                                         (16)          -          -           -          -
   (Gain) loss on sale of mortgage loans                                         (62)        (62)     4,196        (574)      (327)
   Gain on charitable contribution of securities available for sale                -           -          -      (6,082)      (859)
   Charitable contribution of securities available for sale                        -           -          -       6,217        877
   Changes in assets and liabilities:
    Increase in accrued interest receivable and other assets                  (2,636)       (845)    (3,320)     (2,335)    (1,069)
    Increase (decrease)  in accrued interest payable and other liabilities     6,339       2,462       (336)      3,556        122
                                                                           ---------    --------   --------    --------   --------
         Net cash provided by operating activities                            10,871      15,611     10,342       5,985      9,437

Cash Flows from Investing Activities
   Proceeds from maturities of securities available for sale                   7,186           -      3,000         201          -
   Proceeds from sale of securities available for sale                         9,631
   Purchase of FHLB stock                                                          -        (551)      (573)       (824)      (548)
   Purchase of available-for-sale securities                                  (7,500)          -    (95,527)          -          -
   Net increase in loans                                                     (62,769)    (45,674)    22,617     (45,544)   (60,499)
   Purchases of premises and equipment                                          (762)       (674)    (1,344)       (790)    (1,449)
   Other                                                                           -           -          -           -        302
                                                                           ---------    --------   --------    --------   --------
         Net cash used in investing activities                               (54,214)    (46,899)   (71,827)    (46,957)   (62,194)

Cash Flows from Financing Activities
   Net increase in deposits                                                   36,015      20,812     74,168      23,395     45,905
   Repayment of FHLB advances                                                 (9,000)     (7,000)   (15,800)    (14,600)    (6,790)
   Proceeds from FHLB advances                                                15,800      17,250     32,035      27,257      6,600
                                                                           ---------    --------   --------    --------   --------
         Net cash provided by financing activities                            42,815      31,062     90,403      36,052     45,715
                                                                           ---------    --------   --------    --------   --------
Net Increase (Decrease) in Cash and Cash Equivalents                            (528)       (226)    28,918      (4,920)    (7,042)
Cash and Cash Equivalents - Beginning of year                                 45,182      16,264     16,264      21,184     28,226
                                                                           ---------    --------   --------    --------   --------
Cash and Cash Equivalents - End of year                                    $  44,654    $ 16,038   $ 45,182    $ 16,264   $ 21,184
                                                                           =========    ========   ========    ========   ========

Supplemental Disclosure of Cash Flow Information - Cash paid for

         Interest                                                          $  11,103    $  9,023   $ 26,689    $ 26,290   $ 24,949
         Federal income taxes                                                    670       1,100      1,650       3,700      4,207

See Notes to Consolidated Financial Statements.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 1 - Summary of Significant Accounting Policies

         The accounting and reporting policies of Citizens First Savings Bank and subsidiary conform to generally accepted accounting principles. Management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

         Unaudited Interim Financial Statements - The consolidated financial statements and related notes as of August 31, 2000 and for the five months ended August 31, 2000 and 1999 are unaudited. All adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for fair presentation of financial position, results of operations and cash flows, have been made. The results of operations for the five months ended August 31, 2000 are not necessarily indicative of the results that may be expected for a full year.

         Principles of Consolidation - The consolidated financial statements include the accounts of Citizens First Savings Bank (the "Bank") and its wholly owned subsidiary, Citizens Financial Services, Inc. Citizens Financial Services, Inc. includes the accounts of its wholly owned subsidiaries, CFS Insurance Agency, CFS Appraisal and CFS Survey. All significant intercompany transactions and balances have been eliminated in consolidation.

         Nature of Operations - The Bank, a state-chartered mutual, operates predominately in the mideastern portion of Michigan's lower peninsula. The Bank's primary services include accepting deposits, making commercial and mortgage loans and engaging in mortgage banking activities. Citizens Financial Services, Inc. receives revenue from its three subsidiaries.

         The Bank's loan portfolio is concentrated in residential first-mortgage loans, commercial loans, simple-interest mobile home and property improvement loans. The Bank is not dependent upon any single industry or customer.

         Securities - Securities are classified as held to maturity when management has the intent and ability to hold them to maturity. Held-to-maturity securities are reported at amortized cost. All other securities are classified as available for sale and are reported at fair value, with unrealized gains and losses, net of related deferred income taxes, included in equity as a component of accumulated other comprehensive income. Federal Home Loan Bank stock is considered restricted investment security and is carried at cost.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued)

         Loan Interest and Fee Income - Loans are generally reported at the principal amount outstanding, net of unearned income. Nonrefundable loan origination fees and certain direct loan origination costs are deferred and included in interest income over the term of the related loan as a yield adjustment.

         Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued is reversed. Interest accruals are generally resumed when all delinquent principal and/or interest has been brought current or the loan becomes both well-secured and in the process of collection.

         Allowance for Possible Loan Losses - The allowance for possible loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in existing loans and loan commitments. The adequacy of the allowance is based on evaluations that take into consideration such factors as prior loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific impaired or problem loans and commitments, and current economic conditions that may affect the borrower's ability to pay.

         Federal Home Loan Bank Stock - The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Indianapolis
         (FHLB) in an amount equal to at least 1 percent of the unpaid principal balances of the Bank's residential mortgage loans or .3 percent of its total assets, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

         Investment in Joint Venture - Citizens Financial Services, Inc. participated in two joint ventures, both of which were sold during fiscal 1999. The joint ventures were involved in real estate developments and were accounted for under the equity method. Although the ownership percentages varied, the operating agreements of the joint ventures specified that net income be allocated evenly between the participants.

         Premises and Equipment - Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on a straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of their respective leases or the estimated useful lives of the improvements, whichever is shorter.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued)

         Other Real Estate - Other real estate includes properties acquired through foreclosure or deed in lieu of foreclosure. Other real estate is recorded in other assets at the lower of its cost, the amount of the loan balance plus unpaid accrued interest at foreclosure, or the current estimated fair value less selling costs. Any write-down of the loan balance to estimated fair value when the property is foreclosed is charged to the allowance for loan losses. Subsequent market write-downs, operating expenses and gains or losses on disposition of other real estate are charged or credited to other operating expense.

         Income Taxes - Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.


         Mortgage Banking Activities - The Bank routinely sells to investors its originated residential mortgage loans. The mortgage loans serviced for others are not included in the consolidated statements of financial condition. Loans serviced for others were approximately $287,409,000, $293,700,000 and $152,600,000 at August 31, 2000 and March 31, 2000 and
         1999, respectively.

         When the Bank acquires mortgage servicing rights through the origination of mortgage loans and sells those loans with servicing rights retained, it allocates the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. Capitalized mortgage servicing rights are amortized as a reduction of servicing fee income in proportion to, and over the period of, estimated net servicing income by use of a method that approximates the level-yield method. Capitalized mortgage servicing rights are periodically evaluated for impairment. If impairment is identified, the amount of impairment is charged to earnings with the establishment of a valuation allowance against the capitalized mortgage servicing rights.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued)

         During the five months ended August 31, 2000 and 1999 and the years ended March 31, 2000 and 1999, the Bank capitalized $89,000, $214,000, $1,460,000 and $1,178,000, respectively, in MSRs. Amortization expense of $79,000, $63,000, $179,000 and $311,000, respectively, had also been incurred.

         The fair value of mortgage servicing rights approximates its carrying value. The impairment valuation allowance is $0 as of August 31, 2000 and March 31, 2000 and 1999. There has been no activity in the impairment valuation allowance for the five months ended August 31, 2000 and 1999 and for the years ended March 31, 2000 and 1999.

         In the last quarter of fiscal year 2000, the Bank sold one group of loans with a gross loan value of approximately $130,000,000 to increase liquidity and to fund future operations. The Bank realized a net loss of approximately $4,500,000 from this sale.

         Off-balance-sheet Instruments Used for Risk Management Purposes - The Bank uses forward contracts as part of its mortgage banking activities. Forward contracts provide for the delivery of financial instruments at a specified future date and at a specified price or yield. Realized gains and losses on mandatory and optional delivery forward contracts are recorded in noninterest income in the period settlement occurs.

         Pension Costs - Pension costs are charged to salaries and employee benefits expense as earned and are funded consistent with the requirements of federal laws and regulations.

         Postretirement Benefits - Postretirement benefits are recognized in the consolidated financial statements over the period earned by the employees.

         Statement of Cash Flows - For purposes of reporting cash flows, the Bank considers cash and cash equivalents to include cash and amounts due from depository institutions, trust demand notes and federal funds sold. Generally, federal funds are sold for one-day periods.

         Other Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component in the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

         Accumulated other comprehensive income at August 31, 2000 and March 31, 2000 and 1999 is comprised solely of unrealized gains and losses on available-for-sale securities, net of applicable income taxes. During 1999, the change in net unrealized gains on securities include reclassification adjustments of $4,014,000 for gains included in income.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued)

         Instruments and Hedging Activities - In June 1998, Statement of Financial Account Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), was issued. SFAS 133 requires all derivative instruments to be recorded on the balance sheet at estimated fair value. Changes in the fair value of derivative instruments are to be recorded each period either in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, on the type of hedge transaction. SFAS 133 was adopted by the Bank during fiscal year 2000 and did not have a material effect on the consolidated financial position or results of operations.

         Reclassifications - Certain amounts in the prior year's consolidated financial statements have been reclassified to conform to the current year's presentation.

Note 2 - Charitable Foundation

         The Bank has created a charitable foundation. The Bank contributed all of its shares of Freddie Mac stock to the foundation in 1999 and 1998. The Bank transferred approximately $6,217,000 worth of the stock to the foundation in 1999. The gain on the contributions of the stock and related contribution expense was recognized in the March 31, 1999 consolidated financial statements. The Bank contributed $140,000 during the fiscal year 2000 to cover taxes incurred by the foundation.

Citizen First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 3 - Securities

          The amortized cost and estimated market value of available-for-sale securities are as follows (000s omitted):

                                                                                      August 31, 2000
                                                                   ------------------------------------------------------
                                                                                   Gross         Gross       Estimated
                                                                   Amortized     Unrealized    Unrealized      Market
                                                                     Cost          Gains        Losses         Value
                                                                   ---------     ---------     ---------     ----------
          U.S. Treasury  securities and obligations of
            U.S. government corporations and agencies              $  37,664     $     139     $      13     $   37,790
          Obligations of state and political subdivisions             10,927           218            17         11,128
          Corporate securities                                        36,802            63           122         36,743
                                                                   ---------     ---------     ---------     ----------
                      Total available-for-sale securities          $  85,393     $     420     $     152     $   85,661
                                                                   =========     =========     =========     ==========

                                                                                       March 31, 2000
                                                                 ------------------------------------------------------
                                                                                   Gross         Gross       Estimated
                                                                 Amortized       Unrealized    Unrealized      Market
                                                                    Cost           Gains         Losses         Value
                                                                 ---------       --------       ---------     ----------
          U.S. Treasury  securities and obligations of
            U.S. government corporations and agencies            $  47,255       $      -       $     105     $   47,150
          Obligations of state and political subdivisions            3,612             18               -          3,630
          Corporate securities                                      43,663              -             155         43,508
                                                                 ---------      ---------       ---------     ----------
                      Total available-for-sale securities        $  94,530      $      18       $     260     $   94,288
                                                                 =========      =========       =========     ==========

                                                                                      March 31, 1999
                                                                 -----------------------------------------------------
                                                                                  Gross         Gross       Estimated
                                                                 Amortized      Unrealized    Unrealized      Market
                                                                   Cost            Gains        Losses         Value
                                                                 ---------     ----------     ---------      ---------
          U.S. Treasury  securities and obligations of
            U.S. government corporations and agencies            $   2,003     $        -     $       -      $   2,003
                                                                 =========     ==========     =========      =========

          Proceeds from sales of securities were $9,631,000, $0, $0 and $0 for the five months ended August 31, 2000 and fiscal years ended March 31, 2000, 1999 and 1998, respectively. There were no commitments to buy or sell securities during the five months ended August 31, 2000 and fiscal years ended March 31, 2000, 1999 and 1998.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 3 - Securities (Continued)

         The amortized cost and estimated market value of available-for-sale securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted):

                                                             August 31, 2000                  March 31, 2000
                                                     ------------------------------   ----------------------------
                                                                       Estimated                       Estimated
                                                       Amortized         Market         Amortized        Market
                                                         Cost            Value            Cost           Value
                                                     -------------  ---------------   -------------   ------------
         Due in one year or less                        $  7,116       $  6,975          $  9,975       $  9,971
         Due in one year through five years               70,330         70,484            81,327         81,079
         Due after five years through ten years            7,481          7,733             3,101          3,112
         Due after ten years                                 466            469               127            126
                                                        --------       --------          --------       --------
               Total                                    $ 85,393       $ 85,661          $ 94,530       $ 94,288
                                                        ========       ========          ========       ========

Note 4 - Mortgage Banking Activities

         The Bank routinely sells to investors its originated residential mortgage loans. Fixed rate residential mortgages of 30-year terms, recently originated or financed, are identified as held for sale. They are accounted for at the lower of cost or market on an aggregate basis. Loans held for sale are as follows (000s omitted):

                                                          August 31         March 31
                                                                     ---------------------
                                                            2000        2000        1999
                                                          --------   ---------   ---------
         Loans held for sale                              $ 2,456      $ 5,886   $ 12,556
         Allowance for lower of cost or
            market adjustment                                (139)        (146)       (29)
                                                          -------      -------   --------
              Total                                       $ 2,317      $ 5,740   $ 12,527
                                                          =======      =======   ========


         The Bank had outstanding forward contracts to sell mortgage loans of approximately $2,066,000, $880,000 and $19,500,000 at August 31,
         2000 and March 31, 2000 and 1999, respectively.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 5 - Loans

     Balances of loans are as follows (000s omitted):


                                                       August 31,               March 31
                                                                        --------------------------
                                                         2000              2000             1999
                                                       -------          ---------         --------
     One- to four-family mortgage                      $ 359,271        $ 341,308         $ 427,555
     Commercial real estate                               81,157           71,611            50,650
     Construction                                         35,926           24,750            31,040
     Mobile home and property improvement                 79,373           70,873            58,765
     Automobile                                           51,467           41,066             7,100
     Commercial                                           36,106           30,749            28,488
                                                       ---------        ---------         ---------
                    Total loans                          643,300          580,357           603,598

     Less:
          Allowance for loan losses                       10,633           10,461            11,161
          Deferred loan origination and other fees         1,501            1,393             1,800
                                                       ---------        ---------         ---------
                    Net loans                          $ 631,166        $ 568,503         $ 590,637
                                                       =========        =========         =========

Related parties, including senior officers and directors of the Bank, had loans totaling approximately $2,857,000, $2,963,000 and $8,244,000 at August 31,
2000, March 31, 2000 and 1999, respectively. For the five months ended August 31, 2000 and for the year ended March 31, 2000, $852,000 and $813,000 of new loans were made and repayments totaled $958,000 and $6,094,000, respectively.

Activity in the allowance for loan losses was as follows (000s omitted):


                                                 August 31,        March 31
                                                             ---------------------
                                                   2000        2000        1999
                                                 ----------  ---------   ---------
     Balance - Beginning of year                 $  10,461   $  11,161   $   7,527

     Provision for loan losses                         106        (483)      3,800
     Net (charge-offs) recoveries                       66        (217)       (166)
                                                 ---------   ---------   ---------

     Balance - End of year                       $  10,633   $  10,461   $  11,161
                                                 =========   =========   =========

The Bank's impaired loans for the five months ended August 31, 2000 and for the years ended March 31, 2000 and 1999, as defined by SFAS Nos. 114 and 118, were not material to its consolidated financial position.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 6 - Premises and Equipment

         Premises and equipment were as follows (000s omitted):

                                                                                      March 31
                                                            August 31,       -------------------------
                                                               2000             2000           1999
                                                            -----------      ----------     ----------
         Land                                               $   1,711         $   1,711        $   1,711
         Office buildings                                      10,266             9,848            9,505
         Furniture, fixtures and equipment                      6,484             6,140            5,283
                                                            ---------         ---------        ---------
                   Total premises and equipment                18,461            17,699           16,499

         Less accumulated depreciation                         (8,683)           (8,231)          (7,487)
                                                            ---------         ---------        ---------
                   Net carrying amount                      $   9,778         $   9,468        $   9,012
                                                            =========         =========        =========

Note 7 - Deposits

         Interest-bearing deposit balances are summarized as follows (000s omitted):

                                                                                    March 31
                                                            August 31,     ------------------------
                                                               2000           2000         1999
                                                            -----------    ----------    ----------
         Interest-bearing:
            Passbook and savings deposits                 $   87,669       $   88,049    $   84,215
            NOW accounts                                      66,702           65,865        57,853
            Money market variable rate accounts               98,608          106,564       110,629
            Certificates of deposit                          364,369          324,663       262,612
                                                          ----------       ----------    ----------
                   Total interest-bearing                 $  617,348       $  585,141    $  515,309
                                                          ==========       ==========    ==========

         Certificates of deposit individually exceeding $100,000 were approximately $115,683,000, $84,580,000 and $25,350,000 at August 31,
         2000, March 31, 2000 and March 31, 1999, respectively.

         Scheduled annual maturities of certificates of deposit were as follows (000s omitted):

                                                   August 31,       March 31,
                                                      2000            2000
                                                   ----------      ----------
                         1-12 months               $  176,880      $  197,337
                        13-24 months                  101,728          52,278
                        25-36 months                   42,286          41,182
                        37-48 months                   13,807          12,975
                        49-60 months                   16,563           7,767
                  61 months and thereafter             13,105          13,124
                                                   ----------      ----------
                              Total                $  364,369      $  324,663
                                                   ==========      ==========

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 8 - Federal Home Loan Bank Advances

              Advances from the Federal Home Loan Bank consist of fixed rate advances that bear interest at rates ranging from 4.96 percent to
              7.31 percent payable monthly. The advances are collateralized by approximately $464,000,000 and $456,000,000 of mortgage loans and investment securities as of August 31, 2000 and March 31, 2000, respectively, under a blanket collateral agreement.

              The advances are subject to prepayment penalties subject to the provisions and conditions of the credit policy of the Federal Home Loan Bank. Future maturities of the advances are as follows (000s omitted):

                  Years Ending               August 31, 2000  March 31, 2000
              -------------------            ---------------  --------------

                      2001                        $ 15,000       $ 15,000
                      2002                          27,600         16,000
                      2003                           7,000          7,000
                      2004                          10,000          6,000
                      2005                           3,200          8,000
              2006 and thereafter                   14,502         18,502
                                                  --------       --------

                                   Total          $ 77,302       $ 70,502
                                                  ========       ========

Note 9 - Federal Income Taxes

     The consolidated provision for federal income taxes consisted of the following (000s omitted):

                                                            August 31                      March 31
                                                     --------------------     ---------------------------------
                                                       2000         1999        2000         1999         1998
                                                     -------      -------     -------      -------      -------
     Current tax expense                             $ 1,635      $ 1,372     $ 1,980      $ 2,835      $ 2,919
     Deferred tax expense (benefit)                        -          280         900       (2,296)        (250)
                                                     -------      -------     -------      -------      -------
          Total income tax expense                   $ 1,635      $ 1,652     $ 2,880      $   539      $ 2,669
                                                     =======      =======     =======      =======      =======

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 9 - Federal Income Taxes (Continued)

         Federal income tax expense differed from the amounts computed by applying the statutory income tax rate of 34 percent to income before federal income tax expense as a result of the following (000s omitted):

                                                                    August 31                      March 31
                                                              --------------------     ---------------------------------
                                                                2000         1999        2000         1999        1998
                                                                ----         ----        ----         ----        ----
         Statutory rates                                      $ 1,701      $ 1,704     $ 2,987      $ 2,429      $ 3,019
         Increase (decrease) resulting from:
           Dividend received deduction                            (14)         (15)        (32)         (35)         (38)
           Nontaxable gain                                          -            -           -       (1,852)        (292)
           Nontaxable interest income                             (82)           -         (28)           -            -
           Other                                                   30          (37)        (47)          (3)         (20)
                                                              -------      -------     -------      -------      -------

                          Total income tax expense            $ 1,635      $ 1,652     $ 2,880      $   539      $ 2,669
                                                              =======      =======     =======      =======      =======

         The net deferred tax asset was comprised of the following temporary differences (000s) omitted):

                                                                                   August 31                 March 31
                                                                            ---------------------      ---------------------
                                                                              2000        1999          2000          1999
                                                                            ------        ----          ----          ----
         Deferred tax assets:
             Allowance for loan losses                                      $  3,340      $ 3,481      $ 3,264       $ 3,427
             Contribution carryover                                            1,491        1,602        1,594         1,803
             Depreciation                                                        226          319          212           381
             Deferred loan fees                                                  231          318          268           259
             Employee benefits                                                 1,312        1,134        1,254         1,062
             Net unrealized loss on available-for-sale securities                  -            -           82             -
             Other                                                               216          201          209           194
                                                                            --------      -------      -------       -------
                          Total Deferred tax assets                            6,816        7,055        6,883         7,126

             Less valuation allowance                                           (500)        (500)        (500)         (500)
                                                                            --------      -------      -------       -------

                          Net deferred tax assets                              6,316        6,555        6,383         6,626

         Deferred tax Liabilities:
             Federal Home Loan Bank stock dividends                              126          126          126           126
             Original issue discount                                             812          824          788           689
             Mortgage servicing                                                  957          567          954           516
             Installment sale                                                    198          237          215           253
             Net unrealized gain on available-for-sale securities                 91            -            -             -
             Other                                                                95           53           90            14
                                                                            --------      -------      -------       -------
                          Total deferred tax liabilities                       2,279        1,807        2,173         1,598
                                                                            --------      -------      -------       -------
                          Net deferred tax asset                             $ 4,037      $ 4,748      $ 4,210       $ 5,028
                                                                            ========      =======      =======       =======

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)


Note  9 - Federal Income Taxes (Continued)

          The Bank has not recognized a deferred tax liability for tax bad debt reserves of approximately $6,600,000 that existed at December 31, 1987, because it is not expected that this temporary difference will reverse in the foreseeable future.

Note 10 - Employee Benefits

          The Bank is a participant in the multiemployer Financial Institutions Retirement Fund (FIRF or the "Plan"), which covers substantially all of its officers and employees. The defined benefit plan, for all full-time employees with one year of service, provides benefits based on basic compensation and years of service. The Bank's contributions are determined by FIRF and generally represent the normal cost of the Plan. Specific Plan assets and accumulated benefit information for the Bank's portion of the Plan are not available. Under the Employee Retirement Income Security Act of 1974 (ERISA), a contributor to a multiemployer pension plan may be liable in the event of complete or partial withdrawal for the benefit payments guaranteed under ERISA. The Bank has no present intention to withdraw from the Plan. The Bank was fully funded in the Plan as of August 31, 2000 and March 31, 2000. The expense of the Plan allocated to the Bank for the five months ended August 31, 2000 and 1999 and for the years ended March 31, 2000, 1999 and 1998 amounted to $0.

          The Bank participates in the Financial Institutions Thrift Plan
          (FITP). The FITP covers all of the Bank's employees who have completed at least one year of service. Eligible employees may contribute up to 15 percent of their annual compensation, subject to certain maximums established by the Internal Revenue Service. The Bank will match up to 50 percent of the first 4 percent of the employees' compensation deferred each year. The Bank's cost of the FITP for the five months ended August 31, 2000 and 1999 and the fiscal years 2000 and 1999 was approximately $25,000, $29,000, $68,500 and $70,000, respectively.

          The Bank has entered into an agreement to provide salary continuation supplemental payments at retirement to its President. The benefits due under this agreement are currently being accured.

          The Bank has entered into deferred arrangements with certain of its Directors. The amounts deferred under the arrangements are transferred into a trust.

Note 11 - Regulatory Matters

          The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

Citizens First Savings Bank and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                  March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 11 - Regulatory Matters (Continued)

          Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, which are shown in the table below.

          As of August 31, 2000 and March 31, 2000, the most recent notification from the Bank's regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, minimum capital amounts and ratios must be maintained as shown in the following table. There are no conditions or events since that notification that management believes have changed the Bank's capital category.

          At August 31, 2000 and March 31, 2000 and 1999, consolidated actual capital levels and minimum required levels were as follows (000s omitted):

                                                                            For Capital
                                                     Actual              Adequacy Purposes       To be Well-capitalized
                                                     ------              -----------------       ----------------------
                                               Amount      Ratio      Amount          Ratio      Amount          Ratio
                                               ------      -----      ------          -----      ------          -----
          August 31, 2000:
            Total capital (to risk-
             weighted assets)                  $73,300      13.3%     $43,900  *       8.0%      $54,900  *      10.0%
            Tier 1 capital (to risk-
             weighted assets)                  $66,400      12.1%     $22,000  *       4.0%      $32,900  *       6.0%
            Tier 1 capital (to average
             assets)                           $66,400       8.8%     $22,500  *       3.0%      $37,500  *       5.0%

          March 31, 2000:
            Total capital (to risk-
             weighted assets)                  $69,100      14.3%     $38,600  *       8.0%      $48,300  *      10.0%
            Tier 1 capital (to risk-
             weighted assets)                  $63,000      13.1%     $19,300  *       4.0%      $28,900  *       6.0%
            Tier 1 capital (to average
             assets)                           $63,000       8.5%     $22,200  *       3.0%      $37,000  *       5.0%

          March 31, 1999:
            Total capital (to risk-
             weighted assets)                  $62,500      15.5%     $32,300  *       8.0%      $40,400  *      10.0%
            Tier I capital (to risk-
             weighted assets)                  $57,400      14.2%     $16,200  *       4.0%      $24,200  *       6.0%
            Tier 1 capital (to average
             assets)                           $57,400       8.8%     $19,600  *       3.0%      $32,700  *       5.0%

* greater than or equal to

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)


Note 12 - Off-balance-sheet Risk Commitments and Contingencies

          Off-balance-sheet Risk - The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and forward contracts to sell mortgage loans. These instruments involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the consolidated balance sheet.

          Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments is expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.

          Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and financial guarantees written is represented by the contractual amount of those items. The Bank generally requires collateral to support such financial instruments in excess of the contractual amount of those instruments.

          Forward contracts are used to manage risk positions associated with mortgage origination activities. Substantially all forward contracts mature within 90 days of origination. Forward contracts are traded in the over-the-counter markets and do not have standardized terms. Counterparties to the Bank's forward contracts are primarily U.S. government agencies and brokers and dealers in mortgage-backed securities. In the event the counterparty is unable to meet contractual obligations, the Bank may be exposed to selling mortgage loans at prevailing market prices. There were no counterparty default losses on forward contracts during the five months ended August 31, 2000 and the years ended March 31, 2000 and 1999.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 12 - Off-balance-sheet Risk Commitments and Contingencies
          (Continued)

          A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk at year end follows (000s omitted):

                                                                       August 31,           March 31
                                                                                    -------------------------
                                                                          2000         2000            1999
                                                                       ----------   ---------       ---------
          Letters of credit                                              $   700      $   700        $    600
          Unused lines of credit
                                                                          25,200       28,200          19,100
          Commitments to originate loans or to refinance
             existing loans:
                   Mortgage                                               10,800       51,500          50,200
                   Consumer                                                6,500        6,900           3,700
                   Commercial                                             12,800       23,100          24,600
                                                                       ---------    ---------       ---------

                          Total commitments to extend credit           $  56,000    $ 110,400       $  98,200
                                                                       =========    =========       =========


          The Bank had $2,066,000, $880,000 and $19,500,000 in forward contracts to sell mortgage loans for the five months ended August 31, 2000 and for the years ended March 31, 2000 and 1999, respectively.

NOTE 13 - Fair Values of Financial Instruments

          Fair Values of Financial Instruments - The carrying amounts and estimated fair values of the Bank's financial instruments are presented below. Certain assets, the most significant being premises and equipment and the deposit base and other customer relationship intangibles, do not meet the definition of a financial instrument and are excluded from this disclosure. Accordingly, this fair value information is not intended to, and does not, represent Citizens First Savings Bank and subsidiary's underlying value. Many of the assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management. These estimates necessarily involve the use of judgment about a wide variety of factors, including, but not limited to, relevancy of market prices of comparable instruments, expected future cash flows and appropriate discount rates.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)

Note 13 - Fair Values of Financial Instruments (Continued)

     The carrying amounts and estimated fair values of financial instruments were as follows (000s omitted):

                                                                                    March 31
                                                                 ---------------------------------------------
                                               August 31, 2000            2000                   1999
                                            --------------------- ---------------------   ---------------------
                                            Carrying   Estimated  Carrying   Estimated    Carrying    Estimated
                                            ---------  ---------- ---------  ----------   ---------   ---------
                                             Amount    Fair Value   Amount   Fair Value     Amount    Fair Value
     Financial assets:
       Cash and cash equivalents             $ 44,654   $ 44,654   $ 45,182    $ 45,182    $ 16,264    $ 16,264
       Securities available for sale           85,661     85,661     94,288      94,288       2,003       2,003
       Loans held for sale                      2,317      2,317      5,740       5,740      12,527      12,527
       Loans in portfolio                     631,166    618,303    568,503     552,926     590,637     592,885
       FHLB stock                               5,119      5,119      5,119       5,119       4,546       4,546
       Accrued interest receivable              5,282      5,282      3,315       3,315       3,235       3,235

     Financial liabilities:
       Deposits                               637,023    636,161    601,008     599,695     526,840     528,220
       FHLB advances                           77,302     75,656     70,502      70,223      54,267      54,680
       Advance payments by borrowers            1,532      1,532      1,725       1,725       2,283       2,283
       Accrued interest payable                 3,355      3,355        965         965         591         591

     The terms and short-term nature of certain assets and liabilities result in their carrying amount approximating fair value. These include cash and due from banks, interest-bearing deposits in banks, federal funds sold and accrued interest receivable and payable. The following methods and assumptions were used by the Bank to estimate the fair value of the remaining classes of financial instruments:

     Mortgages held for sale are valued at the lower of aggregate cost or market value primarily as determined using quoted market prices.

     Securities are valued based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     For variable rate loans that reprice frequently, fair values are based on carrying amounts, as adjusted for estimated credit losses. The fair values for other loans are estimated using discounted cash flow analyses and employ interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Citizens First Savings Bank and Subsidiary
================================================================================
                                      Notes to Consolidated Financial Statements
                                                   March 31, 2000, 1999 and 1998
                                       with August 31, 2000 and 1999 (unaudited)


Note 13 - Fair Values of Financial Instruments

          The fair values of demand deposits, savings accounts and money market deposits are, by definition, equal to the amount payable on demand. The fair values of fixed rate time deposits are estimated by discounting cash flows using interest rates currently being offered on certificates with similar maturities.

          The fair value of the Bank's fixed rate long-term debt is based on quoted market prices or, in the absence of quoted market prices, discounted cash flows using rates for similar debt with the same maturities. The fair value of variable rate notes is based on their carrying amount.

          The fair value of loan commitments and standby letters of credit, valued on the basis of fees currently charged for commitments for similar loan terms to new borrowers with similar credit profiles, is not considered material.

          The fair value of off-balance-sheet financial instruments used for risk management purposes, which consists solely of forward contracts extending from 45-90 days to sell mortgage loans, is estimated by obtaining quotes from brokers and U.S. government agencies or by cash flow analysis comparing forward with current rates. The notional amount of forward contracts at August 31, 2000 and March 31, 2000 and 1999 was $2,066,000, $880,000 and $19,500,000, respectively. The carrying amount is $0. The fair value of these contracts is not material.

================================================================================
You should rely only on the information contained in this prospectus. Neither Citizens First Bancorp nor Citizens First Savings Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Citizens First Bancorp common stock.

                        ______________________________

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Questions and Answers about the Stock Offering......................
Summary.............................................................
Risk Factors........................................................
Selected Financial and Other Data...................................
Use of Proceeds.....................................................
Citizens First Bancorp's Dividend Policy............................
Market for the Common Stock.........................................
Capitalization......................................................
Regulatory Capital Compliance.......................................
Pro Forma Data......................................................
Comparison of Independent Valuation and Pro Forma Financial
 Information With and Without the Foundation........................
Citizens First Consolidated Statements of Income....................
Management's Discussion and Analysis of Financial
 Condition and Results of Operations................................
Business of Citizens First Bancorp..................................
Business of Citizens First Savings Bank.............................
Management of Citizens First Bancorp................................
Management of Citizens First Savings Bank...........................
Regulation and Supervision..........................................
Federal and State Taxation..........................................
Shares to be Purchased by Management with Subscription Rights.......
The Conversion......................................................
Restrictions on Acquisition of Citizens First Bancorp
 and Citizens First Savings Bank....................................
Description of Citizens First Bancorp Capital Stock.................
Description of Citizens First Savings Bank Capital Stock............
Registration Requirements...........................................
Legal and Tax Opinions..............................................
Experts.............................................................
Change in Accountants...............................................
Where You Can Find More Information.................................
Index of Financial Statements.......................................

                         ______________________________

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, 2001, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                6,670,000 Shares

                         Citizens First Bancorp, Inc.
                         (Proposed Holding Company for
                         Citizens First Savings Bank)


                                 COMMON STOCK

                                ______________


                                  PROSPECTUS

                                ______________


                       Trident Securities, a Division of
                           McDonald Investments Inc.

                                ______________

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Michigan filing fee.............................................. $    1,750
SEC filing fee (1)...............................................     25,151
OTS holding company filing fee...................................      2,000
NASD filing fee (1)..............................................     10,027
Stock Market listing fee (1).....................................     75,625
Printing, postage and mailing....................................    400,000
Legal fees and expenses (including underwriter's counsel fees)...    600,000
Accounting fees and expenses.....................................    150,000
Appraiser's fees and expenses (including business plan)..........     41,000
Marketing fees and selling commission............................  1,174,650
Underwriter's expenses (excluding counsel fees)..................     50,000
Conversion agent fees and expenses...............................     40,000
Transfer agent and registrar fees and expenses...................     20,000
Certificate printing.............................................     10,000
Telephone, temporary help and other equipment....................     25,000
Edgarization expenses............................................     25,000
Miscellaneous....................................................     24,447
                                                                  ----------
     Total....................................................... $2,674,650
                                                                  ==========

______________________

/(1)/   Estimated expenses based on the registration of 9,526,761 shares at
$10.00 per share.


Item 14.  Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition

(hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15.    Recent Sales of Unregistered Securities

None.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

1.1   Engagement Letter between Citizens First Savings Bank and Trident
      Securities, A Division of McDonald Investments, Inc.*
1.2   Draft Form of Agency Agreement
2.1   Amended Plan of Conversion (including the Amended and Restated Articles of
      Incorporation and Stock Bylaws of Citizens First Savings Bank)
3.1   Certificate of Incorporation of Citizens First Bancorp, Inc.*
3.2   Bylaws of Citizens First Bancorp, Inc.*
3.3   Amended and Restated Articles of Incorporation and Stock Bylaws of
      Citizens First Savings Bank (See Exhibit 2.1 hereto)
4.0   Specimen Stock Certificate of Citizens First Bancorp, Inc.*
5.0   Opinion of Muldoon Murphy & Faucette LLP re: legality
8.0   Opinion of Muldoon Murphy & Faucette LLP re:  Federal Tax Matters
8.1   Opinion of Plante & Moran, LLP re:  State Tax Matters*
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.2  Form of Citizens First Savings Bank Employment Agreement *
10.3  Form of Citizens First Bancorp, Inc. Employment Agreement *
10.4  Form of Citizens First Savings Bank Employee Severance Compensation Plan *
10.5  Form of Citizens First Savings Bank Supplemental Executive Retirement
      Plan *
10.6  Form of Citizens First Savings Bank Change in Control Agreement *
10.7  Form of Citizens First Savings Bank Director's Deferred Fee Agreement
23.1  Consent of Muldoon Murphy & Faucette LLP *
23.2  Consent of Plante & Moran, LLP
23.3  Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1  Powers of Attorney *
27.0  Financial Data Schedule *
99.1  Appraisal Report of Keller & Company, Inc. (P)
99.2  Draft of Citizens First Foundation Gift Instrument *
99.3  Draft Stock Order Form

______________________________________

*Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron, State of Michigan, on December 14, 2000.

Citizens First Bancorp, Inc.


By:  /s/ Timothy D. Regan
     ------------------------------------
     Timothy D. Regan
     Secretary, Treasurer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                        Title                               Date
   ----                        -----                               ----
/s/ Larry J. Moeller, Sr.      President, Chief Executive Officer  December 14, 2000
----------------------------
Larry J. Moeller, Sr.          and Director
                               (principal executive officer)

/s/ Timothy D. Regan           Secretary, Treasurer and Director   December 14, 2000
----------------------------
Timothy D. Regan               (principal accounting
                               and financial officer)


/s/ Marshall J. Campbell       Director                            December 14, 2000
----------------------------
Marshall J. Campbell


/s/ Christoher A. Kellerman    Director                            December 14, 2000
----------------------------
Christopher A. Kellerman

       As filed with the Securities and Exchange Commission on December 19, 2000
                                                  Registration No. 333-49234
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------



                                   EXHIBITS

                                    TO THE

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

                                   FORM S-1

                            Registration Statement

                                     Under

                          THE SECURITIES ACT OF 1933


                             --------------------


                         Citizens First Bancorp, Inc.

            (Exact name of registrant as specified in its charter)

================================================================================

                               TABLE OF CONTENTS


List of Exhibits (filed herewith unless otherwise noted)

1.1  Engagement Letter between Citizens First Savings Bank and Trident
     Securities, A Division of McDonald Investments, Inc.*
1.2  Draft Form of Agency Agreement
2.1  Amended Plan of Conversion (including the Amended and Restated Articles of
     Incorporation and Stock Bylaws of Citizens First Savings Bank)
3.1  Certificate of Incorporation of Citizens First Bancorp, Inc.*
3.2  Bylaws of Citizens First Bancorp, Inc.*
3.3  Amended and Restated Articles of Incorporation and Stock Bylaws of Citizens
     First Savings Bank (See Exhibit 2.1 hereto)
4.0  Specimen Stock Certificate of Citizens First Bancorp, Inc.*
5.0  Opinion of Muldoon Murphy & Faucette LLP re: legality
8.0  Opinion of Muldoon Murphy & Faucette LLP re:  Federal Tax Matters
8.1  Opinion of Plante & Moran, LLP re:  State Tax Matters*
10.1 Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.2 Form of Citizens First Savings Bank Employment Agreement *
10.3 Form of Citizens First Bancorp, Inc. Employment Agreement *
10.4 Form of Citizens First Savings Bank Employee Severance Compensation Plan *
10.5 Form of Citizens First Savings Bank Supplemental Executive Retirement Plan *
10.6 Form of Citizens First Savings Bank Change in Control Agreement *
10.7 Form of Citizens First Savings Bank Director's Deferred Fee Agreement
23.1 Consent of Muldoon Murphy & Faucette LLP *
23.2 Consent of Plante & Moran, LLP
23.3 Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1 Powers of Attorney *
27.0 Financial Data Schedule *
99.1 Appraisal Report of Keller & Company, Inc. (P)
99.2 Draft of Citizens First Foundation Gift Instrument *
99.3 Draft Stock Order Form

--------------------------------------

*Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.